Filed pursuant to Rule 424(b)(3)

Registration No. 333-218579

PROSPECTUS SUPPLEMENT NO. 6

Chaparral Energy, Inc.

Up to 20,418,108 Shares of Class A Common Stock

3,505,724 Shares of Class B Common Stock

This prospectus supplement no. 6 (the “Supplement”) supplements information contained in the prospectus dated June 23, 2017 (the “Prospectus”) relating to the resale by selling stockholders of Chaparral Energy, Inc., a Delaware corporation, of an aggregate of up to 20,418,108 shares of our Class A common stock and 3,505,724 shares of our Class B common stock.  Of the shares being offered, 16,772,361 shares of Class A common stock and 3,505,724 shares of Class B common stock are currently issued and outstanding, up to 3,505,724 shares of Class A common stock are issuable upon the conversion of shares of Class B common stock and up to 140,023 shares of Class A common stock are issuable upon exercise by a selling stockholder of its warrants. Except for 154,620 shares of common stock, the selling stockholders acquired all of the shares of common stock covered by the Prospectus in a distribution pursuant to Section 1145 under the United States Bankruptcy Code in connection with our plan of reorganization that became effective on March 21, 2017. The 154,620 shares of common stock were issued and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended. We registered the offer and sale of the shares of common stock to satisfy registration rights we have granted to the selling stockholders.

The shares offered by the Prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

This Supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2017 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this Supplement.

This Supplement is incorporated by reference into, and should be read in conjunction with, the Prospectus. This Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Supplement.

Our Class A common stock is quoted on the OTCQB tier of the OTC Markets Group Inc. under the symbol “CHPE”. Although our Class A common stock is quoted on the OTCQB, there is currently no active public trading market in our Class A common stock as trading and quotations of our Class A common stock have been limited and sporadic. On December 26, 2017, the closing price of our Class A common stock on the OTCQB was $23.80 per share. Our Class B common stock is not listed or quoted on the OTCQB or any other stock exchange or quotation system, and we have not applied for such listing. In the event we were to seek such listing, there is no guarantee that any established securities exchange or quotation system would accept any of our Class B common stock for listing.

Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should carefully consider the information referred to under the heading “Risk Factors” beginning on page 3 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Supplement is December 27, 2017.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Credit Agreement

On December 21, 2017, Chaparral Energy, Inc. (the “Company”) entered into a Tenth Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (collectively, the “Lenders”), which amended, restated and supersedes the Company’s existing Ninth Restated Credit Agreement. The Credit Agreement has a scheduled maturity date of December 21, 2022.

The Credit Agreement provides for a $400,000,000 reserve-based revolving credit facility. The Company’s initial borrowing base under the Credit Agreement has been set at $285,000,000 with available borrowings thereunder of up to $285,000,000 until the first borrowing base redetermination in May 2018. Interest on the revolving loans under the Credit Agreement (the “Loans”) is calculated using London Interbank Offering Rate (“LIBOR”) or the base rate, at the election of the Company, plus, in each case, an applicable margin. The applicable margin for the Loans is determined based on borrowing base utilization and ranges from 2.50% to 3.50% per annum for LIBOR loans and 1.5% to 2.5% per annum for base rate loans. The borrowing base under the Credit Agreement is redetermined semi-annually, in May and November, by the Lenders, in accordance with the Lenders’ customary practices for oil and gas loans.

The Credit Agreement is secured by a lien on substantially all of the Company’s and its subsidiaries’ tangible and intangible assets, including their oil and gas properties. The Loans are guaranteed by the Company’s direct and indirect subsidiaries.

The Credit Agreement contains customary representations, warranties, covenants and events of default, including a change of control event of default and limitations on incurrence of liens, new lines of business, mergers, transactions with affiliates and restrictive agreements. The Credit Agreement also requires maintenance of certain financial covenants, including (a) a ratio of Total Debt to EBITDAX (each as defined in the Credit Agreement) of not more than 4.00 to 1.00, and (b) a ratio of consolidated current assets to consolidated current liabilities of not less than 1.00 to 1.00. During the continuance of an event of default, the Lenders may take a number of actions, including declaring the entire amount then outstanding under the Credit Agreement due and payable.

Certain of the Lenders that are a party to the Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

This description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Asset Purchase Agreements

On December 22, 2017, the Company, through its wholly-owned subsidiary Chaparral Energy, L.L.C. (“Buyer”), entered into a Purchase and Sale Agreement with a private seller (“Seller I”) to acquire oil and gas leases, interests, properties and related assets in Kingfisher County, Oklahoma (“Acquisition I”) for total consideration of approximately $34.7 million in cash, subject to normal and customary closing adjustments (“Purchase Agreement I”). Buyer has made a payment of approximately $3.5 million as an earnest money deposit, which Seller I may receive as liquidated damages, in lieu of seeking specific performance, if Acquisition I fails to close in certain circumstances.  If Acquisition I closes, the earnest money deposit and interest thereon will be credited to Seller I as partial payment of the total consideration.

In a related transaction, on December 22, 2017, the Company, through Buyer, entered into a Purchase and Sale Agreement with another private seller (“Seller II”) to acquire oil and gas leases, interests, properties and related assets in Kingfisher County, Oklahoma (“Acquisition II” and, together with Acquisition I, the “Acquisitions”) for total consideration of approximately $23.8 million in cash, subject to normal and customary closing adjustments (“Purchase Agreement II” and, together with Purchase Agreement I, the “Purchase Agreements”). Buyer has made a payment of approximately $2.4 million as an earnest money deposit which Seller II may receive as liquidated damages, in lieu of seeking specific performance, if Acquisition II fails to close in certain circumstances.  If Acquisition II closes, the earnest money deposit and interest thereon will be credited to Seller II as partial payment of the total consideration.

The Company intends to finance the Acquisitions with borrowings under its credit facility.  The effective date of each of the Purchase Agreements is as of 7:00 a.m. (local time at the site of assets) on January 1, 2018.  Each of the Purchase Agreements contains customary representations and warranties by the parties, and the parties have agreed to customary indemnities and termination provisions.

The consummation of the transactions contemplated by each Purchase Agreement is subject to the satisfaction of customary closing conditions, including, among other things, the material performance or compliance by the parties of their respective obligations, agreements and covenants as set forth in the applicable Purchase Agreement and the accuracy, in all material respects, of their respective representations and warranties as set forth in such Purchase Agreement. The transactions contemplated by the Purchase Agreements are expected to close on or before January 5, 2018, subject to satisfaction of the closing conditions.  Acquisition I is not contingent upon Acquisition II and Acquisition II is not contingent upon Acquisition I.

The description of each of Purchase Agreement I and Purchase Agreement II is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and incorporated by reference herein.  The Purchase Agreements are filed herewith to provide investors with information regarding their terms. It is not intended to provide any other factual information about Seller I, Seller II, Buyer or the Company. In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreements are qualified by information in confidential disclosure schedules provided by Seller I, Seller II and Buyer to each other in connection with the signing of the Purchase Agreements. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreements. Moreover, certain representations, warranties and covenants in the Purchase Agreements were used for the purpose of allocating risk between the parties rather than establishing matters of fact, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors should not rely on the representations, warranties and covenants in the Purchase Agreements as characterizations of the actual statements of fact about Seller I, Seller II, Buyer or the Company.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information regarding the Credit Agreement set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 27, 2017, the Company issued a press release announcing the Company’s entry into the Purchase Agreements and the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In addition, on December 27, 2017, the Company posted a new presentation titled “Bolt-on Acquisition Overview,” under the “Investors– Presentations” section of the Company’s website, www.chaparralenergy.com/investors.  A copy of the presentation is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibits constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, and the Company’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and

Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Purchase and Sale Agreement dated December 22, 2017, by and among Blake Production Company, Inc., Fairway Energy L.L.C., Vernon Resources LLC, ABV Ventures LLC and Chaparral Energy, L.L.C.*
2.2	Purchase and Sale Agreement dated December 22, 2017, by and between BVD INC. and Chaparral Energy, L.L.C.*
10.1	Tenth Restated Credit Agreement dated as of December 21, 2017, among Chaparral Energy, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.
99.1	Press Release of Chaparral Energy, Inc. dated December 27, 2017.
99.2	Presentation of Chaparral Energy, Inc.

* The schedules and exhibits to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Chaparral Energy, Inc. will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 27, 2017

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President

Exhibit 2.1

PURCHASE AND SALE AGREEMENT

a.This PURCHASE AND SALE AGREEMENT (“Agreement”), dated as of the 22nd day of December, 2017 (“Execution Date”), by and among Blake Production Company, Inc., a Texas corporation, Fairway Energy L.L.C., a Oklahoma limited liability company, Vernon Resources LLC, a Oklahoma  limited liability company, and ABV Ventures LLC, a Oklahoma limited liability company (each individually and all collectively referred to herein as “Seller”) and Chaparral Energy, L.L.C., an Oklahoma limited liability company, whose address is 701 Cedar Lake Boulevard, Oklahoma City, Oklahoma 73114 (“Buyer”). Seller and Buyer are sometimes collectively referred to in this Agreement as the “Parties” or individually as a “Party”.

RECITALS

b.WHEREAS, Seller is willing to sell and deliver to Buyer, and Buyer is willing to purchase and receive from Seller, the Assets (as defined below) upon the terms and conditions set forth in this Agreement.

c.NOW, THEREFORE, for and in consideration of the mutual promises of the Parties contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

Agreement to Sell and Buy.  Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase and receive from Seller, the Assets except the Excluded Assets (defined below).

Assets.  The “Assets” means the following, except for the Excluded Assets:

a.all of Seller’s right, title, and interest in and to all oil, gas, and/or mineral leases, including renewals and extensions thereof, and associated leasehold rights covered thereby, described in the attached Exhibit A, to the extent, and only to the extent, such leases cover the depths described on Exhibit A (the “Leases”), together with any and all other rights of Seller in and to all leasehold estates and interests created thereby and the lands covered by the Leases or included in units with which the Leases may have been pooled, unitized or communitized (the “Lands”);

b.all of Seller’s right, title and interest in and to the fee simple surface interests in and to the Lands described on Exhibit B (the “Fee Interests”);

c.Seller’s rights and obligations, to the extent applicable, transferable, and solely to the extent pertaining to the interests described in items (a) and (b) above, in and to all existing and effective operating agreements, unitization and/or pooling agreements, contractual and/or beneficial interests, permits, rights of way, surface damage agreements and other surface rights, easements, licenses, options, orders, and other contracts, agreements and instruments, in each case, relating to the Leases and Fee Interests, including, but not limited to, those contracts and agreements described on the attached Exhibit C (collectively, the “Contracts”) with the understanding that as a part of closing these Contracts will be assigned to the Buyer;

d.all hydrocarbons in, on or under or that may be produced from or attributable to the interests described in items (a) and (b) above after the Effective Time; and

e.copies of all records directly attributable to the Leases, Fee Interests, and Contracts, to the extent in the custody or control of the Seller, whether tangible or intangible, whether physically or electronically stored, including copies of all Leases, Contracts, and other related agreements, ownership reports and related files, to be made at Buyer’s expense and delivered at Closing or as otherwise arranged by the Parties (the “Records”). The Records include intellectual property of Seller only to the extent it is in tangible form and directly pertains to the Assets.  Otherwise, the “Records” do not include the following: (i) intellectual property of Seller, including all mental impressions, to the extent such intellectual property is not directly attributable to the Assets, (ii) all tax records of Seller other than those specifically pertaining to ad valorem taxes or severance taxes assessed against the Assets, and (iii) all other records, data and information that are not directly attributable to the Assets excludes (the “Excluded Records”).

Excluded Assets.  Seller excepts from this sale and reserves to itself (a) all right, title and interest of Seller in and to the Leases insofar, and only insofar, as such Leases cover depths not described on Exhibit A, and any wells drilled to such excluded depths and any production therefrom, (b) the properties, contracts and interests specifically described on the attached Exhibit D, and  (c) the Excluded Records.

4.Buyer's Due Diligence.  Buyer may commence its due diligence inspection of the Assets and all Records in the possession or control of Seller (including all title and contract files including, without limitation, abstracts, copies of the Leases, copies of the Contracts, copies of paid drafts and/or checks, lease purchase reports, title checks including run sheets or take offs, and any other pertinent documents or information related to the Leases) immediately upon the execution of this Agreement.  Buyer agrees that its use of any of the files and records referenced in this Section 3 shall be at its sole risk and liability.

5.Effective Time.  The purchase and sale of the Assets shall be effective as of  January 1, 2018 at 7:00 a.m. local time at the site of the Assets (the “Effective Time”).

6.Purchase Price.  The purchase price for the Assets shall be Thirty-Four Million, Seven Hundred Twelve Thousand, Six Hundred Seventy and 91/100 Dollars ($34,712,670.91), in the respective proportions set forth on Annex I, payable by Buyer to accounts designated in writing by Seller at Closing by wire transfer of immediately available funds, and subject to adjustments as set forth below (the “Purchase Price”).

a.Settlement Statement; Adjustments to Purchase Price.  Not less than three (3) business days prior to the Closing Date, Seller shall submit a “Settlement Statement” to Buyer for Buyer’s comment and approval. The Settlement Statement shall set forth the adjusted Purchase Price, reflecting (1) each Title Defect, preferential purchase right, or failed consent or maintenance of uniform interest adjustment pursuant to Section 9, (2) the addition of further oil and gas leases or other oil and gas interests to the Assets pursuant to Section 9 as agreed by the Parties, (3) each adjustment for an Environmental Defect pursuant to Section 10, and (4) any other adjustments mutually agreed upon by the Parties as of the date the Settlement Statement is delivered to Buyer. Within two (2) business days of receipt of the Settlement Statement, Buyer has the right, but not the obligation, to deliver to Seller a written report containing any proposed changes to the Settlement Statement and an explanation of the proposed changes.  The Settlement Statement, as agreed upon by the Parties, will be used to adjust the Purchase Price at Closing (the Purchase Price, as adjusted by the Parties, hereinafter the “Closing Amount”).  If the Parties cannot agree on the Settlement Statement prior to Closing, the adjusted price in the Settlement Statement as prepared by Seller will be deemed to be the Closing Amount at Closing, and either Party may submit such dispute to the Accounting Referee in accordance with Section 17(j) below.

b.Earnest Money. Under the terms of that certain Exclusive Option Agreement by and among the Parties dated as of November 16, 2017 (the “Option Agreement”), Buyer has paid earnest money in the amount of $3,471,267 to Chicago Title Oklahoma (the “Escrow Agent”), which amount is being held by Escrow Agent in accordance with the terms of that certain Escrow Agreement executed by and among the Parties and Escrow Agrent on November 16, 2017 (the “Escrow Agreement”).  The Parties acknowledge and agree that, upon the execution and delivery of this Agreement, Buyer has fully performed its obligations under the Option Agreement, and all rights and remedies of Seller with respect to any funds deposited by Buyer in connection with the Option Agreement, and any interest earned thereon, shall serve and be considered as the performance deposit hereunder (the “Earnest Money”), and shall be governed by the terms and conditions of this Agreement. In the event the transaction contemplated hereby is consummated in accordance with the terms hereof, the Earnest Money will be applied to the Purchase Price to be paid by Buyer at the Closing. If the parties fail to consummate the transaction contemplated herein, the Earnest Money shall be disbursed in accordance with Section 12 below. THE PARTIES HEREBY ACKNOWLEDGE THAT THE EXTENT OF DAMAGES TO SELLER OCCASIONED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN AND THAT THE AMOUNT OF THE EARNEST MONEY IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES AND DOES NOT CONSTITUTE A PENALTY, AND THAT THE EARNEST MONEY IS SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER THEREFOR.

c.Purchase Price Allocations.  Seller and Buyer recognize and agree that,  for federal tax reporting requirements, Section 1060 of the Internal Revenue Code of 1986, as amended (the “IRC” or “Code”), and the regulations thereunder, apply to the transaction contemplated by this Agreement.  Except as otherwise required by the IRC and regulations thereunder or other Applicable Laws, Seller and Buyer agree  that for federal tax reporting purposes, the Purchase Price shall be allocated among the Assets in a manner that conforms to Section 1060 of the Code as set forth in Annex I, and such allocation shall be used by both Seller and Buyer in preparing and timely filing Internal Revenue Service Form 8594 (“Form 8594”) pursuant to the regulations under Section 1060.  Seller and Buyer further agree not to assert, in connection with any tax return, tax audit, or similar proceeding, any allocation of the Purchase Price that differs from that set forth in Annex I to this Agreement unless required to do so to in good faith to resolve a disputed position with a taxing authority involving such allocation, in which case such party shall provide reasonable written notice to the other party of such change.  Upon any adjustment of the Purchase Price following the execution of this Agreement, Seller and Buyer shall adjust the allocations reflected in Annex I accordingly and report such adjustments in conformity with Section 1060 and the regulations thereunder.

7.Representations and Warranties.

a.By Seller.  Each Seller, jointly and severally, represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

i.Authorization; Enforceability; Organization. The execution and delivery of this Agreement, and the performance hereunder, are duly and validly authorized by all requisite action on the part of Seller.  Seller has full power and authority to carry on its business as presently conducted, to enter into this Agreement, to sell the Assets on the terms described herein and to perform its other obligations under this Agreement.  The consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of Seller’s charter, by-laws or governing documents or any material agreement or instrument to which it is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to Seller.  This Agreement, and all documents and instruments required hereunder to be executed and delivered by Seller at Closing, will constitute legal, valid, binding and effective obligations of Seller enforceable against Seller in accordance with their respective terms, except as limited by bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles.  Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation and is duly qualified to do business in the State of Oklahoma.

ii.Taxes.  All property, production, severance, ad valorem, excise, and similar taxes and assessments based on or measured by the ownership of the Assets, the production of hydrocarbons from the Assets, or the receipt of proceeds of production from the Assets, that have become due and payable by Seller have been properly paid by Seller, and all tax returns related to such taxes have been properly, accurately and completely prepared and timely filed in all material respects.  There are no Title Defects for unpaid taxes (including any interest, fine, or penalty) on the Assets, other than statutory liens for current taxes not yet due.  None of the Assets are subject to any tax partnerships for federal, state or local tax purposes.   Seller has timely filed, or will timely file when due, all federal, state, and other reports or returns, if any, required to be filed by Seller in connection with its ownership of the Assets and the production of income therefrom and such returns are accurate and complete in all material respects.  Seller is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Code.  Seller has not received written notice of any pending claim against it (which remains outstanding) from any applicable governmental authority for assessment of Taxes with respect to the Assets, and no such claim has been threatened.  No claim has ever been made by an authority in a jurisdiction where Seller does not file tax returns that it is or may be subject to taxation in that jurisdiction as a result of holding the Assets.  No audit, administrative, judicial or other proceeding with respect to taxes with respect to the  Assets has been commenced or is presently pending.  The Subject Assets have been properly listed on the applicable property tax rolls.

iii.Brokers’ Fees.  Seller has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility.

iv.Pending Claims and Litigation.  Except as set forth on Schedule 7.iv., there are no suits, actions or other legal, administrative, or arbitration proceedings that are pending or, to Seller’s knowledge, threatened in writing, against Seller or any of such Assets, that would, if determined adversely to Seller, (a) result in the material impairment or loss of Seller’s title to the relevant Assets, (b) materially hinder or impede the operation of all or any material portion of any Asset, or (c) that would, if determined adversely to the Parties, restrain, prohibit, or impose damages on Buyer or Seller with respect to, or otherwise materially impair Seller’s ability to consummate, the transactions contemplated by this Agreement.  Further, except as set forth on Schedule 7.iv., Seller is not currently an applicant nor a respondent in any spacing, increased density or pooling applications now pending before the Oklahoma Corporation Commission (“OCC”).

v.Violations.  To the best of Seller’s knowledge, neither Seller nor any of the Assets is in material violation of any laws, statutes, regulations or orders applicable to any of its Assets or the operation thereof.

vi.Material Contracts.  To the best of Seller’s knowledge, Exhibit C contains a true and complete list of all Contracts (except the Leases and assignments) that exist as of the date of this Agreement and will be binding on Buyer or any of the Assets following Closing.  Except as set forth on Exhibit C, each Contract is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, and, to Seller’s knowledge, enforceable against each other party thereto in accordance with its terms, subject, in each case, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors.  Except as set forth on Exhibit C, to Seller’s Knowledge, no event has occurred that would, with the passage of time, compliance with any applicable notice requirements, or both, constitute a material breach, violation, or default by Seller or any other party thereto, under any of the Contracts.

vii.Leases.  Seller, as the owner of the Leases, is not currently obligated to participate in the drilling of a new well nor has it made or received a proposal to drill a new well nor are there any obligations to drill an offset well and, to the best of Seller’s knowledge, other than set forth in the Leases, there are no agreements that adversely effect the rights of ingress and egress to explore for and produce oil, gas and other hydrocarbons.

viii.Liens.  Except for the Permitted Encumbrances (as defined below) and the liens listed on Schedule 7.viii., there are no liens on any of the Assets.  At Closing, Seller’s interest in the Assets will be free and clear of all liens, claims, security interests, mortgages, encumbrances, and charges arising by, through, or under such Seller, including those listed on Schedule 7.viii.

ix.Environmental.

A.

With respect to the Assets, Seller has not entered into any agreements, consents, orders, decrees, judgments, license or permit conditions, or other directives of any Governmental Authority that are in existence as of the Execution Date based on any Applicable Environmental Laws (as defined below) and that relate to the future use of any of the Assets and that require any change in the present conditions of any of the Assets, and Seller is not subject to any agreements, consents, orders, decrees, judgments, license or permit conditions, or other directives of any Governmental Authority that are in existence as of the Execution Date based on any Applicable Environmental Laws (as defined below) and that relate to the future use of any of the Assets and that require any change in the present conditions of any of the Assets. “Applicable Environmental Laws” shall mean all federal, state or local laws, rules, orders, or regulations pertaining to the protection of the  environment or human health and safety, including those relating to waste materials and/or hazardous substances.  “Governmental Authority” means any federal, state, local, municipal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power; and any court or governmental tribunal, including any tribal authority having jurisdiction.

B.

Except as set forth in Schedule 7.ix.B., as of the Execution Date, such Seller has not, received written notice from any person of any release or disposal of any hazardous substance concerning any land, facility, asset, or property included in or affecting any portion of the Assets that:  (1) interferes with or prevents compliance by such Seller with any Applicable Environmental Laws or the terms of any license or permit issued pursuant thereto; or (2) gives rise to or results in any common law or other liability of such Seller to any person.

C.	All written notices from and to Governmental Authorities, and all reports and studies prepared by third parties, (in each case) specifically addressing environmental matters related to such Seller’s ownership or operation of the Assets that are in such Seller’s possession have been made available to Buyer.

x.AMIs, Dedications. Except as set forth on Schedule 7.x., no Asset is subject to (or has related to it) any area of mutual interest agreements, farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Time, dedications of acreage, or other similar restriction on assignment or the manner in which the owner of the Assets is permitted to conduct business.

xi.Warranty Disclaimers; “As Is, Where Is”.  Except (A) for a special warranty of title that will be included on all instruments executed by Seller to transfer title of the Assets to the Buyer, and (B) all representations and warranties made by the Seller in this Agreement, Seller makes no representations or warranties, express or implied, in connection with the Assets.  To the extent required by Applicable Law to be operative, the disclaimers of certain warranties contained in this Section 7 are “conspicuous disclaimers” for purposes of any Applicable Law.  EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN THE ASSIGNMENT AND DEED, BUYER AGREES THAT SELLER IS CONVEYING THE ASSETS WITHOUT REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED AT COMMON LAW, BY STATUTE, OR OTHERWISE (ALL OF WHICH SELLER HEREBY DISCLAIMS), RELATING TO (i) TITLE, (ii) OPERATING CONDITION, (iii) MERCHANTABILITY, DESIGN, OR QUALITY, (iv) FITNESS FOR ANY PARTICULAR PURPOSE, OR (v) ABSENCE OF LATENT DEFECTS.

xii.Knowledge.  As used in this Agreement, words “to Seller’s knowledge,” “to the knowledge of Seller,” or other words of similar import mean that the statement so qualified is true to the actual knowledge of either the senior executive officers of Seller, or Seller’s operational personnel in managerial roles relating to the Assets, in each case after due inquiry and investigation by such officers or personnel, as applicable.

b.By Buyer.  Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

i.Authorization.  Buyer represents that the execution and delivery of this Agreement, and the performance hereunder, are duly and validly authorized by all requisite action on the part of the Buyer.  Buyer has full power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Assets on the terms described herein and to perform its other obligations under this Agreement.  The consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of Buyer’s charter, by-laws or governing documents or any material agreement or instrument to which it is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to Buyer.  This Agreement, and all documents and instruments required hereunder to be executed and delivered by Buyer at Closing, will constitute legal, valid, binding and effective obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as limited by bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles.

ii.Brokers’ Fees.  Buyer has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility.

iii.Independent Evaluation and Non-Reliance.  Buyer is knowledgeable about the oil and gas business and aware of its risks, and has retained and taken advice concerning the Assets and the transactions contemplated herein from attorneys, advisors, and consultants that are knowledgeable about the oil and gas business and the applicable laws to the Assets, and the transactions contemplated herein.  Buyer has been, or prior to the Closing will be, afforded a reasonable and appropriate opportunity to examine the Leases, Contracts and Records and all other documents and materials reasonably requested by Buyer or its authorized representatives or advisors with respect to the Assets.  In entering into this Agreement, Buyer acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation, and investigation of, and judgment with respect to, the business, economic, legal, tax, environmental, and other consequences of the contemplated transactions, including its own estimate and appraisal of the extent and value of the hydrocarbon and other reserves attributable to the Assets and the prices that may be received for hydrocarbons produced from the Assets.  Without limiting the foregoing, Seller has made no representations or warranties, other than as set forth herein, with respect to  the value of the Assets or reserves, the financial condition, physical condition, environmental conditions, liabilities, operations, business, or prospects of the Assets, the ability to develop the Assets, to obtain any permits required to develop the Assets, or to sell any hydrocarbons attributable to production from the Assets, or of any projections as to events that could or could not occur.

iv.Securities Laws. Buyer has such knowledge, sophistication, and experience in business and financial matters and in the ownership and operation of oil and gas properties and assets that Buyer is capable of evaluating the merits and risks of the acquisition of the Assets, and has so evaluated the merits and risks of such acquisition.  Buyer is able to bear the economic risk of its acquisition of the Assets.  The Assets are being acquired by Buyer for Buyer’s own account for the purpose of investment or consumption and not with a view to reselling or distributing the Assets in violation of any registration or qualification requirements of any securities Laws.  Buyer understands and acknowledges that neither the United States Securities and Exchange Commission nor any federal, state or foreign agency has passed upon the Assets or made any finding or determination as to the fairness of an investment in the Assets or the accuracy or adequacy of the disclosures made to Buyer.

v.Financial Resources.  Buyer will, at the Closing, have the financial resources necessary to close the contemplated transactions and perform all obligations of Buyer under this Agreement.

8.Covenants.  Seller and Buyer by covenant agree to perform the following:

a.Conduct of Business.  From and after the Execution Date and until Closing, the Seller will continueto operate the Assets in the ordinary course of business and Seller shall not convey, encumber, abandon, relinquish or otherwise dispose  of any part of the Assets.  Further, Seller will not propose, agree to participate, nor commence operations to drill a new well on the Lands.  If Seller receives a proposal from a third party to participate in the drilling of a new well, Seller will immediately notify Buyer in writing and Seller and Buyer will jointly make a decision as to whether or not to participate in any proposed new well.

b.Consents and Waivers.  From and after the Execution Date, Seller will use reasonable efforts to obtain all consents, waivers, and approvals that may be required of it in order to consummate the transactions contemplated by this Agreement.

c.OCC Matters.  Seller will promptly provide Buyer with copies of all Notices, applications and all other pleadings filed at the OCC that relate to and/or pertain to the Assets to the extent such documents and records are in Seller’s possession or are subsequently received by the Seller.  From and after the execution of this Agreement, Buyer will be entitled to consult with Seller as to all decisions and elections related to all such OCC filings.

9.Title Matters.  The term “Marketable Title” to the Assets means such defensible title of each Seller as of the Defect Date (subject to the delivery of the ORRI Conveyance, as such term is defined below) and Closing Date that, (i) subject to and except for the Permitted Encumbrances, (A) entitles such Seller to (x) not less than the aggregate number of net acres listed in Annex I for such Seller under the column titled “Net Acres,” (y) not less than an eighty (80%) net revenue interest throughout the productive life of each of the Leases and (z) not less than 100% of the depths listed in Exhibit A throughout the productive life of each of the Leases; (B) the Leases are not subject to any liens, encumbrances, obligations, or defects except for Permitted Encumbrances and those described on Schedule 7.viii and (ii) at Closing, all consents to assignment of any Lease or other Asset have been obtained, where a failure to obtain such consent would render the assignment of some or all of such Lease or other Asset void or voidable, give rise to a claim for specified liquidated damages, or cause the termination of the Lease or other Asset to be assigned as a result of a failure to obtain that consent; (C) as to each Lease, waivers of all preferential rights to purchase applicable to such Lease have been waived or are deemed to be waived; (D)  as to each Lease, is either within its primary or has been extended into its secondary term as a result of production in paying quantities from a well timely commenced within the primary term of each Lease and completed in a prudent manner; and (E) as to each Lease, all royalty, delay rental and shut-in payments, if any, due in accordance with the terms of each Lease have been timely paid.  A “Title Defect” means any matter that would cause any Seller to not have Marketable Title to any Lease.

a.Permitted Encumbrances. The following shall be “Permitted Encumbrances” and shall not constitute Title Defects:

i.

all rights to consent by, required notices to, filings with, or other actions by, governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are customarily obtained subsequent to the sale or conveyance;

ii.

all rights vested in or reserved to any governmental, statutory, or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules, and orders of Governmental Authority in effect as of the Effective Time;

iii.

royalties, overriding royalties, production payments, and other burdens on production from the Assets appearing of record to the extent accounted for in the determination of, and which do not reduce the net revenue interest for any of the Assets below that set out in Exhibit A with respect to such Asset

iv.

preferential rights to purchase with respect to which, prior to the Closing, (a) waivers are obtained from the appropriate Parties; or (b) the appropriate time for asserting such rights has expired without an exercise of such rights;

v.	failure to comply with maintenance of uniform interest provisions under any applicable joint operating agreement;

vi.	required consents to assignment with respect to which, prior to the Defect Date,

consents are obtained from the appropriate Parties;

vii.

easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations which do not and will not (a) reduce the net revenue interest for any of the Assets below 80% with respect to such Lease or (b) materially interfere with or materially detract from the operation, value, or use of the Assets by Buyer;

viii.

the Contracts and all obligations thereunder which do not and will not (a) reduce the net revenue interest for any of the Assets below 80% with respect to such Lease, or (b) materially interfere with or materially detract from the operation, value, or use of the Assets by Buyer, or (c) require consent to assign in connection with the transactions contemplated hereby or if consent is required such consent is obtained prior to Closing; and

viii.	defects arising out of the lack of a survey, unless a survey is required by applicable law.

b.Notice of Defective Interest.  Buyer shall deliver to Seller a written notice of Title Defects (“Title Defect Notice”) on or before the date that is two (2) business days after the execution and delivery of this Agreement (“Defect Date”) at 5:00 p.m. Central time in a manner set forth in the notice provision herein; provided, however, Buyer shall notify Seller of any Title Defect it discovers as soon as reasonably practicable after its discovery.  Such Title Defect Notice shall include a reasonable description of and documentation supporting the claimed basis for the Title Defect, including copies of relevant portions of any ownership report or title opinion, and the claimed value of the Title Defect and associated computations.  If Buyer does not deliver a timely Title Defect Notice relating to a particular Lease, no adjustment shall be made for Title Defects for such Lease and the Parties shall proceed to Closing.  A Lease for which Buyer properly and timely asserts a Title Defect Notice is a “Title Defect Property”.

c.Remedies for Title Defects.  For any Title Defect properly and timely asserted by Buyer, Seller shall either (i) cure the Title Defect before Closing to Buyer’s reasonable satisfaction, or (ii) reduce the Purchase Price by the calculated value of the Title Defect (a “Title Defect Adjustment”); provided that, other than pursuant to Section 9(d)(iv) below, if the Title Defect Adjustment for any Title Defect Property exceeds 50% of the value allocated to such Asset, such allocated value to be obtained by multiplying the number of net acres comprising such Asset by the price per net acre set forth for such Seller on Annex I (the “Allocated Value”), Buyer may elect to remove the affected Asset from the transaction contemplated herein and the Purchase Price shall be reduced by the Allocated Value thereof.  If any Title Defect Property is so removed, the applicable Seller shall have the option to attempt to cure any Title Defect within sixty (60) days after Closing, and in the event the defect is cured to Buyer’s reasonable satisfaction within the said sixty (60) day period, the relevant Asset shall be assigned to Buyer via an instrument in the form attached as Exhibit E or Exhibit F, as applicable, and Buyer shall pay to Seller the Allocated Value of the Asset.

d.Title Defect Adjustments.   Title Defect Adjustments shall be determined as follows:

iIf, because of a Title Defect, title to one or more Title Defect Properties fails completely with the effect that the applicable Seller has no ownership interest in the relevant Asset, the adjustment to the Purchase Price attributable to such Title Defect shall be the Allocated Value of the affected Assets.

iiIf the Title Defect consists of a lien, encumbrance, or other charge upon the Title Defect Property which is undisputed and liquidated in amount, the adjustment to the Purchase Price attributable to such Title Defect shall be the amount necessary to pay the obligee to remove such Title Defect, not to exceed the Allocated Value of such Asset.

iiiIf the applicable Seller’s actual net revenue interest in all or a portion of the Assets to be conveyed by such Seller is less than eighty percent (80%) after giving effect to the Conveyance of ORRI, the adjustment to the Purchase Price attributable to such Title Defect shall be an amount equal to (A) the ratio of (x) the difference obtained by subtracting the actual net revenue interest for such Leases from eighty percent (80%), to (y) eighty percent (80%), (B) multiplied by the Allocated Value of such Asset.

iv.If the applicable Seller’s actual net acres in the Assets, as a whole, is less than the net acres set forth for such Seller on Annex I, the adjustment to the Purchase Price attributable to such Title Defect shall be an amount equal to the product obtained by multiplying the net acre deficiency by the price per net acre set forth for such Seller on Annex I.

vIf the applicable Seller does not own the depths specified on Exhibit A in a Lease as of the Effective Time throughout its productive life, the adjustment to the Purchase Price attributed to such Title Defect shall be the Allocated Value for such Lease.

If the Parties hereto are unable to agree on the amount of Title Defect Adjustment pursuant to this Section, then the determination of the existence and associated value related thereto shall be determined by the Title Referee pursuant to Section 17(j). For the sake of clarity, the Title Defect Adjustment for any Title Defect that does not affect the title of each Seller, shall apply only to the proportionate share of the Purchase Price payable to such Seller.

e.Threshold.  Notwithstanding anything to the contrary, in no event shall there be any adjustments to the Purchase Price or other remedies provided by any Seller for any Title Defect unless such Title Defect exceeds Ten Thousand Dollars ($10,000.00) (the “Defect Threshold”). For each Title Defect which exceeds the Defect Threshold, Buyer shall be entitled to an adjustment to the Purchase Price for the full amount of such Title Defect.

f.Preferential Purchase Rights.  If a Lease is subject to a preferential right to purchase, right of first refusal, right of first offer, or similar right that is exercised prior to the Closing, Seller shall be deemed to have suffered a complete failure of title with respect to the affected Lease, such Lease shall be excluded from the Assets conveyed to Buyer at the Closing, the Purchase Price shall be reduced by an amount equal to the full Allocated Value of the affected Lease, and Seller shall be entitled to retain all proceeds paid for the affected Lease by the person exercising such preferential right to purchase or similar right.  For any Lease burdened by a preferential right to purchase or similar right which has not been exercised as of the Closing Date, but for which the time period for exercise has not expired (and the applicable right has not been waived by the holder thereof), such Lease shall be withheld from the Assets sold to Buyer at Closing, and the Purchase Price shall be reduced by the Allocated Value of such Lease.  If any such preferential right to purchase or similar right is ultimately either waived or the time period for exercise relative thereto expires without the holder exercising such right, Buyer shall, within ten (10) business days of such waiver or expiry, pay to Seller the Allocated Value and Seller shall convey such Lease to Buyer using an Assignment in the form of Exhibit E attached hereto.

g.Consents to Assignment.  If any Asset is subject to the consent of a third party in order to assign such Asset to Buyer, and failure to obtain such consent would render the assignment of some or all of the Asset void or voidable, give rise to a claim for specified liquidated damages, or cause the termination of the Asset to be assigned, then such Asset, together with all other Assets to which the failed consent relates, shall be removed from the Assets sold to Buyer at Closing, and the Purchase Price shall be reduced by the Allocated Value of such removed Assets.  If any such required consent or similar right is the date that is sixty (60) days after Closing, Buyer shall, within ten (10) business days of such consent, pay to Seller the Allocated Value and Seller shall convey such Lease to Buyer using an Assignment in the form of Exhibit E attached hereto.

h.Exclusive Remedy.  Except with respect to the special warranty contained in the Assignment, the remedies provided in this Section 9 are the exclusive remedies available to Buyer for Title Defects.  In no event shall total adjustment related to Title Defects include duplicative costs or losses included in another Title Defect Adjustment hereunder, or exceed the Allocated Value of such Asset.

10.Environmental Matters.

a.Environmental Defects. Seller shall give Buyer physical access to the Assets for the purpose of inspecting same at all reasonable times before the Closing Date.  If Buyer determines there is an environmental Condition that gives rise (or could give rise) to an allegation of non-compliance or violation of Applicable Environmental Laws or otherwise decreases the value of an Asset (an “Environmental Defect”), Buyer shall deliver notice of the Environmental Defect to Seller on or before the Closing. For purposes of this Agreement, “Condition” means any fact, circumstance, status, condition or defect (1) resulting in or arising from a failure to comply with Applicable Environmental Laws or (2) which requires, or with the passage of time will require, investigation, removal, cleanup, remediation, restoration or corrective actions in accordance with Applicable Environmental Laws. Provided, however, Buyer shall notify Seller of any Environmental Defect it discovers as soon as reasonably practicable after its discovery. The Purchase Price shall be reduced with respect to each Asset affected by an Environmental Defect, without duplication, in an amount equal to the sum required to cure such Environmental Defect, unless Seller, at its sole cost and expense, elects to cure such Environmental Defect.  Buyer or Seller may elect to exclude from the Assets any Asset for which an Environmental Defect affects more than fifty percent (50%) of the Allocated Value for such Asset. If Buyer does not deliver a timely and valid notice in accordance with this section, Buyer’s rights for the Environmental Defect to be claimed will be deemed waived.

Notwithstanding anything to the contrary, in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any Environmental Defect unless such Environmental Defect exceeds the Defect Threshold. For each Environmental Defect which exceeds the Defect Threshold, Buyer shall be entitled to an adjustment to the Purchase Price for the full amount of such Environmental Defect.

11.Closing.  The closing of the transaction contemplated by this Agreement (the “Closing” or “Closing Date”) shall be held on or before January 5, 2018 at Seller’s offices, or such other location as the Parties may agree, at 10:00 a.m.  At Closing, the following events shall occur, each being deemed to have occurred simultaneously with the others:

a.Assignment.  Subject to other terms and conditions herein, Seller shall execute and acknowledge, and Seller shall deliver to Buyer, an original of the Assignment, Bill of Sale and Conveyance in substantially the form attached hereto as Exhibit E (the “Assignment”), together with a complete Exhibit A attached, and sufficient counterparts of the Assignment to enable the recording of a counterpart of the Assignment in each of the counties where the Leases are located.

b.Deed.  Subject to other terms and conditions herein, Seller shall execute and acknowledge, and Seller shall deliver to Buyer, an original of the Deed in substantially the form attached hereto as Exhibit F (the “Deed”), together with a complete Exhibit B attached, and sufficient counterparts of the Deed to enable the recording of a counterpart of the Deed in each of the counties where the Fee Interests are located.

c.Other Instruments. In addition, Seller shall deliver to Buyer such other assignments necessary to transfer the Assets to Buyer, including any conveyances on official forms and related documentation necessary to transfer the Assets to Buyer in accordance with requirements of governmental regulations.

d.Settlement Statement.  Seller and Buyer shall execute and deliver the Settlement Statement setting out the Closing Amount.

e.Lien Releases.  Seller shall deliver to Buyer recordable copies of all lien releases necessary and sufficient, in the reasonable business judgement of Buyer, to deliver the Assets in accordance with Section 7.viii.

f.Purchase Price.  Buyer shall deliver to Seller the Closing Amount, less the Earnest Money, by wire transfer of immediately available funds to an account designated by Seller at Closing.

g.Earnest Money. Buyer and Seller shall execute and deliver joint written instructions to the Escrow Agent for the disbursement of the Earnest Money to Seller, in accordance with the terms of the Escrow Agreement.

h.Cooperation Agreement. Buyer and Seller shall execute and deliver a Cooperation Agreement in the form attached hereto as Exhibit G.

i. Non-Foreign Affidavit. Seller shall deliver an executed statement described in Treasury Regulation §1.1445-2(b)(2) substantially in the form of Exhibit H, certifying that it is not a foreign person within the meaning of the Code.

j.Closing Certificates. Each Party shall each execute and deliver to the other Party an officer’s certificate, dated as of the Closing Date substantially in the form of Exhibit I.

k. Conveyance of ORRI. Each Party shall execute and deliver to the other Party an executed and acknowledged counterpart of conveyance of overriding royalty interest, which shall be in substantially the form attached hereto as Exhibit J (the “Conveyance of ORRI”), which shall be filed for record in the appropriate real property records immediately following the Assignment.

12.Termination.

a.Written Notice.  Either Party may terminate this Agreement by written notice to the other Party if Closing has not occurred by February 15, 2018, as such date may be extended hereunder or by mutual agreement of the Parties.

b.Certain Purchase Price Adjustments.  Either Party may terminate this Agreement in the event the sum of: (i) the aggregate reduction to the Purchase Price for all Environmental Defects (not cured in accordance with Section 10 below prior to Closing), (ii) all Title Defect Adjustments, (iii) all adjustments to the Purchase Price under Section 9(f), and (iv) all adjustments to the Purchase Price under Section 9(g), exceeds twenty percent (20%) of the Purchase Price.

c.Buyer’s Failure.  Seller may terminate this Agreement if Closing has failed to occur as of the Closing Date as a result of:

i.the failure of each of the representations and warranties of Buyer set forth in Section 8 to be true and correct in all material respects on and as of the Closing Date (and in all respects in the case of representations and warranties qualified by materiality) with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date); or

the failure of Buyer to materially perform or comply with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Buyer is required prior to or at the Closing Date;

provided, however, that if any such breach or failure is curable, Seller may not terminate this Agreement unless and until Buyer fails to cure such breach or failure within five (5) days of written notice by Seller.

d.Seller’s Failure.  Buyer may terminate this Agreement if Closing has failed to occur as of the Closing Date as a result of:

the failure of each of the representations and warranties of Seller set forth in Section 7 to be true and correct in all material respects on and as of the Closing Date (and in all respects in the case of representations and warranties qualified by materiality) with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date); or

the failure of Seller to materially perform or comply with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Seller is required prior to or at the Closing Date;

provided, however, that if any such breach or failure is curable, Buyer may not terminate this Agreement unless and until Seller fails to cure such breach or failure within five (5) days of written notice by Buyer.

Litigation.   Either Party may terminate this Agreement if a material suit, action or other proceeding by any third party shall be pending before any Governmental Authority (a) seeking to restrain, prohibit, enjoin or declare illegal, or (b) seeking substantial damages in connection with, the transactions contemplated by this Agreement.

In the event that this Agreement is terminated in accordance with Section 12(c) above, and Seller is not at such time in material breach of this Agreement, then as Seller’s sole and exclusive remedy, the Parties shall execute and deliver joint written instructions to the Escrow Agent for the disbursement of the

Earnest Money to Seller, in accordance with the terms of the Escrow Agreement. If this Agreement is terminated for any other reason, then the Parties shall execute and deliver joint written instructions to the Escrow Agent for the disbursement of the Earnest Money to Buyer, in accordance with the terms of the Escrow Agreement, in which event Buyer shall retain all rights and remedies at equity or in law, including, without limitation, the right to seek specific performance.

d.13.Taxes

a.Liability for Taxes.  All taxes, including ad valorem, property, production, excise, net proceeds, severance and other similar obligations assessed against the Assets or based on or measured by the ownership of the Assets or production therefrom (“Taxes”) shall be allocated between Seller and Buyer in the following manner: Seller shall be allocated and bear all Taxes attributable to (A) any Tax period ending prior to the Effective Time and (B) the portion of any Straddle Period ending immediately prior to the Effective Time.  Buyer shall be allocated and bear all Taxes attributable to (x) any Tax period beginning at or after the Effective Time and (y) the portion of any Straddle Period beginning at the Effective Time.  For purposes of determining the allocations described in the preceding sentence, (A) Taxes that are attributable to the severance or production of hydrocarbons shall be allocated to the period in which the severance or production giving rise to such taxes occurred, (B) Taxes that are based upon or related to income or receipts or imposed on a transactional basis (other than such taxes described in clause (A) or (C)), shall be allocated to the period in which the transaction giving rise to such Taxes occurred, and (C) Taxes that are ad valorem, property or other Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand.  For purposes of this Agreement, “Straddle Period” means any Tax period beginning before and ending after the Effective Time.  For the avoidance of doubt, Seller and Buyer each shall be liable for its own income, franchise, or similar taxes.

b.Transfer  Taxes.     It  is  the  reasonable  anticipation  of  the  parties  that  the transactions to occur pursuant to this Agreement, including the transfer of the Assets, shall not give rise to any transfer, documentary, sales, use, stamp, registration and other similar taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement (the “Transfer Taxes”), but to the extent there are any Transfer Taxes attributable to the consummation of the transactions under this Agreement, such Transfer Taxes shall be paid by Buyer. Seller and Buyer shall reasonably cooperate to mitigate, reduce or eliminate any taxes referred to in this Section 13(b), and to use reasonable efforts to obtain any certificate or other documents from any governmental authority as may be possible to mitigate, reduce or eliminate any such Transfer Taxes. For the avoidance of doubt, “Transfer Taxes” shall not include any federal, state and local income and gain taxes resulting from the transactions hereunder.

c.Cooperation. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of tax returns and any audit, litigation, or other proceeding with respect to any taxes relating to the Assets.  Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are relevant to any such tax return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement.  Seller and Buyer agree to retain all books and records with respect to tax matters pertinent to the Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods and to abide by all record retention agreements entered into with any governmental authority.

14. Buyer’s Assumption of Liabilities of Assets and Indemnities.  Upon Closing, Buyer shall, subject to and without limiting Seller’s indemnification obligations under Section 15, assume and pay, perform, fulfill, and discharge all claims, costs, expenses, liabilities accruing or relating to the owning, developing, exploring, operating, or maintaining of the Assets or the producing, transporting, and marketing of hydrocarbons from the Assets, relating to periods on or after the Closing, including without limitation, environmental obligations and liabilities, and all obligations arising under any agreements covering or relating to the Assets, in each case arising on or after the Closing (the “Assumed Liabilities”).  Buyer, its successors and assigns, shall indemnify, defend and hold harmless Seller, its officers, directors, shareholders, employees, representatives, agents, successors, and assigns, forever, harmless from and against any and all claims, lawsuits, or demands (including legal and expert fees), whether accrued or unaccrued, arising out of or attributable to the Assumed Liabilities, or any representation, warranty, covenant, or agreement of Buyer contained in this Agreement. BUYER’S INDEMNIFICATION OBLIGATION SHALL APPLY REGARDLESS OF WHETHER OR NOT SUCH CLAIMS, COSTS, EXPENSES, LIABILITIES AROSE FROM THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OF SELLER OR ANY OTHER INDEMNIFIED PARTY AND REGARDLESS OF WHO MAY BE AT FAULT OR OTHERWISE RESPONSIBLE UNDER ANY OTHER CONTRACT, STATUTE, RULE OR THEORY OF LAW, INCLUDING, BUT NOT LIMITED TO, THEORIES OF STRICT LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

15.Seller’s Retention of Liabilities of Excluded Assets and Indemnities. Upon Closing, Seller shall retain all claims, costs, expenses, liabilities, and obligations accruing or relating to the owning, developing, exploring, operating, or maintaining of the Assets or the producing, transporting, and marketing of hydrocarbons from the Assets, relating to periods on or before the Closing, including without limitation, the payment of royalties and taxes relating to pre-Closing periods, environmental obligations and liabilities, and all obligations arising under any agreements covering or relating to the Assets, in each case arising on or prior to the Closing (the “Retained Liabilities”).  In addition, Seller will continue to be solely liable for all claims, costs, expenses, liabilities, and obligations accruing or relating to the owning, developing, exploring, operating, or maintaining of the Excluded Assets or the producing, transporting, and marketing of hydrocarbons from the Excluded Assets including without limitation, the payment of royalties and taxes, environmental obligations and liabilities, and all obligations arising under any agreements covering or relating to the Excluded Assets (collectively, the “Ongoing Liabilities”).  Seller, together with its successors and assigns, shall indemnify, defend, and hold harmless Buyer, its officers, directors, shareholders, employees, representatives, agents, successors, and assigns, harmless from and against any and all claims, lawsuits, or demands (including legal and expert fees), whether accrued or unaccrued, arising out of, related to, or attributable to the Retained Liabilities and Ongoing Liabilities, or any and all claims arising out of a misrepresentation or breach of any representation, warranty, covenant, or agreement of Seller contained in this Agreement. SELLER’S INDEMNIFICATION OBLIGATION SHALL APPLY REGARDLESS OF WHETHER OR NOT SUCH CLAIMS, COSTS, EXPENSES, LIABILITIES AROSE FROM THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OF BUYER OR ANY OTHER INDEMNIFIED PARTY AND REGARDLESS OF WHO MAY BE AT FAULT OR OTHERWISE RESPONSIBLE UNDER ANY OTHER CONTRACT, STATUTE, RULE OR THEORY OF LAW, INCLUDING, BUT NOT LIMITED TO, THEORIES OF STRICT LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

16. Certain Post-Closing Covenants.

a.Drilling Obligations. During the calendar year 2018, Buyer will drill and complete five (5) wells located on the Lands to a depth sufficient to test the Mississippian Formation. During each of the respective calendar years 2019, 2020, and 2021, Buyer will drill and complete ten (10) wells located on the Lands to a depth sufficient to test the Mississippian Formation. During the calendar year 2022, Buyer will drill and complete fifteen (15) wells located on the Lands to a depth sufficient to test the Mississippian Formation Each group of wells that Seller is obligated to drill within a particular calendar year is referred to herein as the “Yearly Obligation Wells”, and collectively as the “Obligation Wells”. If in any given calendar year, Buyer drills any well(s) meeting the requirements of this Section 16.a. in excess of the number of Yearly Obligation Wells required for such calendar year, then Buyer’s Yearly Obligation Wells for the following calendar year shall be reduced on account of such excess wells. As used herein, the phrase “Mississippian Formation” means the stratigraphic equivalent of all subsurface depths between 7,128 feet below KB and 7,606 feet below KB, as measured by the well log for the Lightle ‘A’ #1 Well, API: 35073247800000, located in the northwest quarter of the northwest quarter of Section 2, Township 18 North, Range 7 West, Kingfisher County, Oklahoma.

Failure to Drill. Subject to Section 16.a. above and Section 16.c. below, in the event that Buyer fails to drill the required Yearly Obligation Wells in any given calendar year, then within 30 days after the expiration of the applicable calendar year, Buyer shall pay to Seller Representative an amount equal to $142,090.00 for each Yearly Obligation Well that Buyer failed to drill in the applicable calendar year (the “Deficiency Payment”). Once Buyer remits any Deficiency Payment, Buyer shall be deemed to have met the requirements set forth in Section 16.a. above with respect to the applicable calendar year. Notwithstanding anything to the contrary contained in this Agreement, the Deficiency Payment shall be Seller’s sole and exclusive remedy with respect to any failure of Buyer to drill an Obligation Well. The Deficiency Payment shall be paid to Seller Representative in accordance with the terms and provisions of this Agreement and (a) Seller Representative shall be solely responsible for distributing such portion to each Seller, and (b) Seller Representative shall defend, indemnify and hold Buyer harmless from all losses, costs, expenses, damages, claims, causes of action and liabilities in any way related to such distributions to each Seller, REGARDLESS OF WHETHER OR NOT SUCH LOSSES, COSTS, EXPENSES, DAMAGES, CLAIMS, CAUSES OF ACTION OR LIABILITIES AROSE FROM THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OF BUYER OR ANY OTHER PARTY AND REGARDLESS OF WHO MAY BE AT FAULT OR OTHERWISE RESPONSIBLE UNDER ANY OTHER CONTRACT, STATUTE, RULE OR THEORY OF LAW, INCLUDING, BUT NOT LIMITED TO, THEORIES OF STRICT LIABILITY.

Force Majeure. Buyer’s obligation to drill the Obligation Wells shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond Buyer’s reasonable control including, without limitation, an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, earthquake, explosion, governmental restraint, and any other cause, whether of the kind specifically enumerated above or otherwise (“Force Majeure”). In all cases of Force Majeure, Buyer shall promptly give notice to Seller of the suspension of performance, stating therein the nature of the suspension, the reasons thereof, and the expected duration thereof. Buyer shall resume performance as soon as practicable once the reason for delay has been removed, and all subsequent deadlines under Section 16.a. above shall be tolled for the duration of such Force Majeure.

No Partnership. It is not the purpose or intention of this Agreement to create, nor shall this Agreement be construed as creating, any mining partnership, commercial partnership or other partnership or fiduciary relation nor shall the operations of the parties hereunder be construed to be considered as a joint venture. The liability of the parties hereto shall be several and not joint or collective.

HBP Status. The Parties acknowledge and agree that certain Leases may be past their respective primary terms, and are currently held in force and effect by production. From the Closing Date until December 31, 2022, Seller will use reasonable efforts to own and operate such wells in such a manner as to minimize the expiration or termination of all or any portion of the Leases. If at any time before December 31, 2022, (x) any such well ceases to produce hydrocarbons in paying quantities, or (y) the operator of any such well desires to plug and abandon such well, Seller will provide written notice to Buyer within 5 days after learning of such cessation or desire to abandon.

Unitization Agreement. Seller shall approve all wells proposed by Buyer, including, without limitation, all Obligation Wells, in accordance with the terms of that certain Plan of Unitization applicable to the Hennessey Unit, Kingfisher County, Oklahoma, by and among Humble Oil & Refining Company, as Unit Operator, and the other signatories thereto, and dated as of August 18, 1961.

17.Miscellaneous.

e.Survival of Provisions.  The representations and warranties contained in Section 7.i, Section 7.iii, the representations and warranties contained in Section 8, Buyer’s obligation to indemnify Seller under Section 14 for the Assumed Liabilities, and Seller’s obligation to indemnify Buyer under Section 15 for the Retained Liabilities and Ongoing Liabilities, shall each survive Closing indefinitely. The remainder of the representations and warranties in this Agreement shall survive Closing for a period of twelve (12) months. The covenants and agreements of Buyer and Seller contained in Section 16 shall terminate upon the performance of the Parties’ respective obligations under Sections 16.a. and 16.b. The remaining covenants and agreements of Buyer and Seller shall survive until performed.

f.Expenses.  Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same.

g.Notices.  All notices under this Agreement shall be in writing and addressed as set forth below.  Any communication or delivery hereunder shall be deemed to have been duly made and the receiving Party charged with notice (i) if personally delivered, when received, (ii) if mailed, three business days after mailing, certified mail, return receipt requested, (iii) if sent by overnight courier, one day after sending, (iv) via email, when received.  All notices shall be addressed as follows:

If to Seller:	If to Buyer:
Blake Production Company, Inc. Attention: Blake Vernon 1601 NW Expressway, Suite 777 Oklahoma City, OK 73118 405 286-9800 x23 blake.vernon@blakeproduction.com	Chaparral Energy, L.L.C. Attention: Director - Land 701 Cedar Lake Blvd. Oklahoma City, Oklahoma 73114 405-478-8770 Lincoln.McElroy@chaparralenergy.com

Any party may, by written notice so delivered to the other Parties, change the address or individual to which delivery shall thereafter be made.

h.Confidentiality.  The terms and conditions of this Agreement and all discussions between the Parties relating thereto shall remain confidential unless (i) otherwise agreed to in writing by all Parties or (ii) any such disclosure is required by applicable law.

i.Amendments.  This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

j.Damages Waiver.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES RESULTING FROM OR ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR BUSINESS INTERRUPTIONS, HOWEVER SAME MAY BE CAUSED; PROVIDED THAT ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES RECOVERED BY A THIRD PARTY (EXCEPT AN AFFILIATE OF an indemnified party) SHALL BE RECOVERABLE BY A PARTY HERETO TO THE EXTENT THAT SUCH PARTY IS ENTITLED TO INDEMNIFICATION FOR THE MATTER FOR SUCH DAMAGES ARE RECOVERED. THE WAIVER OF DAMAGES CONTAINED IN THIS SECTION 17(f) SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

k.Governing Law.  This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Oklahoma without giving effect to conflicts of laws provisions that would require the application of the law of another state; PROVIDED, HOWEVER, THAT NO LAW, THEORY, OR PUBLIC POLICY SHALL BE GIVEN EFFECT WHICH WOULD UNDERMINE, DIMINISH, OR REDUCE THE EFFECTIVENESS OF THE WAIVER OF DAMAGES PROVIDED IN SECTION 17(f), IT BEING THE EXPRESS INTENT, UNDERSTANDING, AND AGREEMENT OF THE PARTIES THAT SUCH WAIVER IS TO BE GIVEN THE FULLEST EFFECT, NOTWITHSTANDING THE NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT), GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STRICT LIABILITY, OR OTHER LEGAL FAULT OF ANY PARTY.  VENUE FOR ANY CLAIM OR CAUSES OF ACTION BROUGHT UNDER THIS AGREEMENT SHALL BE IN OKLAHOMA COUNTY, OKLAHOMA.

l.Entire Agreement.  This Agreement, along with the attached Exhibits and Schedules which are incorporated herein by reference and the Escrow Agreement and any surviving terms of that certain Access Agreement by and among the Parties dated as of November 16, 2017, constitutes the entire understanding among the Parties, their respective partners, shareholders, officers, directors and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

m.Binding Effect.  This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns.

n.Dispute Resolution.  If, after negotiations between the Parties of any dispute concerning the Subsequent Settlement Statement, and Title Defect, or any Environmental Defect fail to resolve such dispute, the Parties shall submit such dispute to applicable Referee, who shall resolve such dispute, applying the terms and provisions of this Agreement, in accordance with the following:

i.

If the Parties are unable to resolve a dispute as to the Settlement Statement (as described in Section 5), the Parties shall submit the dispute to an accounting firm mutually acceptable to Buyer and Seller (the “Accounting Referee”) .

ii.

If the Parties are unable to resolve a dispute as to the existence or amount of any Title Defect (as described in Section 8), or whether any Title Defect has been cured, the Parties shall submit the dispute to a neutral attorney admitted to practice in Oklahoma mutually acceptable to Buyer and Seller who does not represent and has not recently represented either Party on any issue in the three (3) years immediately prior to the execution of this Agreement and who has at least ten (10) years of experience in oil and gas title law in Oklahoma (the “Title Referee”).

iii.

If the Parties are unable to resolve a dispute as to the existence or amount of any Environmental Defect (as described in Section 10), or whether any Environmental Defect has been cured, the Parties shall submit the dispute to an environmental consultant agreed upon by the Parties with at least ten (10) years of experience involving properties in the regional area in which the Assets with respect to which such Environmental Defects are alleged and who has not represented either Party on any issue in the three (3) years immediately prior to the execution of this Agreement.

iv.

The Parties shall submit all relevant materials to the applicable Referee for any dispute within twenty (20) business days of selection of the Referee.  No later than twenty (20) days after such submissions, the Referee shall conduct a hearing, at which time the Parties shall present such evidence and witnesses as they may choose, with or without counsel.  Adherence to formal rules of evidence shall not be required, but the Referee shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that he or she determines to be appropriate.  The Referee shall render his or her decision specifically establishing the resolution of the dispute within fifteen (15) days after the hearing and in no event later than 120 days after Closing.  A decision may be filed in any court of competent jurisdiction and may be enforced by any Party as a final judgment of such court.  Without the consent of both Seller and Buyer, the Referee shall not determine any issues other than adjustments to be made on the Subsequent Settlement Statement, for Title Defects, and for Environmental Defects.

o.Counterparts.  This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.  Execution can be evidenced by electronic transmission of signatures with original signature pages to follow in due course.

p.Like-Kind Exchange.  Buyer or Seller, as the case may be, consents to any assignment by the other Party of certain of its rights and obligations under this Agreement (a “1031 Assignment”) to a Qualified Intermediary (as that term is defined in Section 1.1031(k)‑1(g)(4)(v) of the Treasury Regulations), or to its Qualified Exchange Accommodation Titleholder (as that term is defined in Rev. Proc. 2000‑37), in connection with effectuation of a like-kind exchange (an “Exchange”).  In the event either Party makes a 1031 Assignment to the Qualified Intermediary or the Qualified Exchange Accommodation Titleholder pursuant to this Section 14.l., such Party agrees to notify the other Party in writing of such assignment at least three (3) business days before the Closing Date. Notwithstanding the occurrence of a 1031 Assignment, Seller and Buyer acknowledge and agree that any such assignment of any portion of either Party’s rights and obligations under this Agreement to a Qualified Exchange Accommodation Titleholder, does not release either Party from any of its respective liabilities and obligations to the other Party (including, without limitation, indemnification obligations) under this Agreement.  The Parties agree to cooperate to attempt to structure the transactions contemplated hereby as a like-kind exchange; provided the Closing shall not be delayed or affected by reason of an Exchange.

q.Further Assurances.  After Closing, Seller shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices and other documents, and do such other and further acts and things as may be reasonably necessary to more fully and effectively grant, convey and assign the Assets to Buyer as contemplated herein.

r.No Third Party Beneficiaries. This Agreement is not intended to confer upon any party other than Buyer or Seller any rights or remedies hereunder except as expressly provided in Sections 14 and 15.

s.Exclusive Remedy. The sole and exclusive remedy of Buyer and Seller with respect to the Assets shall be pursuant to the express provisions of this Agreement. Without limitation of the foregoing, if the Closing, occurs the sole and exclusive remedy of Buyer and Seller, for any and all (a) claims relating to any representations, warranties, covenants and agreements that is contained in this Agreement, (b) other claims pursuant to or in connection with this Agreement and (c) other claims relating to the Assets and the purchase and sale thereof, shall be any right to indemnification from such claims that is expressly provided in this Agreement, and if no such right of indemnification is expressly provided, then such claims are hereby waived to the fullest extent permitted by law.

t.Joint and Several Liability. Notwithstanding anything herein to the contrary, the agreements, obligations, representations, warranties and covenants of Seller in this Agreement constitute the joint and several obligations of each Seller in all instances.

u.Representation by TK. Thompson & Knight LLP (“TK”), has been retained by Buyer to represent it in the preparation of this Agreement and documents to be executed and delivered by the Parties incident thereto. TK has advised, and by signature hereto, Seller acknowledges, that TK does not represent it with respect to this Agreement or any matter incident thereto, and has been advised by TK to seek independent counsel with respect to the transactions contemplated by this Agreement and the effect and consequences of such transactions to Seller.  Notwithstanding the preceding sentence, each Party represents and warrants to each other Party that such Party has read and fully understands the terms and provisions hereof, has had an opportunity to review this Agreement with legal counsel, and has executed this Agreement based upon such Party’s own judgment and advice of independent legal counsel.

v.Seller Representative. Each Seller has and does hereby irrevocably appoint Blake Production Company, Inc. (the “Seller Representative”) as the agent and attorney-in-fact of each Seller for the purposes of acting in the name and stead of such Seller in:  (a) giving and receiving all notices, accepting service of process and making any elections or designations permitted or required by this Agreement (and all notices required or permitted to be made by Buyer to Sellers or any Seller hereunder shall be deemed to be duly made by Buyer upon providing such notice to Sellers’ Representative as provided in this Section 17); (b) acting on each Seller’s behalf under any other covenant, agreement or provision of this Agreement; (c) agreement with Buyer as to any amendments to this Agreement which the Seller Representative may deem necessary or advisable, including but not limited to the extension of time in which to consummate the transactions contemplated by this Agreement, and the waiver of any closing conditions; (d) receiving payments under or pursuant to this Agreement and disbursements thereof to any Seller, as contemplated by this Agreement, and setting aside portions of such payments reasonably determined by the Seller Representative to be necessary or appropriate as a reserve to make payments required under this Agreement or to fund out-of-pocket expenses (including the fees and expenses of counsel) incurred in connection with the performance of the Seller Representative’s duties under this Agreement; (e) with respect to any indemnification claims, purchase price adjustment provisions, title and environmental defect processes and all other matters arising under this Agreement, (i) disputing or refraining from disputing, on behalf of any Seller relative to any amounts to be received by any Seller under this Agreement or any agreements contemplated hereby, or any claim made by Buyer under this Agreement, (ii) negotiating and compromising, on behalf of each Seller, any dispute, controversy or dispute that may arise under, and exercise or refrain from exercising any rights or remedies available under, this Agreement, and (iii) executing, on behalf of each Seller, any settlement agreement, release or other document with respect to such dispute or remedy, except in each case with respect to a dispute between any Seller on the one hand and the Seller Representative on the other hand; and (f) performing those actions or exercising those powers otherwise specifically provided to the Seller Representative pursuant to the terms of this Agreement; provided, however, that, in each case, the Seller Representative shall not take any action adverse to any Seller unless such action is also taken proportionately with respect to each other Seller.  Notices delivered in accordance with Section 17.c. and communications to or from the Seller Representative shall constitute notice to or from each Seller.  Any decision, act, consent or instruction of the Seller Representative (acting in its capacity as the Seller Representative) shall constitute a decision of each Seller and shall be final, binding and conclusive upon each Seller, and Buyer may rely upon any such decision, act, consent or instruction.  Each Seller hereby agrees that: (i) in all matters in which action by the Seller Representative is required or permitted, the Seller Representative is authorized to act on behalf of such Seller, notwithstanding any dispute or disagreement among the Sellers, and Buyer shall be entitled to rely on any and all action taken by the Seller Representative under this Agreement without any liability to, or obligation to inquire of, any Seller, notwithstanding any knowledge on the part of Buyer of any such dispute or disagreement; and (ii) the appointment of the Seller Representative is coupled with an interest and shall be irrevocable by each Seller in any manner or for any reason.

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Execution Date.

SELLER: BLAKE PRODUCTION COMPANY, INC., a Texas corporation

By: /s/ James Vernon

FAIRWAY ENERGY L.L.C.,

a Oklahoma limited liability company

By: /s/ James Vernon

VERNON RESOURCES LLC,

a Oklahoma  limited liability company

By: /s/ James Vernon

ABV VENTURES LLC,

a Oklahoma limited liability company

By: /s/ Austin Vernon

BUYER: CHAPARRAL ENERGY, L.L.C., an Oklahoma limited liability company
By: /s/ K. Earl Reynolds

Exhibit 2.2

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (“Agreement”), dated as of the 22nd day of December, 2017 (“Execution Date”), by and between BVD INC., a Kansas corporation, whose address is P.O. Box 194, Yates Center, Kansas 66783 (“Seller”) and Chaparral Energy, L.L.C., an Oklahoma limited liability company, whose address is 701 Cedar Lake Boulevard, Oklahoma City, Oklahoma 73114 (“Buyer”). Seller and Buyer are sometimes collectively referred to in this Agreement as the “Parties” or individually as a “Party”.

RECITALS

WHEREAS, Seller is willing to sell and deliver to Buyer, and Buyer is willing to purchase and receive from Seller, the Assets (as defined below) upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises of the Parties contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:.

Agreement to Sell and Buy.  Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase and receive from Seller, the Assets except the Excluded Assets (defined below).

Assets.  The “Assets” means the following, except for the Excluded Assets:

a.all of Seller’s right, title, and interest in and to all oil, gas, and/or mineral leases, including renewals and extensions thereof, and associated leasehold rights covered thereby, described in the attached Exhibit A, to the extent, and only to the extent, such leases cover the depths described on Exhibit A (the “Leases”), together with any and all other rights of Seller in and to all leasehold estates and interests created thereby and the lands covered by the Leases or included in units with which the Leases may have been pooled, unitized or communitized (the “Lands”);

b.all of Seller’s right, title and interest in and to the fee simple surface interests in and to the Lands described on Exhibit B (the “Fee Interests”);

c.Seller’s rights and obligations, to the extent applicable, transferable, and solely to the extent pertaining to the interests described in items (a) and (b) above, in and to all existing and effective operating agreements, unitization and/or pooling agreements, contractual and/or beneficial interests, permits, rights of way, surface damage agreements and other surface rights, easements, licenses, options, orders, and other contracts, agreements and instruments, in each case, relating to the Leases and Fee Interests, including, but not limited to, those contracts and agreements described on the attached Exhibit C (collectively, the “Contracts”) with the understanding that as a part of closing these Contracts will be assigned to the Buyer;

  d.all hydrocarbons in, on or under or that may be produced from or attributable to the interests described in items (a) and (b) above after the Effective Time; and

e.copies of all records directly attributable to the Leases, Fee Interests, and Contracts, to the extent in the custody or control of the Seller, whether tangible or intangible, whether physically or electronically stored, including copies of all Leases, Contracts, and other related agreements, ownership reports and related files, to be made at Buyer’s expense and delivered at Closing or as otherwise arranged by the Parties (the “Records”). The Records include intellectual property of Seller only to the extent it is in tangible form and directly pertains to the Assets.  Otherwise, the “Records” do not include the following: (i) intellectual property of Seller, including all mental impressions, to the extent such intellectual property is not directly attributable to the Assets, (ii) all tax records of Seller other than those specifically pertaining to ad valorem taxes or severance taxes assessed against the Assets, and (iii) all other records, data and information that are not directly attributable to the Assets excludes (the “Excluded Records”).

Excluded Assets.  Seller excepts from this sale and reserves to itself (a) all right, title and interest of Seller in and to the Leases insofar, and only insofar, as such Leases cover depths not described on Exhibit A, and any wells drilled to such excluded depths and any production therefrom, (b) the properties, contracts and interests specifically described on the attached Exhibit D, and  (c) the Excluded Records.

4.Buyer's Due Diligence.  Buyer may commence its due diligence inspection of the Assets and all Records in the possession or control of Seller (including all title and contract files including, without limitation, abstracts, copies of the Leases, copies of the Contracts, copies of paid drafts and/or checks, lease purchase reports, title checks including run sheets or take offs, and any other pertinent documents or information related to the Leases) immediately upon the execution of this Agreement.  Buyer agrees that its use of any of the files and records referenced in this Section 3 shall be at its sole risk and liability.

5.Effective Time.  The purchase and sale of the Assets shall be effective as of  January 1, 2018 at 7:00 a.m. local time at the site of the Assets (the “Effective Time”).

6.Purchase Price.  The purchase price for the Assets shall be Twenty-Three Million Seven Hundred Fifty Thousand Eight Hundred Eighty-Seven and 25/100 Dollars ($23,750,887.25) payable by Buyer to Seller by wire transfer of immediately available funds, and subject to adjustments as set forth below (the “Purchase Price”).

a.Settlement Statement; Adjustments to Purchase Price.  Not less than three (3) business days prior to the Closing Date, Seller shall submit a “Settlement Statement” to Buyer for Buyer’s comment and approval. The Settlement Statement shall set forth the adjusted Purchase Price, reflecting (1) each Title Defect, preferential purchase right, or failed consent or maintenance of uniform interest adjustment pursuant to Section 9, (2) the addition of further oil and gas leases or other oil and gas interests to the Assets pursuant to Section 9 as agreed by the Parties, (3) each adjustment for an Environmental Defect pursuant to Section 10, and (4) any other adjustments mutually agreed upon by the Parties as of the date the Settlement Statement is delivered to Buyer. Within two (2) business days of receipt of the Settlement Statement, Buyer has the right, but not the obligation, to deliver to Seller a written report containing any proposed changes to the Settlement Statement and an explanation of the proposed changes.  The Settlement Statement, as agreed upon by the Parties, will be used to adjust the Purchase Price at Closing (the Purchase Price, as adjusted by the Parties, hereinafter the “Closing Amount”).  If the Parties cannot agree on the Settlement Statement prior to Closing, the adjusted price in the Settlement Statement as

30

prepared by Seller will be deemed to be the Closing Amount at Closing, and either Party may submit such dispute to the Accounting Referee in accordance with Section 17(j) below.

b.Earnest Money. Under the terms of that certain Exclusive Option Agreement by and between the Parties dated as of November 16, 2017 (the “Option Agreement”), Buyer has paid earnest money in the amount of $2,375,088 to Chicago Title Oklahoma (the “Escrow Agent”), which amount is being held by Escrow Agent in accordance with the terms of that certain Escrow Agreement executed by and between the Parties and Escrow Agent on November 16, 2017 (the “Escrow Agreement”).  The Parties acknowledge and agree that, upon the execution and delivery of this Agreement, Buyer has fully performed its obligations under the Option Agreement, and all rights and remedies of Seller with respect to any funds deposited by Buyer in connection with the Option Agreement, and any interest earned thereon, shall serve and be considered as the performance deposit hereunder (the “Earnest Money”), and shall be governed by the terms and conditions of this Agreement. In the event the transaction contemplated hereby is consummated in accordance with the terms hereof, the Earnest Money will be applied to the Purchase Price to be paid by Buyer at the Closing. If the parties fail to consummate the transaction contemplated herein, the Earnest Money shall be disbursed in accordance with Section 12 below. THE PARTIES HEREBY ACKNOWLEDGE THAT THE EXTENT OF DAMAGES TO SELLER OCCASIONED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN AND THAT THE AMOUNT OF THE EARNEST MONEY IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES AND DOES NOT CONSTITUTE A PENALTY, AND THAT THE EARNEST MONEY IS SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER THEREFOR.

c.Purchase Price Allocations.  Seller and Buyer recognize and agree that,  for federal tax reporting requirements, Section 1060 of the Internal Revenue Code of 1986, as amended (the “IRC” or “Code”), and the regulations thereunder, apply to the transaction contemplated by this Agreement.  Except as otherwise required by the IRC and regulations thereunder or other Applicable Laws, Seller and Buyer agree  that for federal tax reporting purposes, the Purchase Price shall be allocated among the Assets in a manner that conforms to Section 1060 of the Code as set forth in Annex I, and such allocation shall be used by both Seller and Buyer in preparing and timely filing Internal Revenue Service Form 8594 (“Form 8594”) pursuant to the regulations under Section 1060.  Seller and Buyer further agree not to assert, in connection with any tax return, tax audit, or similar proceeding, any allocation of the Purchase Price that differs from that set forth in Annex I to this Agreement unless required to do so to in good faith to resolve a disputed position with a taxing authority involving such allocation, in which case such party shall provide reasonable written notice to the other party of such change.  Upon any adjustment of the Purchase Price following the execution of this Agreement, Seller and Buyer shall adjust the allocations reflected in Annex I accordingly and report such adjustments in conformity with Section 1060 and the regulations thereunder.

7.Representations and Warranties.

d.By Seller.  Seller represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

xiii.Authorization; Enforceability; Organization. The execution and delivery of this Agreement, and the performance hereunder, are duly and validly authorized by all requisite action on the part of Seller.  Seller has full power and authority to carry on its business as presently conducted, to enter into this Agreement, to sell the Assets on the terms

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described herein and to perform its other obligations under this Agreement.  The consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of Seller’s charter, by-laws or governing documents or any material agreement or instrument to which it is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to Seller.  This Agreement, and all documents and instruments required hereunder to be executed and delivered by Seller at Closing, will constitute legal, valid, binding and effective obligations of Seller enforceable against Seller in accordance with their respective terms, except as limited by bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles.  Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation and is duly qualified to do business in the State of Oklahoma.

xiv.Taxes.  All property, production, severance, ad valorem, excise, and similar taxes and assessments based on or measured by the ownership of the Assets, the production of hydrocarbons from the Assets, or the receipt of proceeds of production from the Assets, that have become due and payable by Seller have been properly paid by Seller, and all tax returns related to such taxes have been properly, accurately and completely prepared and timely filed in all material respects.  There are no Title Defects for unpaid taxes (including any interest, fine, or penalty) on the Assets, other than statutory liens for current taxes not yet due.  None of the Assets are subject to any tax partnerships for federal, state or local tax purposes.   Seller has timely filed, or will timely file when due, all federal, state, and other reports or returns, if any, required to be filed by Seller in connection with its ownership of the Assets and the production of income therefrom and such returns are accurate and complete in all material respects.  Seller is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Code.  Seller has not received written notice of any pending claim against it (which remains outstanding) from any applicable governmental authority for assessment of Taxes with respect to the Assets, and no such claim has been threatened.  No claim has ever been made by an authority in a jurisdiction where Seller does not file tax returns that it is or may be subject to taxation in that jurisdiction as a result of holding the Assets.  No audit, administrative, judicial or other proceeding with respect to taxes with respect to the  Assets has been commenced or is presently pending.  The Subject Assets have been properly listed on the applicable property tax rolls.

xv.Brokers’ Fees.  Seller has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility.

xvi.Pending Claims and Litigation.  Except as set forth on Schedule 7.iv., there are no suits, actions or other legal, administrative, or arbitration proceedings that are pending or, to Seller’s knowledge, threatened in writing, against Seller or any of such Assets, that would, if determined adversely to Seller, (a) result in the material impairment or loss of Seller’s title to the relevant Assets, (b) materially hinder or impede the operation of all or any material portion of any Asset, or (c) that would, if determined adversely to the Parties, restrain, prohibit, or impose damages on Buyer or Seller with respect to, or otherwise materially impair Seller’s ability to consummate, the transactions contemplated by this Agreement.  Further, except as set forth on Schedule 7.iv., Seller is not currently an applicant nor a respondent in any spacing, increased density or pooling applications now pending before the Oklahoma Corporation Commission (“OCC”).

xvii.Violations.  To the best of Seller’s knowledge, neither Seller nor any of the Assets is in material violation of any laws, statutes, regulations or orders applicable to any of its Assets or the operation thereof.

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xviii.Material Contracts.  To the best of Seller’s knowledge, Exhibit C contains a true and complete list of all Contracts (except the Leases and assignments) that exist as of the date of this Agreement and will be binding on Buyer or any of the Assets following Closing.  Except as set forth on Exhibit C, each Contract is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, and, to Seller’s knowledge, enforceable against each other party thereto in accordance with its terms, subject, in each case, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors.  Except as set forth on Exhibit C, to Seller’s Knowledge, no event has occurred that would, with the passage of time, compliance with any applicable notice requirements, or both, constitute a material breach, violation, or default by Seller or any other party thereto, under any of the Contracts.

xix.Leases.  Seller, as the owner of the Leases, is not currently obligated to participate in the drilling of a new well nor has it made or received a proposal to drill a new well nor are there any obligations to drill an offset well and, to the best of Seller’s knowledge, other than set forth in the Leases, there are no agreements that adversely effect the rights of ingress and egress to explore for and produce oil, gas and other hydrocarbons.

xx.Liens.  Except for the Permitted Encumbrances (as defined below) and the liens listed on Schedule 7.viii., there are no liens on any of the Assets.  At Closing, Seller’s interest in the Assets will be free and clear of all liens, claims, security interests, mortgages, encumbrances, and charges arising by, through, or under Seller, including those listed on Schedule 7.viii.

xxi.Environmental.

A.

With respect to the Assets, Seller has not entered into any agreements, consents, orders, decrees, judgments, license or permit conditions, or other directives of any Governmental Authority that are in existence as of the Execution Date based on any Applicable Environmental Laws (as defined below) and that relate to the future use of any of the Assets and that require any change in the present conditions of any of the Assets, and Seller is not subject to any agreements, consents, orders, decrees, judgments, license or permit conditions, or other directives of any Governmental Authority that are in existence as of the Execution Date based on any Applicable Environmental Laws (as defined below) and that relate to the future use of any of the Assets and that require any change in the present conditions of any of the Assets. “Applicable Environmental Laws” shall mean all federal, state or local laws, rules, orders, or regulations pertaining to the protection of the  environment or human health and safety, including those relating to waste materials and/or hazardous substances.  “Governmental Authority” means any federal, state, local, municipal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power; and any court or governmental tribunal, including any tribal authority having jurisdiction.

B.

Except as set forth in Schedule 7.ix.B., as of the Execution Date, Seller has not, received written notice from any person of any release or disposal of any hazardous substance concerning any land, facility, asset, or property included in or affecting any portion of the Assets that: (1) interferes with or prevents compliance by Seller with any Applicable Environmental Laws or the terms of

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any license or permit issued pursuant thereto; or (2) gives rise to or results in any common law or other liability of Seller to any person.
C.

All written notices from and to Governmental Authorities, and all reports and studies prepared by third parties, (in each case) specifically addressing environmental matters related to Seller’s ownership or operation of the Assets that are in Seller’s possession have been made available to Buyer.

xxii.AMIs, Dedications. Except as set forth on Schedule 7.x., no Asset is subject to (or has related to it) any area of mutual interest agreements, farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Time, dedications of acreage, or other similar restriction on assignment or the manner in which the owner of the Assets is permitted to conduct business.

xxiii.Warranty Disclaimers; “As Is, Where Is”.  Except (A) for a special warranty of title that will be included on all instruments executed by Seller to transfer title of the Assets to the Buyer, and (B) all representations and warranties made by the Seller in this Agreement, Seller makes no representations or warranties, express or implied, in connection with the Assets.  To the extent required by Applicable Law to be operative, the disclaimers of certain warranties contained in this Section 7 are “conspicuous disclaimers” for purposes of any Applicable Law.  EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN THE ASSIGNMENT AND DEED, BUYER AGREES THAT SELLER IS CONVEYING THE ASSETS WITHOUT REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED AT COMMON LAW, BY STATUTE, OR OTHERWISE (ALL OF WHICH SELLER HEREBY DISCLAIMS), RELATING TO (i) TITLE, (ii) OPERATING CONDITION, (iii) MERCHANTABILITY, DESIGN, OR QUALITY, (iv) FITNESS FOR ANY PARTICULAR PURPOSE, OR (v) ABSENCE OF LATENT DEFECTS.

xxiv.Knowledge.  As used in this Agreement, words “to Seller’s knowledge,” “to the knowledge of Seller,” or other words of similar import mean that the statement so qualified is true to the actual knowledge of either the senior executive officers of Seller, or Seller’s operational personnel in managerial roles relating to the Assets, in each case after due inquiry and investigation by such officers or personnel, as applicable.

e.By Buyer.  Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

vi.Authorization.  Buyer represents that the execution and delivery of this Agreement, and the performance hereunder, are duly and validly authorized by all requisite action on the part of the Buyer.  Buyer has full power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Assets on the terms described herein and to perform its other obligations under this Agreement.  The consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of Buyer’s charter, by-laws or governing documents or any material agreement or instrument to which it is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to Buyer.  This Agreement, and all documents and instruments required hereunder to be executed and delivered by Buyer at Closing, will constitute legal, valid, binding and effective obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as limited by bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles.

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vii.Brokers’ Fees.  Buyer has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility.

viii.Independent Evaluation and Non-Reliance.  Buyer is knowledgeable about the oil and gas business and aware of its risks, and has retained and taken advice concerning the Assets and the transactions contemplated herein from attorneys, advisors, and consultants that are knowledgeable about the oil and gas business and the applicable laws to the Assets, and the transactions contemplated herein.  Buyer has been, or prior to the Closing will be, afforded a reasonable and appropriate opportunity to examine the Leases, Contracts and Records and all other documents and materials reasonably requested by Buyer or its authorized representatives or advisors with respect to the Assets.  In entering into this Agreement, Buyer acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation, and investigation of, and judgment with respect to, the business, economic, legal, tax, environmental, and other consequences of the contemplated transactions, including its own estimate and appraisal of the extent and value of the hydrocarbon and other reserves attributable to the Assets and the prices that may be received for hydrocarbons produced from the Assets.  Without limiting the foregoing, Seller has made no representations or warranties, other than as set forth herein, with respect to  the value of the Assets or reserves, the financial condition, physical condition, environmental conditions, liabilities, operations, business, or prospects of the Assets, the ability to develop the Assets, to obtain any permits required to develop the Assets, or to sell any hydrocarbons attributable to production from the Assets, or of any projections as to events that could or could not occur.

ix.Securities Laws. Buyer has such knowledge, sophistication, and experience in business and financial matters and in the ownership and operation of oil and gas properties and assets that Buyer is capable of evaluating the merits and risks of the acquisition of the Assets, and has so evaluated the merits and risks of such acquisition.  Buyer is able to bear the economic risk of its acquisition of the Assets.  The Assets are being acquired by Buyer for Buyer’s own account for the purpose of investment or consumption and not with a view to reselling or distributing the Assets in violation of any registration or qualification requirements of any securities Laws.  Buyer understands and acknowledges that neither the United States Securities and Exchange Commission nor any federal, state or foreign agency has passed upon the Assets or made any finding or determination as to the fairness of an investment in the Assets or the accuracy or adequacy of the disclosures made to Buyer.

x.Financial Resources.  Buyer will, at the Closing, have the financial resources necessary to close the contemplated transactions and perform all obligations of Buyer under this Agreement.

8.Covenants.  Seller and Buyer by covenant agree to perform the following:

a.Conduct of Business.  From and after the Execution Date and until Closing, the Seller will continue, and shall cause Blake Production Company, Inc. (the “Operator”) to, operate the Assets in the ordinary course of business and neither Operator nor Seller shall convey, encumber, abandon, relinquish or otherwise dispose  of any part of the Assets.  Further, neither Seller nor Operator will not propose, agree to participate, nor commence operations to drill a new well on the Lands.  If Seller receives a proposal from a third party to participate in the drilling of a new well, Seller will immediately

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notify Buyer in writing and Seller and Buyer will jointly make a decision as to whether or not to participate in any proposed new well.

b.Consents and Waivers.  From and after the Execution Date, Seller will use reasonable efforts to obtain all consents, waivers, and approvals that may be required of it in order to consummate the transactions contemplated by this Agreement.

c.OCC Matters.  Seller will promptly provide Buyer with copies of all Notices, applications and all other pleadings filed at the OCC that relate to and/or pertain to the Assets to the extent such documents and records are in Seller’s possession or are subsequently received by the Seller or the Operator.  From and after the execution of this Agreement, Buyer will be entitled to consult with Seller as to all decisions and elections related to all such OCC filings.

9.Title Matters.  The term “Marketable Title” to the Assets means such defensible title of Seller as of the Defect Date (subject to the delivery of the ORRI Conveyance, as such term is defined below) and Closing Date that, (i) subject to and except for the Permitted Encumbrances, (A) entitles Seller to (x) not less than the aggregate number of net acres listed in Annex I under the column titled “Net Acres,” (y) not less than an eighty (80%) net revenue interest throughout the productive life of each of the Leases and (z) not less than 100% of the depths listed in Exhibit A throughout the productive life of each of the Leases; (B) the Leases are not subject to any liens, encumbrances, obligations, or defects except for Permitted Encumbrances and those described on Schedule 7.viii and (ii) at Closing, all consents to assignment of any Lease or other Asset have been obtained, where a failure to obtain such consent would render the assignment of some or all of such Lease or other Asset void or voidable, give rise to a claim for specified liquidated damages, or cause the termination of the Lease or other Asset to be assigned as a result of a failure to obtain that consent; (C) as to each Lease, waivers of all preferential rights to purchase applicable to such Lease have been waived or are deemed to be waived; (D)  as to each Lease, is either within its primary or has been extended into its secondary term as a result of production in paying quantities from a well timely commenced within the primary term of each Lease and completed in a prudent manner; and (E) as to each Lease, all royalty, delay rental and shut-in payments, if any, due in accordance with the terms of each Lease have been timely paid.  A “Title Defect” means any matter that would cause Seller to not have Marketable Title to any Lease.

a.Permitted Encumbrances. The following shall be “Permitted Encumbrances” and shall not constitute Title Defects:

i.

all rights to consent by, required notices to, filings with, or other actions by, governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are customarily obtained subsequent to the sale or conveyance;

ii.

all rights vested in or reserved to any governmental, statutory, or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules, and orders of Governmental Authority in effect as of the Effective Time;

iii.

royalties, overriding royalties, production payments, and other burdens on production from the Assets appearing of record to the extent accounted for in the determination of, and which do not reduce the net revenue interest for any of the Assets below that set out in Exhibit A with respect to such Asset;

iv.	preferential rights to purchase with respect to which, prior to the Closing, (a) waivers are obtained from the appropriate Parties; or (b) the appropriate time for

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asserting such rights has expired without an exercise of such rights;

v.	failure to comply with maintenance of uniform interest provisions under any applicable joint operating agreement;

vi.	required consents to assignment with respect to which, prior to the Defect Date, consents are obtained from the appropriate Parties;

vii.

easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations which do not and will not (a) reduce the net revenue interest for any of the Assets below 80% with respect to such Lease or (b) materially interfere with or materially detract from the operation, value, or use of the Assets by Buyer;

viii.

the Contracts and all obligations thereunder which do not and will not (a) reduce the net revenue interest for any of the Assets below 80% with respect to such Lease, or (b) materially interfere with or materially detract from the operation, value, or use of the Assets by Buyer, or (c) require consent to assign in connection with the transactions contemplated hereby or if consent is required such consent is obtained prior to Closing; and

viii.	defects arising out of the lack of a survey, unless a survey is required by applicable law.

b.Notice of Defective Interest.  Buyer shall deliver to Seller a written notice of Title Defects (“Title Defect Notice”) on or before the date that is two (2) business days after the execution and delivery of this Agreement (“Defect Date”) at 5:00 p.m. Central time in a manner set forth in the notice provision herein; provided, however, Buyer shall notify Seller of any Title Defect it discovers as soon as reasonably practicable after its discovery.  Such Title Defect Notice shall include a reasonable description of and documentation supporting the claimed basis for the Title Defect, including copies of relevant portions of any ownership report or title opinion, and the claimed value of the Title Defect and associated computations.  If Buyer does not deliver a timely Title Defect Notice relating to a particular Lease, no adjustment shall be made for Title Defects for such Lease and the Parties shall proceed to Closing.  A Lease for which Buyer properly and timely asserts a Title Defect Notice is a “Title Defect Property”.

c.Remedies for Title Defects.  For any Title Defect properly and timely asserted by Buyer, Seller shall either (i) cure the Title Defect before Closing to Buyer’s reasonable satisfaction, or (ii) reduce the Purchase Price by the calculated value of the Title Defect (a “Title Defect Adjustment”); provided that, other than pursuant to Section 9(d)(iv) below, if the Title Defect Adjustment for any Title Defect Property exceeds 50% of the value allocated to such Asset, such allocated value to be obtained by multiplying the number of net acres comprising such Asset by the price per net acre set forth on Annex I (the “Allocated Value”), Buyer may elect to remove the affected Asset from the transaction contemplated herein and the Purchase Price shall be reduced by the Allocated Value thereof.  If any Title Defect Property is so removed, Seller shall have the option to attempt to cure any Title Defect within sixty (60) days after Closing, and in the event the defect is cured to Buyer’s reasonable satisfaction within the said sixty (60) day period, the relevant Asset shall be assigned to Buyer via an instrument in the form attached as Exhibit E or Exhibit F, as applicable, and Buyer shall pay to Seller the Allocated Value of the Asset.

d.Title Defect Adjustments.   Title Defect Adjustments shall be determined as follows:

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iIf, because of a Title Defect, title to one or more Title Defect Properties fails completely with the effect that Seller has no ownership interest in the relevant Asset, the adjustment to the Purchase Price attributable to such Title Defect shall be the Allocated Value of the affected Assets.

iiIf the Title Defect consists of a lien, encumbrance, or other charge upon the Title Defect Property which is undisputed and liquidated in amount, the adjustment to the Purchase Price attributable to such Title Defect shall be the amount necessary to pay the obligee to remove such Title Defect, not to exceed the Allocated Value of such Asset.

iiiIf Seller’s actual net revenue interest in all or a portion of the Assets is less than eighty percent (80%) after giving effect to the Conveyance of ORRI, the adjustment to the Purchase Price attributable to such Title Defect shall be an amount equal to (A) the ratio of (x) the difference obtained by subtracting the actual net revenue interest for such Assets from eighty percent (80%), to (y) eighty percent (80%), (B) multiplied by the Allocated Value of such Asset.

iv.If Seller’s actual net acres in the Assets, as a whole, is less than the net acres set forth on Annex I, the adjustment to the Purchase Price attributable to such Title Defect shall be an amount equal to the product obtained by multiplying the net acre deficiency by the price per net acre set forth on Annex I.

vIf Seller does not own the depths specified on Exhibit A in a Lease as of the Effective Time throughout its productive life, the adjustment to the Purchase Price attributed to such Title Defect shall be the Allocated Value for such Lease.

If the Parties hereto are unable to agree on the amount of Title Defect Adjustment pursuant to this Section, then the determination of the existence and associated value related thereto shall be determined by the Title Referee pursuant to Section 17(j).

e.Threshold.  Notwithstanding anything to the contrary, in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any Title Defect unless such Title Defect exceeds Ten Thousand Dollars ($10,000.00) (the “Defect Threshold”). For each Title Defect which exceeds the Defect Threshold, Buyer shall be entitled to an adjustment to the Purchase Price for the full amount of such Title Defect.

f.Preferential Purchase Rights.  If a Lease is subject to a preferential right to purchase, right of first refusal, right of first offer, or similar right that is exercised prior to the Closing, Seller shall be deemed to have suffered a complete failure of title with respect to the affected Lease, such Lease shall be excluded from the Assets conveyed to Buyer at the Closing, the Purchase Price shall be reduced by an amount equal to the full Allocated Value of the affected Lease, and Seller shall be entitled to retain all proceeds paid for the affected Lease by the person exercising such preferential right to purchase or similar right.  For any Lease burdened by a preferential right to purchase or similar right which has not been exercised as of the Closing Date, but for which the time period for exercise has not expired (and the applicable right has not been waived by the holder thereof), such Lease shall be withheld from the Assets sold to Buyer at Closing, and the Purchase Price shall be reduced by the Allocated Value of such Lease.  If any such preferential right to purchase or similar right is ultimately either waived or the time period for exercise relative thereto expires without the holder exercising such right, Buyer shall, within ten (10) business days of such waiver or expiry, pay to Seller the Allocated Value and Seller shall convey such Lease to Buyer using an Assignment in the form of Exhibit E attached hereto.

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g.Consents to Assignment.  If any Asset is subject to the consent of a third party in order to assign such Asset to Buyer, and failure to obtain such consent would render the assignment of some or all of the Asset void or voidable, give rise to a claim for specified liquidated damages, or cause the termination of the Asset to be assigned, then such Asset, together with all other Assets to which the failed consent relates, shall be removed from the Assets sold to Buyer at Closing, and the Purchase Price shall be reduced by the Allocated Value of such removed Assets.  If any such required consent or similar right is the date that is sixty (60) days after Closing, Buyer shall, within ten (10) business days of such consent, pay to Seller the Allocated Value and Seller shall convey such Lease to Buyer using an Assignment in the form of Exhibit E attached hereto.

h.Exclusive Remedy.  Except with respect to the special warranty contained in the Assignment, the remedies provided in this Section 9 are the exclusive remedies available to Buyer for Title Defects.  In no event shall total adjustment related to Title Defects include duplicative costs or losses included in another Title Defect Adjustment hereunder, or exceed the Allocated Value of such Asset.

10.Environmental Matters.

b.Environmental Defects. Seller shall give Buyer physical access to the Assets for the purpose of inspecting same at all reasonable times before the Closing Date.  If Buyer determines there is an environmental Condition that gives rise (or could give rise) to an allegation of non-compliance or violation of Applicable Environmental Laws or otherwise decreases the value of an Asset (an “Environmental Defect”), Buyer shall deliver notice of the Environmental Defect to Seller on or before the Closing. For purposes of this Agreement, “Condition” means any fact, circumstance, status, condition or defect (1) resulting in or arising from a failure to comply with Applicable Environmental Laws or (2) which requires, or with the passage of time will require, investigation, removal, cleanup, remediation, restoration or corrective actions in accordance with Applicable Environmental Laws. Provided, however, Buyer shall notify Seller of any Environmental Defect it discovers as soon as reasonably practicable after its discovery. The Purchase Price shall be reduced with respect to each Asset affected by an Environmental Defect, without duplication, in an amount equal to the sum required to cure such Environmental Defect, unless Seller, at its sole cost and expense, elects to cure such Environmental Defect.  Buyer or Seller may elect to exclude from the Assets any Asset for which an Environmental Defect affects more than fifty percent (50%) of the Allocated Value for such Asset. If Buyer does not deliver a timely and valid notice in accordance with this section, Buyer’s rights for the Environmental Defect to be claimed will be deemed waived.

Notwithstanding anything to the contrary, in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any Environmental Defect unless such Environmental Defect exceeds the Defect Threshold. For each Environmental Defect which exceeds the Defect Threshold, Buyer shall be entitled to an adjustment to the Purchase Price for the full amount of such Environmental Defect.

11.Closing.  The closing of the transaction contemplated by this Agreement (the “Closing” or “Closing Date”) shall be held on or before January 5, 2018 at Seller’s offices, or such other location as the Parties may agree, at 10:00 a.m.  At Closing, the following events shall occur, each being deemed to have occurred simultaneously with the others:

a.Assignment.  Subject to other terms and conditions herein, Seller shall execute and acknowledge, and Seller shall deliver to Buyer, an original of the Assignment, Bill of Sale and

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Conveyance in substantially the form attached hereto as Exhibit E (the “Assignment”), together with a complete Exhibit A attached, and sufficient counterparts of the Assignment to enable the recording of a counterpart of the Assignment in each of the counties where the Leases are located.

b.Deed.  Subject to other terms and conditions herein, Seller shall execute and acknowledge, and Seller shall deliver to Buyer, an original of the Deed in substantially the form attached hereto as Exhibit F (the “Deed”), together with a complete Exhibit B attached, and sufficient counterparts of the Deed to enable the recording of a counterpart of the Deed in each of the counties where the Fee Interests are located.

f.Other Instruments. In addition, Seller shall deliver to Buyer such other assignments necessary to transfer the Assets to Buyer, including any conveyances on official forms and related documentation necessary to transfer the Assets to Buyer in accordance with requirements of governmental regulations.

d.Settlement Statement.  Seller and Buyer shall execute and deliver the Settlement Statement setting out the Closing Amount.

e.Lien Releases.  Seller shall deliver to Buyer recordable copies of all lien releases necessary and sufficient, in the reasonable business judgement of Buyer, to deliver the Assets in accordance with Section 7.viii.

f.Purchase Price.  Buyer shall deliver to Seller the Closing Amount, less the Earnest Money, by wire transfer of immediately available funds to an account designated by Seller at Closing.

g.Earnest Money. Buyer and Seller shall execute and deliver joint written instructions to the Escrow Agent for the disbursement of the Earnest Money to Seller, in accordance with the terms of the Escrow Agreement.

h.Cooperation Agreement. Buyer and Seller shall execute and deliver, and Seller shall cause the Operator to execute and deliver, a Cooperation Agreement in the form attached hereto as Exhibit G.

i. Non-Foreign Affidavit. Seller shall deliver an executed statement described in Treasury Regulation §1.1445-2(b)(2) substantially in the form of Exhibit H, certifying that it is not a foreign person within the meaning of the Code.

j.Closing Certificates. Each Party shall each execute and deliver to the other Party an officer’s certificate, dated as of the Closing Date substantially in the form of Exhibit I.

k. Conveyance of ORRI. Each Party shall execute and deliver to the other Party an executed and acknowledged counterpart of conveyance of overriding royalty interest, which shall be in substantially the form attached hereto as Exhibit J (the “Conveyance of ORRI”), which shall be filed for record in the appropriate real property records immediately following the Assignment.

12.Termination.

a.Written Notice.  Either Party may terminate this Agreement by written notice to the other Party if Closing has not occurred by February 15, 2018, as such date may be extended hereunder or by mutual agreement of the Parties.

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b.Certain Purchase Price Adjustments.  Either Party may terminate this Agreement in the event the sum of: (i) the aggregate reduction to the Purchase Price for all Environmental Defects (not cured in accordance with Section 10 below prior to Closing), (ii) all Title Defect Adjustments, (iii) all adjustments to the Purchase Price under Section 9(f), and (iv) all adjustments to the Purchase Price under Section 9(g), exceeds twenty percent (20%) of the Purchase Price.

c.Buyer’s Failure.  Seller may terminate this Agreement if Closing has failed to occur as of the Closing Date as a result of:

i.the failure of each of the representations and warranties of Buyer set forth in Section 8 to be true and correct in all material respects on and as of the Closing Date (and in all respects in the case of representations and warranties qualified by materiality) with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date); or

the failure of Buyer to materially perform or comply with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Buyer is required prior to or at the Closing Date;

provided, however, that if any such breach or failure is curable, Seller may not terminate this Agreement unless and until Buyer fails to cure such breach or failure within five (5) days of written notice by Seller.

c.Seller’s Failure.  Buyer may terminate this Agreement if Closing has failed to occur as of the Closing Date as a result of:

the failure of each of the representations and warranties of Seller set forth in Section 7 to be true and correct in all material respects on and as of the Closing Date (and in all respects in the case of representations and warranties qualified by materiality) with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date); or

the failure of Seller to materially perform or comply with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Seller is required prior to or at the Closing Date;

provided, however, that if any such breach or failure is curable, Buyer may not terminate this Agreement unless and until Seller fails to cure such breach or failure within five (5) days of written notice by Buyer.

Litigation.   Either Party may terminate this Agreement if a material suit, action or other proceeding by any third party shall be pending before any Governmental Authority (a) seeking to restrain, prohibit, enjoin or declare illegal, or (b) seeking substantial damages in connection with, the transactions contemplated by this Agreement.

In the event that this Agreement is terminated in accordance with Section 12(c) above, and Seller is not at such time in material breach of this Agreement, then as Seller’s sole and exclusive remedy, the Parties shall execute and deliver joint written instructions to the Escrow Agent for the disbursement of the Earnest Money to Seller, in accordance with the terms of the Escrow Agreement. If this Agreement is

41

terminated for any other reason, then the Parties shall execute and deliver joint written instructions to the Escrow Agent for the disbursement of the Earnest Money to Buyer, in accordance with the terms of the Escrow Agreement, in which event Buyer shall retain all rights and remedies at equity or in law, including, without limitation, the right to seek specific performance.

13.Taxes

d.Liability for Taxes.  All taxes, including ad valorem, property, production, excise, net proceeds, severance and other similar obligations assessed against the Assets or based on or measured by the ownership of the Assets or production therefrom (“Taxes”) shall be allocated between Seller and Buyer in the following manner: Seller shall be allocated and bear all Taxes attributable to (A) any Tax period ending prior to the Effective Time and (B) the portion of any Straddle Period ending immediately prior to the Effective Time.  Buyer shall be allocated and bear all Taxes attributable to (x) any Tax period beginning at or after the Effective Time and (y) the portion of any Straddle Period beginning at the Effective Time.  For purposes of determining the allocations described in the preceding sentence, (A) Taxes that are attributable to the severance or production of hydrocarbons shall be allocated to the period in which the severance or production giving rise to such taxes occurred, (B) Taxes that are based upon or related to income or receipts or imposed on a transactional basis (other than such taxes described in clause (A) or (C)), shall be allocated to the period in which the transaction giving rise to such Taxes occurred, and (C) Taxes that are ad valorem, property or other Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand.  For purposes of this Agreement, “Straddle Period” means any Tax period beginning before and ending after the Effective Time.  For the avoidance of doubt, Seller and Buyer each shall be liable for its own income, franchise, or similar taxes.

e.Transfer  Taxes.     It  is  the  reasonable  anticipation  of  the  parties  that  the transactions to occur pursuant to this Agreement, including the transfer of the Assets, shall not give rise to any transfer, documentary, sales, use, stamp, registration and other similar taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement (the “Transfer Taxes”), but to the extent there are any Transfer Taxes attributable to the consummation of the transactions under this Agreement, such Transfer Taxes shall be paid by Buyer. Seller and Buyer shall reasonably cooperate to mitigate, reduce or eliminate any taxes referred to in this Section 13(b), and to use reasonable efforts to obtain any certificate or other documents from any governmental authority as may be possible to mitigate, reduce or eliminate any such Transfer Taxes. For the avoidance of doubt, “Transfer Taxes” shall not include any federal, state and local income and gain taxes resulting from the transactions hereunder.

f.Cooperation. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of tax returns and any audit, litigation, or other proceeding with respect to any taxes relating to the Assets.  Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are relevant to any such tax return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement.  Seller and Buyer agree to retain all books and records with respect to tax matters pertinent to the Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods

42

and to abide by all record retention agreements entered into with any governmental authority.

14. Buyer’s Assumption of Liabilities of Assets and Indemnities.  Upon Closing, Buyer shall, subject to and without limiting Seller’s indemnification obligations under Section 15, assume and pay, perform, fulfill, and discharge all claims, costs, expenses, liabilities accruing or relating to the owning, developing, exploring, operating, or maintaining of the Assets or the producing, transporting, and marketing of hydrocarbons from the Assets, relating to periods on or after the Closing, including without limitation, environmental obligations and liabilities, and all obligations arising under any agreements covering or relating to the Assets, in each case arising on or after the Closing (the “Assumed Liabilities”). Buyer, its successors and assigns, shall indemnify, defend and hold harmless Seller, its officers, directors, shareholders, employees, representatives, agents, successors, and assigns, forever, harmless from and against any and all claims, lawsuits, or demands (including legal and expert fees), whether accrued or unaccrued, arising out of or attributable to the Assumed Liabilities, or any representation, warranty, covenant, or agreement of Buyer contained in this Agreement. BUYER’S INDEMNIFICATION OBLIGATION SHALL APPLY REGARDLESS OF WHETHER OR NOT SUCH CLAIMS, COSTS, EXPENSES, LIABILITIES AROSE FROM THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OF SELLER OR ANY OTHER INDEMNIFIED PARTY AND REGARDLESS OF WHO MAY BE AT FAULT OR OTHERWISE RESPONSIBLE UNDER ANY OTHER CONTRACT, STATUTE, RULE OR THEORY OF LAW, INCLUDING, BUT NOT LIMITED TO, THEORIES OF STRICT LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

15.Seller’s Retention of Liabilities of Excluded Assets and Indemnities. Upon Closing, Seller shall retain all claims, costs, expenses, liabilities, and obligations accruing or relating to the owning, developing, exploring, operating, or maintaining of the Assets or the producing, transporting, and marketing of hydrocarbons from the Assets, relating to periods on or before the Closing, including without limitation, the payment of royalties and taxes relating to pre-Closing periods, environmental obligations and liabilities, and all obligations arising under any agreements covering or relating to the Assets, in each case arising on or prior to the Closing (the “Retained Liabilities”).  In addition, Seller will continue to be solely liable for all claims, costs, expenses, liabilities, and obligations accruing or relating to the owning, developing, exploring, operating, or maintaining of the Excluded Assets or the producing, transporting, and marketing of hydrocarbons from the Excluded Assets including without limitation, the payment of royalties and taxes, environmental obligations and liabilities, and all obligations arising under any agreements covering or relating to the Excluded Assets (collectively, the “Ongoing Liabilities”).  Seller, together with its successors and assigns, shall indemnify, defend, and hold harmless Buyer, its officers, directors, shareholders, employees, representatives, agents, successors, and assigns, harmless from and against any and all claims, lawsuits, or demands (including legal and expert fees), whether accrued or unaccrued, arising out of, related to, or attributable to the Retained Liabilities and Ongoing Liabilities, or any and all claims arising out of a misrepresentation or breach of any representation, warranty, covenant, or agreement of Seller contained in this Agreement. SELLER’S INDEMNIFICATION OBLIGATION SHALL APPLY REGARDLESS OF WHETHER OR NOT SUCH CLAIMS, COSTS, EXPENSES, LIABILITIES AROSE FROM THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OF BUYER OR ANY OTHER INDEMNIFIED PARTY AND REGARDLESS OF WHO MAY BE AT FAULT OR OTHERWISE RESPONSIBLE UNDER ANY OTHER CONTRACT, STATUTE, RULE OR THEORY OF LAW, INCLUDING, BUT NOT LIMITED TO, THEORIES OF STRICT LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

43

16. Certain Post-Closing Covenants.

g.Drilling Obligations. During the calendar year 2018, Buyer will drill and complete five (5) wells located on the Lands to a depth sufficient to test the Mississippian Formation. During each of the respective calendar years 2019, 2020, and 2021, Buyer will drill and complete ten (10) wells located on the Lands to a depth sufficient to test the Mississippian Formation. During the calendar year 2022, Buyer will drill and complete fifteen (15) wells located on the Lands to a depth sufficient to test the Mississippian Formation Each group of wells that Seller is obligated to drill within a particular calendar year is referred to herein as the “Yearly Obligation Wells”, and collectively as the “Obligation Wells”. If in any given calendar year, Buyer drills any well(s) meeting the requirements of this Section 16.a. in excess of the number of Yearly Obligation Wells required for such calendar year, then Buyer’s Yearly Obligation Wells for the following calendar year shall be reduced on account of such excess wells. As used herein, the phrase “Mississippian Formation” means the stratigraphic equivalent of all subsurface depths between 7,128 feet below KB and 7,606 feet below KB, as measured by the well log for the Lightle ‘A’ #1 Well, API: 35073247800000, located in the northwest quarter of the northwest quarter of Section 2, Township 18 North, Range 7 West, Kingfisher County, Oklahoma.

h.Failure to Drill. Subject to Section 16.a. above and Section 16.c. below, in the event that Buyer fails to drill the required Yearly Obligation Wells in any given calendar year, then within 30 days after the expiration of the applicable calendar year, Buyer shall pay to Seller Representative an amount equal to $107,910.00 for each Yearly Obligation Well that Buyer failed to drill in the applicable calendar year (the “Deficiency Payment”). Once Buyer remits any Deficiency Payment, Buyer shall be deemed to have met the requirements set forth in Section 16.a. above with respect to the applicable calendar year. Notwithstanding anything to the contrary contained in this Agreement, the Deficiency Payment shall be Seller’s sole and exclusive remedy with respect to any failure of Buyer to drill an Obligation Well.

Force Majeure. Buyer’s obligation to drill the Obligation Wells shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond Buyer’s reasonable control including, without limitation, an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, earthquake, explosion, governmental restraint, and any other cause, whether of the kind specifically enumerated above or otherwise (“Force Majeure”). In all cases of Force Majeure, Buyer shall promptly give notice to Seller of the suspension of performance, stating therein the nature of the suspension, the reasons thereof, and the expected duration thereof. Buyer shall resume performance as soon as practicable once the reason for delay has been removed, and all subsequent deadlines under Section 16.a. above shall be tolled for the duration of such Force Majeure.

No Partnership. It is not the purpose or intention of this Agreement to create, nor shall this Agreement be construed as creating, any mining partnership, commercial partnership or other partnership or fiduciary relation nor shall the operations of the parties hereunder be construed to be considered as a joint venture. The liability of the parties hereto shall be several and not joint or collective.

HBP Status. The Parties acknowledge and agree that certain Leases may be past their respective primary terms, and are currently held in force and effect by production. From the Closing Date until December 31, 2022, Seller will use reasonable efforts to own and operate such wells in such a manner as to minimize the expiration or termination of all or any portion of the Leases. If at any time before December 31, 2022, (x) any such well ceases to produce hydrocarbons in paying

44

quantities, or (y) the operator of any such well desires to plug and abandon such well, Seller will provide written notice to Buyer within 5 days after learning of such cessation or desire to abandon.

Unitization Agreement. Seller shall approve all wells proposed by Buyer, including, without limitation, all Obligation Wells, in accordance with the terms of that certain Plan of Unitization applicable to the Hennessey Unit, Kingfisher County, Oklahoma, by and among Humble Oil & Refining Company, as Unit Operator, and the other signatories thereto, and dated as of August 18, 1961.

17.Miscellaneous.

w.Survival of Provisions.  The representations and warranties contained in Section 7.i, Section 7.iii, the representations and warranties contained in Section 8, Buyer’s obligation to indemnify Seller under Section 14 for the Assumed Liabilities, and Seller’s obligation to indemnify Buyer under Section 15 for the Retained Liabilities and Ongoing Liabilities, shall each survive Closing indefinitely. The remainder of the representations and warranties in this Agreement shall survive Closing for a period of twelve (12) months. The covenants and agreements of Buyer and Seller contained in Section 16 shall terminate upon the performance of the Parties’ respective obligations under Sections 16.a. and 16.b. The remaining covenants and agreements of Buyer and Seller shall survive until performed.

x.Expenses.  Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same.

y.Notices.  All notices under this Agreement shall be in writing and addressed as set forth below.  Any communication or delivery hereunder shall be deemed to have been duly made and the receiving Party charged with notice (i) if personally delivered, when received, (ii) if mailed, three business days after mailing, certified mail, return receipt requested, (iii) if sent by overnight courier, one day after sending, (iv) via email, when received.  All notices shall be addressed as follows:

If to Seller:	If to Buyer:
BVD Inc. P.O. Box 194 Yates Center, KS 66783 Attn: Beth Clark Phone : 620-625-3536 Fax: 620-625-3247 bvd@bvd.kscoxmail.com	Chaparral Energy, L.L.C. Attention: Director - Land 701 Cedar Lake Blvd. Oklahoma City, Oklahoma 73114 405-478-8770 Lincoln.McElroy@chaparralenergy.com

Any party may, by written notice so delivered to the other Parties, change the address or individual to which delivery shall thereafter be made.

z.Confidentiality.  The terms and conditions of this Agreement and all discussions between the Parties relating thereto shall remain confidential unless (i) otherwise agreed to in writing by all Parties or (ii) any such disclosure is required by applicable law.

aa.Amendments.  This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or

45

waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

bb.Damages Waiver.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES RESULTING FROM OR ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR BUSINESS INTERRUPTIONS, HOWEVER SAME MAY BE CAUSED; PROVIDED THAT ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES RECOVERED BY A THIRD PARTY (EXCEPT AN AFFILIATE OF an indemnified party) SHALL BE RECOVERABLE BY A PARTY HERETO TO THE EXTENT THAT SUCH PARTY IS ENTITLED TO INDEMNIFICATION FOR THE MATTER FOR SUCH DAMAGES ARE RECOVERED. THE WAIVER OF DAMAGES CONTAINED IN THIS SECTION 17(f) SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

cc.Governing Law.  This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Oklahoma without giving effect to conflicts of laws provisions that would require the application of the law of another state; PROVIDED, HOWEVER, THAT NO LAW, THEORY, OR PUBLIC POLICY SHALL BE GIVEN EFFECT WHICH WOULD UNDERMINE, DIMINISH, OR REDUCE THE EFFECTIVENESS OF THE WAIVER OF DAMAGES PROVIDED IN SECTION 17(f), IT BEING THE EXPRESS INTENT, UNDERSTANDING, AND AGREEMENT OF THE PARTIES THAT SUCH WAIVER IS TO BE GIVEN THE FULLEST EFFECT, NOTWITHSTANDING THE NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT), GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STRICT LIABILITY, OR OTHER LEGAL FAULT OF ANY PARTY.  VENUE FOR ANY CLAIM OR CAUSES OF ACTION BROUGHT UNDER THIS AGREEMENT SHALL BE IN OKLAHOMA COUNTY, OKLAHOMA.

dd.Entire Agreement.  This Agreement, along with the attached Exhibits and Schedules which are incorporated herein by reference and the Escrow Agreement and any surviving terms of that certain Access Agreement by and between the Parties dated as of November 16, 2017, constitutes the entire understanding among the Parties, their respective partners, shareholders, officers, directors and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

ee.Binding Effect.  This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns.

ff.Dispute Resolution.  If, after negotiations between the Parties of any dispute concerning the Subsequent Settlement Statement, and Title Defect, or any Environmental Defect fail to resolve such dispute, the Parties shall submit such dispute to applicable Referee, who shall resolve such dispute, applying the terms and provisions of this Agreement, in accordance with the following:

v.

If the Parties are unable to resolve a dispute as to the Settlement Statement (as described in Section 5), the Parties shall submit the dispute to an accounting firm mutually acceptable to Buyer and Seller (the “Accounting Referee”).

vi.

If the Parties are unable to resolve a dispute as to the existence or amount of any Title Defect (as described in Section 8), or whether any Title Defect has been cured, the Parties shall submit the dispute to a neutral attorney admitted to practice in Oklahoma mutually

46

acceptable to Buyer and Seller who does not represent and has not recently represented either Party on any issue in the three (3) years immediately prior to the execution of this Agreement and who has at least ten (10) years of experience in oil and gas title law in Oklahoma (the “Title Referee”).

vii.

If the Parties are unable to resolve a dispute as to the existence or amount of any Environmental Defect (as described in Section 10), or whether any Environmental Defect has been cured, the Parties shall submit the dispute to an environmental consultant agreed upon by the Parties with at least ten (10) years of experience involving properties in the regional area in which the Assets with respect to which such Environmental Defects are alleged and who has not represented either Party on any issue in the three (3) years immediately prior to the execution of this Agreement.

viii.

The Parties shall submit all relevant materials to the applicable Referee for any dispute within twenty (20) business days of selection of the Referee.  No later than twenty (20) days after such submissions, the Referee shall conduct a hearing, at which time the Parties shall present such evidence and witnesses as they may choose, with or without counsel.  Adherence to formal rules of evidence shall not be required, but the Referee shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that he or she determines to be appropriate.  The Referee shall render his or her decision specifically establishing the resolution of the dispute within fifteen (15) days after the hearing and in no event later than 120 days after Closing.  A decision may be filed in any court of competent jurisdiction and may be enforced by any Party as a final judgment of such court.  Without the consent of both Seller and Buyer, the Referee shall not determine any issues other than adjustments to be made on the Subsequent Settlement Statement, for Title Defects, and for Environmental Defects.

gg.Counterparts.  This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.  Execution can be evidenced by electronic transmission of signatures with original signature pages to follow in due course.

hh.Like-Kind Exchange.  Buyer or Seller, as the case may be, consents to any assignment by the other Party of certain of its rights and obligations under this Agreement (a “1031 Assignment”) to a Qualified Intermediary (as that term is defined in Section 1.1031(k)‑1(g)(4)(v) of the Treasury Regulations), or to its Qualified Exchange Accommodation Titleholder (as that term is defined in Rev. Proc. 2000‑37), in connection with effectuation of a like-kind exchange (an “Exchange”).  In the event either Party makes a 1031 Assignment to the Qualified Intermediary or the Qualified Exchange Accommodation Titleholder pursuant to this Section 14.l., such Party agrees to notify the other Party in writing of such assignment at least three (3) business days before the Closing Date. Notwithstanding the occurrence of a 1031 Assignment, Seller and Buyer acknowledge and agree that any such assignment of any portion of either Party’s rights and obligations under this Agreement to a Qualified Exchange Accommodation Titleholder, does not release either Party from any of its respective liabilities and obligations to the other Party (including, without limitation, indemnification obligations) under this Agreement.  The Parties agree to cooperate to attempt to structure the transactions contemplated hereby as a like-kind exchange; provided the Closing shall not be delayed or affected by reason of an Exchange.

ii.Further Assurances.  After Closing, Seller shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices and other documents, and do such other and further acts and things as may be reasonably necessary to more

47

fully and effectively grant, convey and assign the Assets to Buyer as contemplated herein.

jj.No Third Party Beneficiaries. This Agreement is not intended to confer upon any party other than Buyer or Seller any rights or remedies hereunder except as expressly provided in Sections 14 and 15.

kk.Exclusive Remedy. The sole and exclusive remedy of Buyer and Seller with respect to the Assets shall be pursuant to the express provisions of this Agreement. Without limitation of the foregoing, if the Closing, occurs the sole and exclusive remedy of Buyer and Seller, for any and all (a) claims relating to any representations, warranties, covenants and agreements that is contained in this Agreement, (b) other claims pursuant to or in connection with this Agreement and (c) other claims relating to the Assets and the purchase and sale thereof, shall be any right to indemnification from such claims that is expressly provided in this Agreement, and if no such right of indemnification is expressly provided, then such claims are hereby waived to the fullest extent permitted by law.

ll.Representation by TK. Thompson & Knight LLP (“TK”), has been retained by Buyer to represent it in the preparation of this Agreement and documents to be executed and delivered by the Parties incident thereto. TK has advised, and by signature hereto, Seller acknowledges, that TK does not represent it with respect to this Agreement or any matter incident thereto, and has been advised by TK to seek independent counsel with respect to the transactions contemplated by this Agreement and the effect and consequences of such transactions to Seller.  Notwithstanding the preceding sentence, each Party represents and warrants to each other Party that such Party has read and fully understands the terms and provisions hereof, has had an opportunity to review this Agreement with legal counsel, and has executed this Agreement based upon such Party’s own judgment and advice of independent legal counsel.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Execution Date.

SELLER: BVD INC., a Kansas corporation
By: /s/ James A. Vernon

BUYER: CHAPARRAL ENERGY, L.L.C., an Oklahoma limited liability company
By: /s/ K. Earl Reynolds

49

Exhibit 10.1

Execution Version

Tenth Restated Credit Agreement

dated as of December 21, 2017

among

Chaparral Energy, Inc.,
as Borrower,

JPMorgan Chase Bank, N.A.,
as Administrative Agent,

and

The Lenders Party Hereto

______________________________

JPMorgan Chase Bank, N.A., as
Joint Lead Arranger and Sole Bookrunner

Capital One, National Association and Natixis, New York Branch, as

Joint Lead Arrangers and Co-Syndication Agents

KeyBank National Association and Société Générale, as

Co-Documentation Agents

US 5345551v.16

Table Of Contents

Page

Article I
Definitions and Accounting Matters

Section 1.01	Terms Defined Above2
Section 1.02	Certain Defined Terms2
Section 1.03	Types of Loans and Borrowings31
Section 1.04	Terms Generally; Rules of Construction31
Section 1.05	Accounting Terms and Determinations; GAAP32

Article II
The Credits

Section 2.01	Revolving Credit Commitments32
Section 2.02	Loans and Borrowings33
Section 2.03	Requests for Borrowings34
Section 2.04	Interest Elections34
Section 2.05	Funding of Borrowings36
Section 2.06	Termination and Reduction of Revolving Credit Commitments and Aggregate Maximum Revolving Credit Amounts36
Section 2.07	Borrowing Base37
Section 2.08	Letters of Credit40
Section 2.09	Defaulting Lenders47

Article III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01	Repayment of Loans50
Section 3.02	Interest50
Section 3.03	Alternate Rate of Interest51
Section 3.04	Prepayments52
Section 3.05	Fees54

Article IV
Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01	Payments Generally; Pro Rata Treatment; Sharing of Set-offs55
Section 4.02	Presumption of Payment by the Borrower57
Section 4.03	Certain Deductions by the Administrative Agent57
Section 4.04	Collection of Proceeds57

Article V
Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01	Increased Costs58
Section 5.02	Break Funding Payments59
Section 5.03	Taxes59
Section 5.04	Mitigation Obligations; Replacement of Lenders63
Section 5.05	Illegality64

i

Article VI
Conditions Precedent

Section 6.01	Effective Date64
Section 6.02	Each Credit Event67

Article VII
Representations and Warranties

Section 7.01	Organization; Powers68
Section 7.02	Authority; Enforceability68
Section 7.03	Approvals; No Conflicts68
Section 7.04	Financial Condition; No Material Adverse Change69
Section 7.05	Litigation69
Section 7.06	Environmental Matters70
Section 7.07	Compliance with the Laws and Agreements; No Defaults71
Section 7.08	Investment Company Act71
Section 7.09	Taxes72
Section 7.10	ERISA72
Section 7.11	Disclosure; No Material Misstatements72
Section 7.12	Insurance73
Section 7.13	Restriction on Liens73
Section 7.14	Subsidiaries74
Section 7.15	Location of Business and Offices74
Section 7.16	Properties; Titles, Etc.74
Section 7.17	Maintenance of Properties75
Section 7.18	Gas Imbalances, Prepayments76
Section 7.19	Marketing of Production76
Section 7.20	Swap Agreements and Qualified ECP Guarantor76
Section 7.21	Use of Loans and Letters of Credit76
Section 7.22	Solvency76
Section 7.23	Anti-Corruption Laws; Sanctions77
Section 7.24	EEA Financial Institutions77
Section 7.25	Security Instruments77

Article VIII
Affirmative Covenants

Section 8.01	Financial Statements; Other Information78
Section 8.02	Notices of Material Events81
Section 8.03	Existence; Conduct of Business82
Section 8.04	Payment of Obligations82
Section 8.05	Performance of Obligations under Loan Documents82
Section 8.06	Operation and Maintenance of Properties82
Section 8.07	Insurance83
Section 8.08	Books and Records; Inspection Rights84
Section 8.09	Compliance with Laws84
Section 8.10	Environmental Matters84
Section 8.11	Further Assurances85

Section 8.12	Reserve Reports86
Section 8.13	Title Information87
Section 8.14	Additional Collateral and Additional Guarantors88
Section 8.15	ERISA Compliance89
Section 8.16	Commodity Price Risk Management Policy90
Section 8.17	Deposit Accounts; Commodities Accounts and Securities Accounts90
Section 8.18	Commodity Exchange Act Keepwell Provisions90
Section 8.19	Unrestricted Subsidiaries90
Section 8.20	Post-Closing Obligations91

Article IX
Negative Covenants

Section 9.01	Financial Covenants91
Section 9.02	Debt92
Section 9.03	Liens94
Section 9.04	Dividends and Distributions and Redemptions of Permitted Senior Additional Debt; Amendments to Permitted Senior Additional Debt Documents95
Section 9.05	Investments, Loans and Advances96
Section 9.06	Nature of Business; No International Operations97
Section 9.07	Limitation on Leases97
Section 9.08	Proceeds of Loans97
Section 9.09	ERISA Compliance98
Section 9.10	Sale or Discount of Receivables98
Section 9.11	Mergers, Etc98
Section 9.12	Sale of Properties and Termination of Swap Agreements99
Section 9.13	Environmental Matters101
Section 9.14	Transactions with Affiliates101
Section 9.15	Subsidiaries101
Section 9.16	Negative Pledge Agreements; Dividend Restrictions101
Section 9.17	Gas Imbalances, Take-or-Pay or Other Prepayments102
Section 9.18	Swap Agreements102
Section 9.19	Marketing Activities104
Section 9.20	Holding Company104
Section 9.21	Changes in Fiscal Year and Amendments to Organizational Documents104
Section 9.22	Non-Qualified ECP Guarantors105
Section 9.23	Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries105

Article X
Events of Default; Remedies

Section 10.01	Events of Default105
Section 10.02	Remedies107

Article XI
The Agents

Section 11.01	Appointment; Powers109

Section 11.02	Duties and Obligations of Administrative Agent109
Section 11.03	Action by Administrative Agent110
Section 11.04	Reliance by Administrative Agent111
Section 11.05	Subagents111
Section 11.06	Resignation of Administrative Agent111
Section 11.07	Agents as Lenders112
Section 11.08	No Reliance112
Section 11.09	Administrative Agent May File Proofs of Claim112
Section 11.10	Authority of Administrative Agent to Release Collateral, Liens and Guarantors113
Section 11.11	The Joint Lead Arrangers113

Article XII
Miscellaneous

Section 12.01	Notices113
Section 12.02	Waivers; Amendments114
Section 12.03	Expenses, Indemnity; Damage Waiver116
Section 12.04	Successors and Assigns119
Section 12.05	Survival; Revival; Reinstatement122
Section 12.06	Counterparts; Integration; Effectiveness123
Section 12.07	Severability123
Section 12.08	Right of Setoff124
Section 12.09	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS124
Section 12.10	Headings125
Section 12.11	Confidentiality125
Section 12.12	Interest Rate Limitation126
Section 12.13	EXCULPATION PROVISIONS127
Section 12.14	Collateral Matters; Swap Agreements128
Section 12.15	No Third Party Beneficiaries128
Section 12.16	USA Patriot Act Notice128
Section 12.17	No Advisory or Fiduciary Responsibility128
Section 12.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions129
Section 12.19	Intercreditor Agreements129
Section 12.20	Restatement; Existing Credit Agreement130
Section 12.21	Exiting Lenders131

ANNEXES, EXHIBITS AND SCHEDULES

Article IAnnex I	List of Maximum Revolving Credit Amounts
Article IIAnnex II	Existing Letters of Credit
Article IIIExhibit A	Form of Note
Article IVExhibit B	Form of Borrowing Request
Article VExhibit C	Form of Interest Election Request
Article VIExhibit D	Form of Compliance Certificate
Article VIIExhibit E	Security Instruments as of the Effective Date
Article VIIIExhibit F	Form of Guaranty Agreement
Article IXExhibit G	Form of Security Agreement
Article XExhibit H	Form of Assignment and Assumption
Article XIExhibit I-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Article XIIExhibit I-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Article XIIIExhibit I-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Article XIVExhibit I-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)
Article XVSchedule 7.05	Litigation
Article XVISchedule 7.06	Environmental Matters
Article XVIISchedule 7.14	Subsidiaries and Partnerships; Immaterial Subsidiaries
Article XVIIISchedule 7.18	Gas Imbalances
Article XIXSchedule 7.19	Marketing Contracts
Article XXSchedule 7.20	Swap Agreements
Article XXISchedule 9.02	Existing Debt

v

Article XXIISchedule 9.03	Existing Liens
Article XXIIISchedule 9.05	Investments

This Tenth Restated Credit Agreement, dated as of December 21, 2017, is among Chaparral Energy, Inc., a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders from time to time party hereto; and JPMorgan Chase Bank, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

1.

The Borrower, the Administrative Agent and the financial institutions named and defined therein as Lenders (the “Existing Lenders”) are party to that certain Ninth Restated Credit Agreement, dated as of March 21, 2017 (as amended modified, or supplemented prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Lenders provided loans and extensions of credit to the Borrower.

2.	The parties desire to amend and restate the Existing Credit Agreement in the form of this Agreement.
3.

After giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the terms hereof, the Maximum Revolving Credit Amount of each Lender hereunder will be as set forth on Annex I.

4.

In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the Administrative Agent’s giving notice of the Effective Date as contemplated in Section 6.01 hereof, the parties hereto agree that the Existing Credit Agreement is hereby amended, renewed, extended and restated in its entirety on (and subject to) the terms and conditions set forth herein.  It is the intention of the parties hereto that this Agreement supersedes and replaces the Existing Credit Agreement in its entirety; provided that (i) such amendment and restatement shall operate to renew, amend, modify and extend all of the rights, duties, liabilities and obligations of the Borrower under the Existing Credit Agreement and the Existing Loan Documents (as defined herein), which rights, duties, liabilities and obligations are hereby renewed, amended, modified and extended to the Borrower, and shall not act as a novation thereof, and (ii) the Liens securing the Indebtedness under and as defined in the Existing Credit Agreement and the rights, duties, liabilities and obligations of the Borrower and the “Guarantors” under and as defined in the Existing Credit Agreement and the Existing Loan Documents to which they are a party shall not be extinguished but shall be carried forward and shall secure such obligations and liabilities as amended, renewed, extended and restated hereby.  The Borrower represents and warrants that, as of the Effective Date, there are no claims or offsets against, or defenses or counterclaims to, the obligations of the Borrower or under the Existing Credit Agreement or any of the other Existing Loan Documents.

5.

In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree  to amend and restate the Existing Credit Agreement in its entirety as follows:

Definitions and Accounting Matters

Terms Defined Above

.  As used in this Agreement, each term defined above has the meaning indicated above.

Certain Defined Terms

.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, which grants the Administrative Agent “control” as defined in the Uniform Commercial Code in effect in the applicable jurisdiction over any Deposit Account, Securities Account or Commodities Account maintained by any Credit Party, in each case, among the Administrative Agent, the applicable Credit Party and the applicable financial institution at which such Deposit Account, Securities Account or Commodities Account is maintained.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified (other than any operating portfolio companies of the foregoing Persons).

“Agents” means, collectively, the Administrative Agent, the Joint Lead Arrangers and any syndication or documentation agent from time to time party hereto or appointed hereunder; and “Agent” shall mean any of them, as the context requires.

“Aggregate Maximum Revolving Credit Amounts” at any time shall equal the sum of the Maximum Revolving Credit Amounts, as the same may be reduced or terminated pursuant to

Section 2.06.  The initial Aggregate Maximum Revolving Credit Amounts of the Lenders on the Effective Date is $400,000,000.

“Agreement” means this Tenth Restated Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one-month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth herein.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Anti-Corruption Laws” means all state or federal laws, rules, and regulations applicable to any Credit Party or any Subsidiary from time to time concerning or relating to bribery or corruption, including the FCPA.

“Applicable Margin” means for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Revolving Credit Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	≤25%	>25% and ≤50%	>50% and ≤75%	>75% and ≤90%	>90%
Eurodollar Loans	2.500%	2.750%	3.000%	3.250%	3.500%
ABR Loans	1.500%	1.750%	2.000%	2.250%	2.500%
Revolving Credit Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%

The Applicable Margin shall change on any Business Day on which the Borrowing Base Utilization Percentage changes and, as a result of such change, the Applicable Margin would be determined by reference to a different column in the table above.  Each change in the Applicable Margin for Loans shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level until such Reserve Report is delivered.

“Applicable Revolving Credit Percentage” means, as of any date of determination, with respect to any Lender, the percentage of the Aggregate Maximum Revolving Credit Amounts represented by such Lender’s Maximum Revolving Credit Amount as such percentage as of such date of determination.  The Applicable Revolving Credit Percentage of each Lender as of the Effective Date is set forth on Annex I.

“Approved Counterparty” means 6. any Lender or any Affiliate of a Lender, 7. any other Person if such Person has (or the credit support provider of such Person has) a long term senior unsecured debt rating at the time of entry into the applicable Swap Agreement of A-/A3 by S&P or Moody’s (or their equivalent) or higher and (c) any other Person acceptable to the Administrative Agent in its sole discretion.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by 8. a Lender, 9. an Affiliate of a Lender or 10. an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means 11. Cawley, Gillespie & Associates, Inc., 12. Ryder Scott Company Petroleum Consultants, L.P. and 13. any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit H or any other form approved by the Administrative Agent.

14.	“Auto‑Renewal Letter of Credit” has the meaning assigned such term in Section 2.08(c)(ii).

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of any EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Products” means any of the following bank services:  15. commercial credit cards, 16. stored value cards, and 17. treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Products Provider” means any Lender or Affiliate of a Lender that provides Bank Products to the Borrower, any Restricted Subsidiary or any Guarantor.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Bankruptcy Proceedings” means the bankruptcy proceedings of the Borrower and certain of its Subsidiaries in the Bankruptcy Court under Chapter 11 of the United States Bankruptcy Code, commenced by the voluntary petitions for relief filed by the Borrower and such Subsidiaries on May 9, 2016.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 8.13(c).

“Borrowing Base Deficiency” means at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York, Houston, Texas or Oklahoma City, Oklahoma are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder; provided that operating leases that are reclassified or recharacterized as capital leases due to a change in GAAP after the Effective Date shall not constitute Capital Leases for any purpose under this Agreement but shall instead be treated as they would have been in accordance with GAAP as in effect on the Effective Date.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Restricted Subsidiaries.

“CERCLA” has the meaning set forth in the definition of “Environmental Laws”.

“Change in Control” means (a) except as permitted by this Agreement, the Borrower or any Guarantor ceases to own 100% of the Equity Interests of any Guarantor, (b) for any reason whatsoever, any “person” or “group” (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder as in effect on the date hereof), other than any Permitted Holder or any Affiliate of a Permitted Holder, shall beneficially own a percentage of the then outstanding Equity Interests of the Borrower that is more than 40% of the voting power of the total outstanding Equity Interests of the Borrower, (c) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated, appointed or approved for consideration by shareholders for election by the board of directors of the Borrower or (ii) appointed by directors so nominated, appointed or approved, or (d) a Change of Control (as defined in any Permitted Senior Additional Debt Documents to the extent that the applicable Permitted Senior Additional Debt constitutes Material Debt) shall have occurred.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, for the purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and to have been adopted after the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute (in each case, except as otherwise provided herein).

“Commodities Account” shall have the meaning set forth in Article 9 of the UCC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Consolidated Net Income” means with respect to the Borrower and the Consolidated Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following:  (d) the net income of any Person in which the Borrower or any Consolidated Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Restricted Subsidiary, as the case may be; (e) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (f) any extraordinary non-cash gains or losses during such period and (g) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns.

“Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries that are Consolidated Subsidiaries.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Consolidated Unrestricted Subsidiaries” means any Unrestricted Subsidiaries that are Consolidated Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 20% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Parties” means, collectively, the Borrower and each Guarantor, and “Credit Party” means any one of the foregoing.  For the avoidance of doubt, “Credit Parties” does not include any Unrestricted Subsidiaries.

“Debt” means, for any Person, the sum of the following (without duplication):  (h) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (i) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (j) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (k) all obligations under Capital Leases; (l) all obligations under Synthetic Leases; (m) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (n) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (o) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others and, to the extent entered into as a means of providing credit support for the obligations of others and not primarily to enable such Person to acquire any such Property, all obligations or undertakings of such Person to purchase the Debt or Property of others; (p) [reserved]; (q) [reserved]; (r) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (s) Disqualified Capital Stock; and (t) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.  The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (u) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder; (v) has notified the Administrative Agent, the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (w) has failed, within three (3) Business Days after request by the Administrative Agent or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (x) has (or whose bank holding company has) been placed into receivership, conservatorship, bankruptcy or become the subject of a Bail-In Action; provided that a Lender shall not become a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (y) the Maturity Date and (z) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Revolving Credit Commitments are terminated.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (a) interest, (b) income and franchise taxes, (c) depreciation, depletion, amortization, exploration expenses and other noncash charges (including (i) non-cash losses resulting from mark-to-market in respect of Swap Agreements (including those resulting from the requirements of ASC Topic 815) and (ii) non-cash losses from the adoption of fresh start accounting in connection with the consummation of the Plan of Reorganization), (d) losses from asset dispositions (other than Hydrocarbons produced in the ordinary course of business), (e) actual fees and transaction costs incurred by the Credit Parties in connection with the Bankruptcy Proceedings and the closing of this Agreement and the Transactions occurring on or about the Effective Date (other than, for the avoidance of doubt, severance payments and consulting fees paid to former officers and employees), (f) severance payments and consulting fees paid to former officers and employees not later than 10 days following the consummation of the Plan of Reorganization in connection with the Bankruptcy Proceedings in an amount not to exceed $4,000,000, (g) charges, reserves and expenses incurred on or before December 31, 2017 in connection with cost savings initiatives in an amount not to exceed $3,000,000, (h) any fees and expenses or charges incurred in connection with the implementation of fresh start accounting in an amount not to exceed $1,000,000 and (i) actual fees and transaction costs incurred prior to the Effective Date in connection with the sale by certain Credit Parties of certain Oil and Gas Properties pursuant to that certain Asset Purchase and Sale Agreement, dated as of October 13, 2017, among Chaparral Energy, L.L.C., Chaparral CO2, L.L.C., Chaparral Real Estate, L.L.C. and Perdure Petroleum, LLC (including, without limitation, legal, accounting and financial advisory fees, title and environmental due diligence costs, employee retention, severance, or relocation expenses, costs and expenses related to the acceleration of long-term employee incentive awards, and contract termination and restructuring costs) in an amount not to exceed $4,000,000, minus all gains from asset dispositions (other than Hydrocarbons produced in the ordinary course of business) and all noncash income, in each case to the extent added to Consolidated Net Income in such period.  For the purposes of calculating EBITDAX (including any component thereof) for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the financial ratio contained in Section 9.01(a), if at any time during such Reference Period the Borrower or any Consolidated Restricted Subsidiary shall have made any Material Disposition or Material Acquisition, the EBITDAX for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material

Disposition or Material Acquisition had occurred on the first day of such Reference Period (such calculations to be determined by a Financial Officer in good faith and reasonably acceptable to the Administrative Agent).

“EEA Financial Institution” means (aa) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (bb) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (cc) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Election Notice” has the meaning assigned to such term in Section 3.04(c)(ii).

“Engagement Letters” means (a) that certain letter agreement styled “Engagement Letter” dated as of November 21, 2017, among the Administrative Agent, JPMorgan and the Borrower, as amended restated, supplemented or otherwise modified from time to time and (b) any other letter agreements entered into from time to time between the Borrower, the Administrative Agent and JPMorgan providing for the payments of fees to the Administrative Agent and/or JPMorgan in connection with this Agreement or any transactions contemplated hereby.

“Engineering Reports” has the meaning assigned to such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Subsidiary is located, including, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equipment and Fixture Financing Debt” means Debt of the Credit Parties incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Debt), including equipment, motor vehicles, obligations under Capital Leases and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt; provided that (dd) any such extensions, renewals and replacements do not increase the outstanding principal amount thereof, (ee) in each case the acquired assets are reasonably related to the businesses of the Credit Parties engaged in on the Effective Date and (ff) such Debt is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (gg) a “Reportable Event” described in section 4043 of ERISA, other than a Reportable Event as to which the provisions of thirty (30) days’ notice to the PBGC is expressly waived under applicable regulations, with respect to a Pension Plan, (hh) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (ii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under section 4041 of ERISA, (jj) the institution of proceedings to terminate a Pension Plan by the PBGC, (kk) receipt by the Borrower, a Subsidiary or any ERISA Affiliate of a notice of withdrawal liability pursuant to section 4202 of ERISA, (ll) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (mm) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of section 430 of the Code or section 303 of ERISA), (nn) the receipt by Borrower, any Subsidiary or any of its ERISA Affiliates of any notice, or the receipt by any “Multiemployer Plan” (as defined in section 4001(a)(3) of ERISA) from the Borrower, any Subsidiary or any ERISA Affiliate of any notice, concerning a determination that a Multiemployer Plan is, or is expected to be, "insolvent" (within the meaning of section 4245 of ERISA), or in endangered or critical status (within the meaning of section 432 of the Code or section 305 of ERISA), (oo) the present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of ASC No. 715: Compensation-Retirement Benefits), as of the date of the most recent financial statements reflecting such amounts, exceeds the fair market value of the assets of such Pension Plan allocable to such obligations and (pp) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means:  (qq) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (rr) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ss)  landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens, in each case, arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause that is not a statutory Lien arising by operation of law does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (tt) Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (uu)  (i) Liens in favor of depository banks arising under documentation governing deposit accounts which Liens secure the payment of returned items, settlement item amounts, customary bank fees for maintaining deposit accounts and other related services, and similar items and fees, and (ii) banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that, with respect to this clause (ii), no such deposit account is a dedicated cash collateral account; (vv) easements, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations, zoning and land use requirements in any Property of the Borrower or any Restricted Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like and/or usual and customary purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (ww) Liens on cash or securities pledged to secure (either directly or indirectly by securing letters of credit that in turn secure) performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (xx) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (yy) Liens arising from Uniform Commercial Code financing statement filings made solely as a precautionary measure regarding operating leases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business covering only the Property under lease; and (zz) licenses of intellectual property, none of which, in the aggregate, interfere in any material respect with the business of the Borrower or its Restricted Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Restricted Subsidiaries; provided that (i) Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent for the benefit of the Secured Parties is to be hereby implied or expressed by the permitted existence of such Excepted Liens and (ii) the term “Excepted Liens” shall not include any Lien securing Debt for borrowed money other than the Indebtedness.

“Excluded Accounts” has the meaning assigned to such term in the Security Agreement.

“Excluded Swap Obligation” means, with respect to any Credit Party individually determined on a Credit Party by Credit Party basis, any Indebtedness in respect of any Swap Agreement if, and solely to the extent that, all or a portion of the guarantee by such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Indebtedness in respect of any Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Indebtedness in respect of any Swap Agreement.  If any Indebtedness in respect of any Swap Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Indebtedness in respect of any Swap

Agreement that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender or the Issuing Bank, (aaa) Taxes imposed on or measured by net income, franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (bbb) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 5.04(b)), any withholding Tax that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled at the time of designation of a new lending office (or assignment) to receive additional amounts with respect to such withholding Tax pursuant to Section 5.03, (ccc) Taxes attributable to such Lender’s failure to comply with Section 5.03(f), and (ddd) any United States federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means the letters of credit listed on Annex II.

“Existing Loan Documents” means the “Loan Documents” (as defined in the Existing Credit Agreement) as in effect prior to the date hereof.

“Exiting Lenders” means UBS AG, Stamford Branch, Wells Fargo Bank, National Association, The Bank of Nova Scotia, Goldman Sachs Bank USA, Beal Bank USA, SEI Energy Debt Fund, LP and U.S. Bank National Association.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of the foregoing.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the greater of (b) 0% and (c) the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate as set forth in this clause (b) is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.  Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Restricted Subsidiaries referred to in Section 7.04(a).

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including supranational bodies such as the European Union or the European Central Bank) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantors” means: CEI Acquisition, L.L.C., a Delaware limited liability company, CEI Pipeline, L.L.C., a Texas limited liability company, Chaparral Biofuels, L.L.C., an Oklahoma limited liability company, Chaparral CO2, L.L.C., an Oklahoma limited liability company, Chaparral Energy, L.L.C., an Oklahoma limited liability company, Chaparral Exploration, L.L.C., a Delaware limited liability company, Chaparral Real Estate, L.L.C., an Oklahoma limited liability company, Chaparral Resources, L.L.C., an Oklahoma limited liability company, Green Country Supply, Inc., an Oklahoma corporation, Roadrunner Drilling, L.L.C., an Oklahoma limited liability company, and each other Material Subsidiary that guarantees the Indebtedness pursuant to Section 8.14(b).

“Guaranty Agreement” means an agreement executed by the Guarantors in substantially the form of Exhibit F unconditionally guarantying, on a joint and several basis, payment of the Indebtedness, as the same may be amended, restated, modified or supplemented from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including:  (e) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (f) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (g) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Subsidiary” means any Subsidiary designated by the Borrower as an Immaterial Subsidiary if and for so long as (a) such Immaterial Subsidiary owns Property having a fair market value of $2,000,000 or less and (b) such Immaterial Subsidiary, together with all other Immaterial Subsidiaries so designated as Immaterial Subsidiaries, does not have total assets having a fair market value at any time exceeding $5,000,000; provided that no Subsidiary may be an Immaterial Subsidiary if it owns Oil and Gas Properties that are included in the then effective Borrowing Base.

“Immaterial Title Deficiencies” means minor defects or deficiencies in title which do not diminish by more than 2% the total value of the Proved Oil and Gas Properties evaluated in the Reserve Report used in the most recent determination of the Borrowing Base.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Indebtedness” means any and all amounts owing or to be owing by the Borrower or any Subsidiary (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising):  (h) to any Agent, the Issuing Bank or any Lender under any Loan Document, including, without limitation, all interest on any of the Loans (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Credit Party (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action); (i) to any Secured Swap Provider under any Swap Agreement including any Swap Agreement in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into (i) after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender or (ii) after assignment by a Secured Swap Provider to another Person that is not a Lender or an Affiliate of a Lender; (j) to any Bank Products Provider in respect of Bank Products; and (k) all renewals, extensions and/or rearrangements of any of the above; provided that solely with respect to any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations of such Credit Party shall in any event be excluded from “Indebtedness” owing by such Credit Party.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document.

“Indemnitee” shall have the meaning assigned to such term in Section 12.03(b).

“Information” shall have the meaning assigned to such term in Section 12.11.

“Initial Reserve Report” means the internally prepared report of the Borrower dated as of July 1, 2017, with respect to the Proved Oil and Gas Properties of the Credit Parties.

“Intercreditor Agreement” shall mean a customary intercreditor agreement providing for, among other things, (x) the subordination of the Liens on the property and assets of the Borrower and the other Credit Parties securing any Permitted Senior Additional Debt (or any refinancing, replacement or similar thereof permitted hereunder) to the Liens on such property and assets securing the Indebtedness and (y) the relative rights and other creditors’ rights, as between the holders of the Indebtedness and the holders of any such Permitted Senior Additional Debt, by and among the Administrative Agent, the Borrower, the other Credit Parties, the collateral agents or representatives for the holders of the relevant Debt and the other parties thereto in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (l) with respect to any ABR Loan, the last day of each March, June, September and December and (m) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; provided that (n) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (o) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned to such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between:  (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, for any Person:  (p) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (q) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (r) the purchase or acquisition (in one or a series of transactions) of Property (other than Equity Interests) of another Person that constitutes a business unit; or (s) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, any Debt or other obligations of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Lead Arrangers” means (a) JPMorgan, in its capacities as joint lead arranger and sole bookrunner hereunder, (b) Capital One, National Association, as joint lead arranger and (c) Natixis, New York Branch, as joint lead arranger.

“LC Commitment” at any time means twenty million dollars ($20,000,000).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (t) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (u) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Revolving Credit Percentage of the total LC Exposure at such time (as such LC Exposure may be increased from time to time pursuant to Section 2.09(a)(iv) if a Defaulting Lender then exists).

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided further that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (v) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (w) production payments and the like payable out of Oil and Gas Properties.  The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations.  For the purposes of this Agreement, the Borrower and its Restricted Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Engagement Letters and the Security Instruments.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, (x) at any time while no Loans or LC Exposure is outstanding, Lenders having greater than fifty percent (50%) of  the total Revolving Credit Commitments; and (y)  at any time while any Loans or LC Exposure is outstanding, Lenders holding greater than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Revolving Credit Commitments and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.

“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Borrower and/or its Restricted Subsidiaries in excess of 5% of the then effective Borrowing Base.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (z) the business, operations, Property, or financial condition of the Borrower and the Restricted Subsidiaries taken as a whole, (aa) the ability of the Credit Parties, taken as a whole, to perform their payment obligations or other material obligations under the Loan Documents, (bb) the validity or enforceability of any Loan Document, or (cc) the rights and remedies of, or benefits available to, taken as a whole, the Administrative Agent and the Lenders under the Loan Documents.

“Material Debt” means Debt of any one or more of the Borrower and its Restricted Subsidiaries (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $15,000,000.  For purposes of determining Material Debt, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value of such Swap Agreement.

“Material Disposition” means any sale or other disposition of Property or series of related sales or dispositions of property that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of 5% of the then effective Borrowing Base.

“Material Subsidiary” means, as of any date, any Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means December 21, 2022.

“Maximum Revolving Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Revolving Credit Amounts”, as the same may be (dd) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Revolving Credit Amounts pursuant to Section 2.06(b) or (ee) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Net Proceeds” means the aggregate cash proceeds received by a Credit Party in respect of any sale, lease, conveyance, disposition or other transfer of Property (including any cash subsequently received upon the sale or other disposition or collection of any non-cash consideration received in any sale), any issuance of Equity Interests, any incurrence of Debt, or Casualty Event, net of (ff) the direct costs relating to such sale of Property, issuance of Equity Interests, incurrence of Debt or any Casualty Event (including legal, accounting and investment banking fees, sales commissions and underwriting discounts and commissions paid to unaffiliated third parties and other reasonable and customary fees and expenses actually incurred in connection therewith), (gg) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (hh) Debt (other than the Indebtedness) which is secured by a Lien upon any of the assets being sold or that are the subject of such Casualty Event, as the case may be, and which must be repaid as a result of such sale or such Casualty Event and (d) any amounts provided as a reserve, in accordance with

GAAP, against any liabilities under any indemnification obligations or purchase price adjustments associated with such sale.

“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

18.	“Non‑Renewal Notice Date” has the meaning assigned such term in Section 2.08(c)(ii).

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYMEX” means the New York Mercantile Exchange.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oil and Gas Properties” means 19. Hydrocarbon Interests; 20. the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; 21. all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; 22. all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; 23. all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; 24. all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and 25. all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.  Unless otherwise expressly provided herein, all references in this Agreement to “Oil and Gas Properties” refer to Oil and Gas Properties owned by the Borrower and its Restricted Subsidiaries, as the context requires.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing, excise, property or other similar Taxes, charges or levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning set forth in Section 12.04(c)(i).

“Participant Register” has the meaning set forth in Section 12.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“PDP Reserves” means “proved developed producing oil and gas reserves” as such term is defined by the SPE in its standards and guidelines.

“Pension Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code and which 26. is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or 27. was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

“Permitted Holder” means any Person that, on the Effective Date, is the beneficial owner, together with any of its Affiliates, of Equity Interests representing 10% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower at such time.

“Permitted Senior Additional Debt” means Debt incurred by the Borrower or any Restricted Subsidiary under Section 9.02(h).

“Permitted Senior Additional Debt Documents” means any indenture or other loan agreement governing any Permitted Senior Additional Debt, all guarantees thereof and all other agreements, documents or instruments executed and delivered by the Borrower or any Restricted Subsidiary in connection with, or pursuant to, the incurrence of Permitted Senior Additional Debt.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA, which 28. is currently or hereafter sponsored, maintained or contributed to by the Borrower or any Subsidiary or 29. was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or any Subsidiary.

“Plan of Reorganization” means the First Amended Joint Plan of Reorganization of Chaparral Energy, Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, dated March 7, 2017 (together with all exhibits and schedules thereto), filed with the Bankruptcy Court, which was confirmed pursuant to an Order entered by the Bankruptcy Court on March 10, 2017.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.  Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Proved Oil and Gas Properties” means Hydrocarbon Interests to which Proved Reserves are attributed.

“Proved Reserves” or “Proved” means collectively, “proved oil and gas reserves,” “proved developed producing oil and gas reserves,” “proved developed non-producing oil and gas reserves” (consisting of proved developed shut-in oil and gas reserves and proved developed behind pipe oil and gas reserves), and “proved undeveloped oil and gas reserves,” as such terms are defined by the SPE in its standards and guidelines.

“PV-9” means, with respect to the Credit Parties’ Proved Oil and Gas Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Credit Parties’ collective interests in such Proved Reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent bank price deck of the Administrative Agent.

“Qualified ECP Guarantor” means, in respect of any Swap Agreement, each Credit Party that 30. has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement or grant of the relevant security interest to secure such Swap Agreement becomes effective or 31. otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“RCRA” has the meaning set forth in the definition of “Environmental Laws”.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt.  “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).  The Effective Date shall also constitute a Redetermination Date hereunder.

“Reference Period” has the meaning assigned to such term in the definition of “EBITDAX.”

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

“Required Lenders” means, (a) at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two-thirds percent (66⅔%) of the Revolving Credit Commitments; and (b) at any time while any Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two-thirds percent (66⅔%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Revolving Credit Commitments and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of the Required Lenders.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of the dates set forth in Section 8.12(a) (or such other date in the event of an Interim Redetermination), the Proved Reserves attributable to the Oil and Gas Properties of the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the Chief Operating Officer, President, any Financial Officer or any Vice President of such Person.  Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Restricted Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Restricted Subsidiaries.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be 32. modified from time to time pursuant to Section 2.06 and 33. modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04.  The amount representing each Lender’s Revolving Credit Commitment shall at any time be the lesser of such Lender’s Maximum Revolving Credit

Amount and such Lender’s Applicable Revolving Credit Percentage of the then effective Borrowing Base.  The total Revolving Credit Commitment is the aggregate amount of the Revolving Credit Commitments of all the Lenders.

“Revolving Credit Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Margin”.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Bank, the Bank Products Providers and Secured Swap Providers, and “Secured Party” means any of them individually.

“Secured Swap Provider” means any 34. Person that is a party to a Swap Agreement with the Borrower or any of its Restricted Subsidiaries that entered into such Swap Agreement before or while such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, or 35. assignee of any Person described in clause (a) above so long as such assignee is a Lender or an Affiliate of a Lender.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Security Agreement” means an Amended and Restated Pledge and Security Agreement among the Borrower, the Guarantors and the Administrative Agent in substantially the form of Exhibit G (or otherwise in form and substance reasonably acceptable to the Administrative Agent) granting Liens and a security interest on the Credit Parties’ personal property constituting Collateral (as defined therein) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Indebtedness, as the same may be amended, modified, supplemented or restated from time to time.

“Security Instruments” means the Guaranty Agreement, the Security Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit E, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with any Lender or any Affiliate of a Lender, agreements with any Bank Products Provider in connection with any Bank Products or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“SPE” means the Society of Petroleum Engineers.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person 36. of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or 37. that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Supermajority Lenders” means, 38. at any time while no Loans or LC Exposure is outstanding, Lenders having greater than eighty percent (80%) of the Revolving Credit Commitments; and (b) at any time while any Loans or LC Exposure is outstanding, Lenders holding greater than eighty percent (80%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Revolving Credit Commitments and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Supermajority Lenders.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that (a) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement and (b) no contract (or specified portion thereof or specified transaction thereunder) for the sale of Hydrocarbons for deferred shipment or delivery that is intended to be settled by physical delivery of such Hydrocarbons by the Borrower or any other Credit Party, including any forward sale contract in respect of Hydrocarbons and any physical basis contract, shall be a Swap Agreement so long as such contract does not provide, at the time such contract (or specified portion thereof or specified transaction thereunder) is entered into, for any portion of such contract to include a fixed price component (including any fixed commodity price component and/or any fixed basis differential component); provided, that, the Borrower’s or any other Credit Party’s election for “first of month” pricing or other one month pricing pursuant to a forward sale contract for deliveries of Hydrocarbons for the immediately following calendar month shall not, by itself, cause an agreement to be deemed to be a contract with a fixed price component for purposes of this definition.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, 39. for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and 40. for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of United States federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Revolving Credit Commitments.

“Threshold Amount” means $15,000,000.

“Total Debt” means, at any date, all Debt of the Borrower and the Consolidated Restricted Subsidiaries on a consolidated basis, excluding 41. non-cash obligations under ASC 815, 42. accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the date of receipt of the invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, (c) Debt with respect to letters of credit to the extent such letters of credit have not been drawn, (d) obligations with respect to surety or performance bonds and similar instruments entered into in the ordinary course of business in connection with the operation of Oil and Gas Properties, and (e) Debt of the type described in clauses (f), (g), (h), (i), (j), (k) and (m) of the definition of “Debt”.

“Total Leverage Ratio” has the meaning assigned such term in Section 9.01(a).

“Transactions” means, with respect to 43. the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on the Mortgaged Properties pursuant to the Security Instruments and 44. each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of Liens on the Mortgaged Properties pursuant to the Security Instruments.

“Triggering Disposition” means, subject to the last sentence hereof, any sale or other disposition of any Oil and Gas Properties (including Casualty Events but excluding any sale or other disposition of any Oil and Gas Properties to a Credit Party) and any termination or other liquidation of any commodity Swap Agreements (or any sale of Equity Interests in a Restricted Subsidiary that owns Oil and Gas Properties or is a party to commodity Swap Agreements (excluding, in each case, any sale of Equity Interests to a Credit Party)) if the aggregate Borrowing Base value (which, for purposes hereof, shall mean the value the Administrative Agent attributed in its sole discretion acting in good faith, but consistent with its customary oil and gas lending criteria as it exists at a particular time, to such Oil and Gas Property or Swap Agreement for purposes of the most recent determination of the Borrowing Base), if any, of such Oil and Gas Properties directly or indirectly sold or disposed of and Swap Agreements directly or indirectly terminated or otherwise liquidated (inclusive of the Oil and Gas Properties or Swap Agreements then being sold or liquidated) during any period between Redetermination Dates, exceeds 5% of the then effective Borrowing Base.  The following shall not constitute a

“Triggering Disposition”:  (a) any transfer (by novation or otherwise) of a Swap Agreement from the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary, (b) any assignment or novation of a Swap Agreement from the existing counterparty to an Approved Counterparty, with the Borrower or any Restricted Subsidiary being the “remaining party” for purposes of such assignment or novation, (c) the termination of a Swap Agreement at the end of its stated term, and (d) any replacement, in a substantially contemporaneous transaction, of one or more Swap Agreements of the Borrower or any Restricted Subsidiary with one or more Swap Agreements with the Borrower or any Restricted Subsidiary covering Hydrocarbons of the type that were hedged pursuant to such replaced Swap Agreement(s) and with notional volumes, prices and tenors not less favorable to the Borrower or the applicable Restricted Subsidiary as those set forth in such replaced Swap Agreement(s) and without cash payments (other than transaction expenses) to the Borrower or any Restricted Subsidiary in connection therewith.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Secured Party’s Lien on any Mortgaged Property.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated as such on Schedule 7.14 as of the date hereof or which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.23(b).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f).

“USA Patriot Act” means the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Wholly-Owned Subsidiary” means any Restricted Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.

“Withholding Agent” means any Credit Party or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Types of Loans and Borrowings

.  For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Terms Generally; Rules of Construction

.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”.  The word “will” as used in this Agreement shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise 45. any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth in the Loan Documents), 46. any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, 47. any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), 48. the words “herein”, “hereof” and “hereunder”, and words of similar import as used in this Agreement, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, 49. with respect to the determination of any time period, the word “from” as used in this Agreement means “from and including” and the word “to” means “to and including” and 50. any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Accounting Terms and Determinations; GAAP

.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP (subject to the impact of fresh start accounting), applied on a basis consistent with the Financial Statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.  Notwithstanding anything herein to the contrary, for the purposes of calculating any of the ratios tested under Section 9.01 and the components of each of such ratios, all Unrestricted Subsidiaries and their subsidiaries (including their assets, liabilities, income, losses, cash flows, and the elements thereof) shall be excluded, except for any cash dividends or distributions actually paid by any Unrestricted Subsidiary or any of its subsidiaries to the Borrower or any Restricted Subsidiary, which shall be deemed to be income to the Borrower or such Restricted Subsidiary when actually received by it.

The Credits

Revolving Credit Commitments

.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in 51. such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment or 52. the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

Loans and Borrowings

.

Borrowings; Several Obligations.  Each Loan shall be made as part of a Borrowing consisting of Loans made or deemed made by the Lenders ratably in accordance with their respective Applicable Revolving Credit Percentages.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Credit Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

Types of Loans.  Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $500,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $200,000; provided that an ABR Borrowing of a Loan may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e).  Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of six (6) Eurodollar Borrowings outstanding.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Notes.  If requested by a Lender, the Loans made by such Lender shall be evidenced by a Note of the Borrower in substantially the form of Exhibit A, in each case dated, in the case of 53. any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, or 54. any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, each payable to such Lender or its registered assigns in a principal amount equal to its Maximum Revolving Credit Amount, as applicable, as in effect on such date, and otherwise duly completed.  In the event that any Lender’s Maximum Revolving Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall, upon request of such Lender, deliver or cause to be delivered, to the extent such Lender is then holding a Note, on the effective date of such increase or decrease, a new Note, payable to such Lender or its registered assigns in a principal amount equal to its Maximum Revolving Credit Amount after giving effect to such increase or decrease, and otherwise duly completed, and each Lender shall endeavor to return to the Borrower the Note so replaced.  The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note.  Failure to make any such recordation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of any transfer by any Lender of its Note.

Requests for Borrowings

.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone 55. in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or 56. in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e).  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or fax or other electronic communication subject to Section 12.01(b) to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

the aggregate amount of the requested Borrowing;

the date of such Borrowing, which shall be a Business Day;

whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

the amount of the then effective Borrowing Base, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and

the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Each Borrowing Request shall constitute a representation by the Borrower that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Revolving Credit Commitments (i.e., the lesser of the Aggregate Maximum Revolving Credit Amounts and the then effective Borrowing Base).

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Interest Elections

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Conversion and Continuance.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

Interest Election Requests.  To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or fax or other electronic communication subject to Section 12.01(b) to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

Information in Interest Election Requests.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Notice to Lenders by the Administrative Agent.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election.  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing:  57. no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and 58. unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Funding of Borrowings

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Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

Presumption of Funding by the Lenders.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at 59. in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or 60. in the case of the Borrower, the interest rate applicable to

ABR Loans that such Lender failed to fund.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Termination and Reduction of Revolving Credit Commitments and Aggregate Maximum Revolving Credit Amounts

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Scheduled Termination of Revolving Credit Commitments.  Unless previously terminated, the Revolving Credit Commitments shall terminate on the Maturity Date.  If at any time the Aggregate Maximum Revolving Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Revolving Credit Commitments shall terminate on the effective date of such termination or reduction.

Optional Termination and Reduction of Aggregate Maximum Revolving Credit Amounts.

The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Revolving Credit Amounts without payment of any premium or penalty subject to Section 5.02; provided that 61. each reduction of the Aggregate Maximum Revolving Credit Amounts shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and 62. the Borrower shall not terminate or reduce the Aggregate Maximum Revolving Credit Amounts if, 63. after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments or 64. the Aggregate Maximum Revolving Credit Amount would be less than $5,000,000 (unless, with respect to this clause (2), the Aggregate Maximum Revolving Credit Amounts are reduced to $0).

The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Revolving Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of termination of the Aggregate Maximum Revolving Credit Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Aggregate Maximum Revolving Credit Amounts shall be permanent and may not be reinstated.  Each reduction of the Aggregate Maximum Revolving Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Revolving Credit Percentage.

Borrowing Base

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Initial Borrowing Base.  For the period from and including the Effective Date to but excluding the first Redetermination Date thereafter, the amount of the Borrowing Base shall be $285,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments prior to the first Redetermination Date after the date hereof from time to time pursuant to Section 2.07(e), Section 2.07(f), or Section 8.13(c).

Scheduled and Interim Redeterminations.  The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on May 1st and November 1st of each year (or, in each case, such date promptly thereafter as reasonably practicable), commencing May 1, 2018.  In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, one time between Scheduled Redeterminations, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.

Scheduled and Interim Redetermination Procedure.

Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows:  upon receipt by the Administrative Agent of 65. the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and 66. such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in its sole discretion acting in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Proved Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt, the Credit Parties’ other assets, liabilities, fixed charges, cash flow, business, properties, prospects, management and  ownership, hedged and unhedged exposure of the Credit Parties to price, price and production scenarios, interest rate and operating cost changes) as the Administrative Agent deems appropriate in its sole discretion and consistent with its customary oil and gas lending criteria as it exists at the particular time.  In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Revolving Credit Amounts;

The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”) after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved by all of the Non-Defaulting Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.07(c)(iii), such approval in each case shall be in the Lenders’ sole credit discretion exercised in good faith and consistent with their respective customary oil and gas lending criteria as it exists at the particular time. Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base.  If, in the case of any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base.  If, in the case of any Proposed Borrowing Base that would increase the Borrowing Base then in effect, at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be a disapproval of the Proposed Borrowing Base.  If, by the end of such 15-day period, all of the Non-Defaulting Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or, in the case of a decrease or reaffirmation, deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).  If, however, at the end of such 15-day period, all of the Non-Defaulting Lenders or the Required Lenders, as applicable, have not approved or, in the case of a decrease or reaffirmation, deemed to have approved, as aforesaid, then the Administrative Agent shall (A) notify the Borrower of the Proposed Borrowing Base and which Lenders have not approved or been deemed to have approved of the Proposed Borrowing Base, and (B) poll the Lenders to ascertain the highest Borrowing Base then acceptable to (x) in the case of a decrease or reaffirmation, a number of Lenders sufficient to constitute the Required Lenders and (y) in the case of an increase, all of the Non-Defaulting Lenders, and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

Effectiveness of a Redetermined Borrowing Base.  After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Non-Defaulting Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:

in the case of a Scheduled Redetermination, 67. if the Administrative Agent shall have received the Engineering Reports required to be delivered by the

Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the May 1st or November 1st (or, in each case, such date promptly thereafter as reasonably practicable), as applicable, following such notice, or 68. if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 2.07(f) or Section 8.13(c), whichever occurs first.  Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

Automatic Reduction of Borrowing Base – Issuance of Permitted Senior Additional Debt.  Upon any incurrence of Permitted Senior Additional Debt (other than Permitted Senior Additional Debt that refinances or replaces then existing Permitted Senior Additional Debt, up to the principal amount of then existing Permitted Senior Additional Debt that is refinanced or replaced), the Borrowing Base shall automatically be decreased by an amount equal to 25% of the aggregate notional amount of such Permitted Senior Additional Debt issued at such time.  Such decrease in the Borrowing Base shall occur automatically upon the incurrence of such Permitted Senior Additional Debt on the date of incurrence, without any vote of the Lenders or action by Administrative Agent.  Upon any such reduction in the Borrowing Base, the Administrative Agent shall promptly deliver a New Borrowing Base Notice to the Borrower and the Lenders.

Automatic Reduction of Borrowing Base – Triggering Disposition.  Upon the consummation of a Triggering Disposition, the Borrowing Base shall be decreased by an amount equal to the aggregate Borrowing Base value (as determined by the Administrative Agent and approved by the Required Lenders in each case in their sole discretion exercised in good faith and consistent with their respective customary oil and gas lending criteria as it exists at the particular time) of the Oil and Gas Properties directly or indirectly sold or disposed of and Swap Agreements directly or indirectly terminated, as applicable.  Such decrease in the Borrowing Base shall occur automatically upon (a) the consummation of such Triggering Disposition, upon the approval of the Required Lenders of the amount of such reduction as set forth above, and (b) the Administrative Agent’s delivery of a New Borrowing Base Notice to the Borrower and the Lenders.

Letters of Credit

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General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period in an aggregate amount not to exceed the LC Commitment.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit 69. the proceeds of which would be made available to any Person 70. to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or 71. in any manner that would result in a violation of any Sanctions by any party to this Agreement, 72. if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Governmental Requirement relating to the Issuing Bank or any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it or 73. if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally under similar circumstances for similarly situated borrowers; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.

Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  The Existing Letters of Credit shall be deemed to have been issued hereunder as of the Effective Date.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit by other electronic communication subject to Section 12.01(b)) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension (or such shorter period of time as may be acceptable to the Administrative Agent and the Issuing Bank in its sole discretion exercised in good faith), a notice:

requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

specifying the amount of such Letter of Credit;

specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

specifying the amount of the then effective Borrowing Base and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation and warranty by the Borrower that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, 74. the LC Exposure shall not exceed the LC Commitment and 75. the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments (i.e., the lesser of the Aggregate Maximum Revolving Credit Amounts and the then effective Borrowing Base).  No letter of credit issued by the Issuing Bank (if the Issuing Bank is not the Administrative Agent) shall be deemed to be a “Letter of Credit” issued under this Agreement unless the Issuing Bank has requested and received written confirmation from the Administrative Agent that the representations by Borrower contained in the foregoing clauses (A) and (B) are true and correct.

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application or any Letter of Credit Agreement and the terms of this Agreement, the terms of this Agreement shall control.

Expiration Date.

Each Letter of Credit shall expire at or prior to the close of business on the earlier of (A) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Maturity Date.

(ii)If the Borrower so requests in any request for a Letter of Credit, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto‑Renewal Letter of Credit”); provided that any such Auto‑Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve‑month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non‑Renewal Notice Date”) in each such twelve‑month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal.  Once an Auto‑Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (A) one year from the date of such renewal and (B) the date that is five Business Days prior to the Maturity Date; provided that the

Issuing Bank shall not permit any such renewal if (1) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.08(f) or otherwise), or (2) it has received notice on or before the day that is two Business Days before the Non‑Renewal Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 6.02 are not then satisfied.

Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Revolving Credit Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Revolving Credit Percentage (which, for this purpose, if any Defaulting Lender then exists, shall be calculated as such Lender’s percentage of the aggregate LC Exposure after giving effect to Section 2.09(a)(iv)) of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on (iii) the Business Day that the Borrower receives such notice, if such notice is received prior to 11:00 a.m., New York City time, on the day of receipt, or (iv) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that unless the Borrower has notified the Administrative Agent that it intends to reimburse all or part of such LC Disbursement without using Loan proceeds or has submitted a Borrowing Request with respect thereto, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing of a Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Revolving

Credit Percentage thereof (which, for this purpose, if any Defaulting Lender then exists, shall be calculated as such Lender’s percentage of the aggregate LC Exposure after giving effect to Section 2.09(a)(iv)).  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Revolving Credit Percentage (which, for this purpose, if any Defaulting Lender then exists, shall be calculated as such Lender’s percentage of the aggregate LC Exposure after giving effect to Section 2.09(a)(iv)) of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (v) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (vi) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (vii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (viii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by fax or other electronic communication subject to Section 12.01(b)) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans.  Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b).  From and after the effective date of any such replacement, (ix) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (x) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

Cash Collateralization.  If (xi) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent (acting at the direction of the Majority Lenders) demanding the deposit of cash collateral pursuant to this Section 2.08(j) or (xii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to (A) in the case of an Event of

Default, the LC Exposure and (B) in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Restricted Subsidiary described in Section 10.01(h) or Section 10.01(i).  The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor.  The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever.  Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

Defaulting Lenders.  If, at any time, a Defaulting Lender exists hereunder, then, within one (1) Business Day following the written request of the Issuing Bank, the Borrower shall cash collateralize the Fronting Exposure of the Issuing Bank with respect to such Defaulting Lender (determined after giving effect to Section 2.09(a)(iv) and any cash collateral provided by such Defaulting Lender) with respect to the Defaulting Lender in an amount equal to the lesser of (x) the amount of such Fronting Exposure and (y) an amount otherwise agreeable to the Issuing Bank and the Administrative Agent in their sole discretion.

Grant of Security Interest.  The Borrower and, to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such cash collateral as security for (C) in the case of the Defaulting Lender, the Defaulting Lender’s obligation to fund participations in respect of LC Exposure, to be applied pursuant to clause (ii) below and (D) in the case of the Borrower, its obligations hereunder to reimburse the LC Exposure for which such Defaulting Lender is obligated as a participant.  Borrower or such Defaulting Lender, as applicable, shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent reasonably requests in connection therewith to establish such cash collateral account and to grant the Administrative Agent, for the benefit of the Issuing Bank, a first priority security interest in such account and the funds therein.  If at any time the Administrative Agent determines that cash collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such cash collateral is less than the amount required above, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any cash collateral provided by the Defaulting Lender).

Application.  Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided by a Defaulting Lender under this Section 2.08(k) or Section 2.09 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Exposure (including, as to cash collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

Termination of Requirement.  Cash collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as cash collateral pursuant to this Section 2.08(k) following (E) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (F) the determination by the Administrative Agent and the Issuing Bank that there exists excess cash collateral; provided that, subject to Section 2.09, (x) the Issuing Bank may determine in its sole discretion that cash collateral provided by a Defaulting Lender shall be held to support future anticipated Fronting Exposure or other obligations of such Defaulting Lender and (y) the Borrower and the Issuing Bank may agree that cash collateral provided by the Borrower shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such cash collateral was provided by the Borrower, such cash collateral shall remain subject to any other security interest granted pursuant to the Loan Documents.

LC Exposure Determination.  For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated

amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

Defaulting Lenders

.

Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Majority Lenders” and “Required Lenders” and as set forth in Section 12.02.

Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to cash collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.08(k); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.08(k); sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Exposure owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC

Exposure owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure are held by the Lenders pro rata in accordance with the Revolving Credit Commitments without giving effect to Section 2.09(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.09(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Certain Fees.

No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 3.05(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

Each Defaulting Lender shall be entitled to receive fees pursuant to Section 3.05(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 2.08(k).

With respect to any fee pursuant to Section 3.05(b) not required to be paid to any Defaulting Lender pursuant to sub-clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Maximum Revolving Credit Amount) but only to the extent that such reallocation does not cause the Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment then in effect.  Subject to Section 12.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

Cash Collateral.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.08(k).

Defaulting Lender Cure.  If the Borrower, the Administrative Agent and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Revolving Credit Commitments (without giving effect to Section 2.09(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

New Letters of Credit.  So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Payments of Principal and Interest; Prepayments; Fees

Repayment of Loans

.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Interest

.

ABR Loans.  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

Post-Default Rate.  Notwithstanding the foregoing, (xiii) if any Event of Default of the type described in Section 10.01(a), Section 10.01(b), Section 10.01(h), Section 10.01(i) or Section 10.01(j) occurs and is continuing, then (x) all principal in respect of Loans and (y) all fees and other obligations under any Loan Document, in either case, not paid when due shall in each case automatically bear interest at a rate per annum of two percent (2%) plus the rate applicable to (A) in the case of principal, such Loans as provided in Section 3.02(a) or Section 3.02(b), as applicable, or (B) in the case of fees and other obligations, ABR Loans as provided in Section 3.02(a) (including, in each case, the Applicable Margin), but in no event to exceed the Highest

Lawful Rate, and shall be payable on written demand by the Administrative Agent and (xiv) if any Event of Default occurs (other than an Event of Default described in Section 10.01(a), Section 10.01(b), Section 10.01(h), Section 10.01(i) or Section 10.01(j)) and is continuing, then at the election of the Majority Lenders (or the Administrative Agent at the direction of Majority Lenders), (x) all outstanding principal in respect of Loans and (y) all fees and other obligations under any Loan Document that, in the case of this clause (y), are not paid when due shall, in each case, bear interest at a rate per annum of two percent (2%) plus the rate applicable to (A) in the case of principal, such Loans as provided in Section 3.02(a) or Section 3.02(b), as applicable, or (B) in the case of fees and other obligations, ABR Loans as provided in Section 3.02(a) (including, in each case, the Applicable Margin), but in no event to exceed the Highest Lawful Rate, and shall be payable on written demand by the Administrative Agent.

Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on written demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

Interest Rate Computations.  All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Alternate Rate of Interest

.  (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or

the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, fax or other electronic communication subject to Section 12.01(b) as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (xv) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (xvi) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made either as an ABR Borrowing or at an alternate rate of interest determined by the Majority Lenders as their cost of funds.

(b)Notwithstanding anything to the contrary set forth in the foregoing clause (a), if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States of America at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.  Notwithstanding anything to the contrary in Section 12.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders  stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.03(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Prepayments

.

Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay, without premium or penalty subject to Section 5.02, any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

Notice and Terms of Optional Prepayment.  The Borrower shall notify the Administrative Agent by telephone (confirmed by fax or other electronic communication subject to Section 12.01(b)) of any prepayment hereunder (xvii) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, or (xviii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.06(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(b).  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in a minimum principal amount of $1,000,000.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

Mandatory Prepayments.

If, after giving effect to any termination or reduction of the Aggregate Maximum Revolving Credit Amounts pursuant to Section 2.06(b), the total Revolving Credit Exposures exceeds the total Revolving Credit Commitments, then the Borrower shall (A) prepay the Borrowings of Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings of Loans as a result of an LC Exposure, deposit with the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 (other than Section 2.07(e) or Section 2.07(f)) or with Section 8.13(c), if there exists a Borrowing Base Deficiency, then the Borrower shall within ten (10) Business Days following receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs, provide written notice (the “Election Notice”) to the Administrative Agent stating the action which the Borrower proposes to take to eliminate such Borrowing Base Deficiency, and the Borrower shall thereafter, at its option, either:

within forty-five (45) days following the delivery of the New Borrowing Base Notice, by instruments reasonably satisfactory in form and substance to the Administrative Agent, provide the Administrative Agent with additional security consisting of Oil and Gas Properties not evaluated in the most recently delivered Reserve Report with value and quality satisfactory to the Administrative Agent and the Required Lenders in their sole discretion (but determined consistent with their respective customary oil and gas lending criteria as it exists at the particular time) to eliminate such Borrowing Base Deficiency;

within forty-five (45) following delivery of the New Borrowing Base Notice, prepay without premium or penalty, the Borrowings of Loans in an amount sufficient to eliminate such Borrowing Base Deficiency and, if any Borrowing Base Deficiency remains after prepaying all of the Borrowings of Loans as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j);

elect to prepay (and thereafter pay), without premium or penalty, the principal amount of Loans necessary to eliminate such Borrowing Base

Deficiency in not more than six (6) equal monthly installments plus accrued interest thereon with the first such monthly payment being due within thirty (30) days following delivery of the New Borrowing Base Notice (and, if any Borrowing Base Deficiency remains after prepaying all of the Borrowings of Loans as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j)); or

by any combination of prepayment and additional security as provided in the preceding clauses (A), (B) or (C), eliminate such Borrowing Base Deficiency; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

Upon any redetermination of the Borrowing Base pursuant to Section 2.07(e) in connection with incurrence of Permitted Senior Additional Debt or pursuant to Section 2.07(f) in connection with a Triggering Disposition, if there exists a Borrowing Base Deficiency, the Borrower shall prepay the Borrowings of Loans in an amount sufficient to eliminate such Borrowing Base Deficiency and, if any Borrowing Base Deficiency remains after prepaying all of the Borrowings of Loans as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j).  The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral within one (1) Business Day following the receipt by any Credit Party of Net Proceeds in respect of such Permitted Senior Additional Debt or such Triggering Disposition, as applicable; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.

Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied first ratably to any ABR Borrowings then outstanding and thereafter to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings.  Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

No Premium or Penalty.  Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Fees

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Revolving Credit Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Revolving Credit Commitment Fee Rate on the average daily amount of the unused amount of the Revolving Credit Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date (it being understood that LC Exposure shall constitute usage of the Revolving Credit Commitments for purposes of this Section 3.05(a)).  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Letter of Credit Fees.  The Borrower agrees to pay (xix) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Loans that are Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (xx) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 during any quarter, and (xxi) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case participation and fronting fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times set forth in the Engagement Letters.

Payments; Pro Rata Treatment; Sharing of Set-offs

Payments Generally; Pro Rata Treatment; Sharing of Set-offs

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Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim.  Fees, once paid, shall be fully earned and shall not be refundable under any circumstances absent manifest error.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (xxii) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (xxiii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (xxiv) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (xxv) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Presumption of Payment by the Borrower

.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Certain Deductions by the Administrative Agent

.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.08(d), Section 2.08(e) or Section 4.02, or otherwise hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.  If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Revolving Credit Percentage of all Loans then outstanding.  After acceleration or maturity of the Loans, all principal will be paid as provided in Section 10.02(c).

Collection of Proceeds

.  The Security Instruments comprised of deeds of trust and mortgages contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property.  The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby.  Notwithstanding the terms of any such assignment contained in such Security Instruments, unless an Event of Default has occurred and is continuing, (d) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Administrative Agent and the Lenders will instead permit such proceeds to be paid to and retained by the Borrower and its Restricted Subsidiaries and (e) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Restricted Subsidiaries.

Increased Costs; Break Funding Payments; Taxes; Illegality

Increased Costs

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Eurodollar Changes in Law.  If any Change in Law shall:

impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

subject the Administrative Agent, any Lender or the Issuing Bank to any Taxes (other than (A) Indemnified Taxes, or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or other recipient of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or other recipient (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or other recipient such additional amount or amounts as will compensate such Lender or other recipient for such additional costs incurred or reduction suffered.

Capital Requirements.  If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time, upon receipt of a certificate described in the following subsection (c), the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

Certificates.  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) and reasonably detailed calculations thereof shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

Effect of Failure or Delay in Requesting Compensation.  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Break Funding Payments

.  In the event of (f) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (g) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (h) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (i) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (ii) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (iii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and reasonably detailed calculations thereof shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Taxes

.

Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that if any Withholding Agent shall be required to deduct or withhold any Indemnified Taxes or Other Taxes from such payments, then (iv) the sum payable by the applicable Credit Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (v) the Withholding Agent shall make such deductions or withholdings and (vi) the Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

Payment of Other Taxes by the Borrower.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

Indemnification by the Borrower.  The Credit Parties shall jointly and severally indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by, or required to be deducted or withheld from payment to, the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of the Administrative Agent, a Lender or the Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error.

Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (vii) any Indemnified Taxes attributable to such Lender (but only to the extent any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (viii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (ix) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to Section 5.03, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

Status of Lenders.  (x) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A), Section 5.03(f)(ii)(B) and Section 5.03(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, United States federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable); or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner; and

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Withholding Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered under this Section 5.03(f) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

FATCA.  Each Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this Section 5.03(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered under this Section 5.03(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Survival.  Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Defined Terms.  For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

Mitigation Obligations; Replacement of Lenders

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Designation of Different Lending Office.  If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (xi) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (xii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Replacement of Lenders.  If (xiii) any Lender requests compensation under Section 5.01, (xiv) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (xv) any Lender becomes a Defaulting Lender hereunder, (xvi) any Lender has not approved an increase in the Borrowing Base proposed by the Administrative Agent pursuant to Section 2.07(c)(iii) that has been approved by the Supermajority Lenders, or (xvii) in addition to the foregoing, in connection with any consent to or approval of any proposed amendment, waiver, consent or release with respect to any Loan Document (other than an increase in the Borrowing Base) that requires the consent of each Lender or the consent of each Lender affected thereby, the consent of the Required Lenders shall have been obtained but such Lender has not so consented to or approved such proposed amendment, waiver, consent or release, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1)  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (2) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Illegality

.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (j) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (k) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

Conditions Precedent

Effective Date

.  The amendment and restatement of the Existing Credit Agreement by this Agreement and the obligations of the Lenders to make Loans (or to be deemed to have made Loans, as applicable) and of the Issuing Bank to issue Letters of Credit hereunder (excluding the Existing Letters of Credit) shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

The Administrative Agent, the Joint Lead Arrangers and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, (i) to the extent invoiced at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder on or before the Effective Date (including, without limitation, the fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent) and (ii) upfront fees for the account of the Lenders in an amount for each such Lender as set forth in the Engagement Letters.

The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (ii) resolutions of its board of directors (or comparable governing body) with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (iii) the officers of the Borrower or such Guarantor (A) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iv) specimen signatures of such authorized officers, and (v) the articles or certificate of incorporation and bylaws (or comparable organizational documents for any Credit Parties that are not corporations) of the Borrower and such Guarantor, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

The Administrative Agent shall have received duly executed Notes payable to each Lender in principal amounts equal to its Maximum Revolving Credit Amount, dated as of the date hereof.

The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty Agreement, the Security Agreement, the mortgages and the other Security Instruments described on Exhibit E.  In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens, but subject to the provisos at the end of such definition) on at least 85% of the PV-9 of the Proved Oil and Gas Properties evaluated in the Initial Reserve Report and on all other Property purported to be pledged as collateral pursuant to the Security Instruments; and

have received certificates, if any, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Guarantors, to the extent such Equity Interests are certificated.

The Administrative Agent shall have received an opinion of (vi) Thompson & Knight LLP, special counsel to the Borrower, in form and substance reasonably acceptable to the Administrative Agent and its counsel, and (vii) local counsel in any other jurisdictions (including Oklahoma) reasonably requested by the Administrative Agent, in each case in form and substance reasonably acceptable to the Administrative Agent and its counsel.

The Administrative Agent shall have received a certificate of insurance coverage of the Credit Parties evidencing that the Credit Parties are carrying insurance in accordance with Section 7.12.

The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 70% of the PV-9 of the Proved Oil and Gas Properties evaluated in the Initial Reserve Report.

The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Subsidiaries.

The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.

The Administrative Agent shall have received the financial statements referred to in Section 7.04(a), detailed financial projections of the Borrower and its Consolidated Restricted Subsidiaries for three years following the Effective Date (prepared on a quarterly basis for 2018 and an annual basis for 2019 and 2020), and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c).

The Administrative Agent shall have received appropriate UCC search certificates and county-level real property record search results reflecting no prior Liens encumbering the Properties of the Borrower and its Restricted Subsidiaries for each jurisdiction requested by the Administrative Agent other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

The Administrative Agent shall have received, and reasonably satisfactorily completed its review of, all due diligence information regarding the Credit Parties as it shall have requested including, without limitation, information regarding litigation, tax matters, accounting matters, insurance matters, labor matters, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, contingent liabilities and other legal matters of the Borrower and its Subsidiaries.

The capitalization structure and equity ownership of each Credit Party after giving effect to the Transactions shall be reasonably satisfactory to the Administrative Agent in all respects.

Since December 31, 2016, there shall have been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect (excluding the pendency of the Bankruptcy Proceedings).

The Administrative Agent shall have received from the Credit Parties, to the extent requested by the Lenders or the Administrative Agent, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, no later than 5 days prior to the Effective Date.

The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall have received (on behalf of the Exiting Lenders) funds necessary to pay all principal, interest, fees and other charges owed to the Exiting Lenders under the Existing Credit Agreement.

Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.  All documents executed or submitted pursuant to this Section 6.01 by and on behalf of the Borrower or any of its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel.  The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Each Credit Event

.  The obligation of each Lender to make a Loan (or to be deemed to have made a Loan, as applicable) on the occasion of any Borrowing (including the initial funding but excluding any conversion of Loans to the other Type or continuation of Eurodollar Loans), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Borrowing Base Deficiency shall have occurred and be continuing.

The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent (i) that any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, in which case such representation and warranty (as so qualified) shall continue to be true and correct in all respects.

The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement in any material respect, and no material litigation shall be pending or threatened in writing, which does or, with respect to any such threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (or an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.08(b), as applicable.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (c).

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Organization; Powers

.  Each of the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Authority; Enforceability

.  The Transactions are within the Borrower’s and each Guarantor’s corporate, limited liability company, or partnership powers and have been duly authorized by all necessary corporate, limited liability company, or partnership action and, if required, action by any holders of its Equity Interests (including, without limitation, any action required to be taken by any class of directors, managers or supervisors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions).  Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Approvals; No Conflicts

.  The Transactions (l) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other than (ii) the recording and filing of the Security Instruments as required by this Agreement and (iii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (m) will not violate any applicable law or regulation in any material respect or the charter, bylaws or other organizational documents of the Borrower or any Restricted Subsidiary in any respect or any order of any Governmental Authority in any material respect, (n) will not violate or result in a default under any indenture, agreement or other instrument in respect of Material Debt binding upon the Borrower or any Restricted Subsidiary or any of their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary, (o) will not violate in any material respect or result in a default under any indenture, agreement or other instrument (other than those in respect of Material Debt) binding upon the Borrower or any Restricted Subsidiary or any of their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary,  and (p) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than the Liens created by the Loan Documents).

Financial Condition; No Material Adverse Change

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The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (ii) as of and for the fiscal year ended December 31, 2016, reported on by Grant Thornton LLP, independent public accountants, and (iii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2017, certified by a Financial Officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

Since December 31, 2016 (iv) there has been no event, development or circumstance (other than the pendency of the Bankruptcy Proceedings) that has had or could reasonably be expected to have a Material Adverse Effect and (v) the business of the Borrower and its Restricted Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

Neither the Borrower nor any Restricted Subsidiary has on the date hereof any material Debt (including Disqualified Capital Stock) or any material off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except for the Indebtedness or as referred to or reflected or provided for in the Financial Statements or other written information provided by the Borrower to the Administrative Agent and the Lenders prior to the date hereof.

Litigation

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Except as set forth on Schedule 7.05, as of the Effective Date, there are no material actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against the Borrower or any Restricted Subsidiary with respect to which the Borrower or any Restricted Subsidiary has received service of process or other written notice, or threatened in writing against or affecting the Borrower or any Restricted Subsidiary. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against the Borrower or any Restricted Subsidiary with respect to which the Borrower or any Restricted Subsidiary has received service of process or other written notice, or threatened in writing against or affecting the Borrower or any Restricted Subsidiary (vi) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable probability of an adverse determination that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (vii) that challenge the validity or enforceability of any Loan Document or the Transactions.

Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

Environmental Matters

.  Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Borrower:

the Borrower and its Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws.

the Borrower and its Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of Borrower or its Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied.

there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or threatened in writing against the Borrower or any Subsidiary or any of their respective Properties or as a result of any operations at such Properties.

to the Borrower’s knowledge, none of the Properties of the Borrower or any Subsidiary contain or have contained any:  (viii) underground storage tanks; (ix) asbestos-containing materials; (x) landfills or dumps; (xi) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (xii) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law.

there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from the Borrower’s or any Subsidiary’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property.

neither the Borrower nor any Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite of the Borrower’s or any Subsidiary’s Properties and, to the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice.

there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or its Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation.

The Borrower and its Subsidiaries have made available to the Administrative Agent complete and correct copies of all material written environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) requested by the Administrative Agent that are in any of the Borrower’s or the Subsidiaries’ possession or control and relating to their respective Properties or operations thereon and that are not otherwise subject to the attorney-client privilege, work product doctrine, or any other confidentiality agreements.

Compliance with the Laws and Agreements; No Defaults

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Each of the Borrower and each Restricted Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Neither the Borrower nor any Restricted Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or a Restricted Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Debt is outstanding or by which the Borrower or any Restricted Subsidiary or any of their Properties is bound.

No Default has occurred and is continuing.

Investment Company Act

.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Taxes

.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate.  No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

ERISA

.  Except as would not reasonably be expected to result in liability to the Borrower and its Subsidiaries in excess of the Threshold Amount:

The Borrower and its Subsidiaries have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

Each Pension Plan and Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.

No act, omission or transaction has occurred which could result in imposition on the Borrower or any Subsidiary (whether directly or indirectly) of (xiii) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (xiv) breach of fiduciary duty liability damages under section 409 of ERISA.

Full payment when due has been made of all amounts which the Borrower, its Subsidiaries or the ERISA Affiliates are required under the terms of each Pension Plan and Plan or applicable law to have paid as contributions to such Pension Plan and Plan as of the date hereof.

Neither the Borrower nor its Subsidiaries sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower or any Subsidiary in its sole discretion at any time without any material liability.

Disclosure; No Material Misstatements

.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Taken as a whole, the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date such information is dated or certified; provided that (a) with respect to projected financial information, pro forma financial information, prospect information, geological and geophysical data, Reserve Reports and engineering projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that the Borrower makes no representation that such projections will be realized) and (b) as to statements, information and reports supplied by third parties, the Borrower represents only that it is not aware of any material misstatement or omission therein.  To the knowledge of the Borrower, there is no fact peculiar to the Borrower or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Restricted Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby.  There are no statements or conclusions in any Reserve Report which are based upon or include materially misleading information or fail to take into account material information known to the Borrower regarding the matters reported therein, provided that (i) with respect to any Reserve Report prepared by one or more Approved Petroleum Engineers, the Borrower represents only that it exercised due care in furnishing information to such Approved Petroleum Engineers so that they could prepare such Reserve Report, and that such information was not misleading and did not fail to take into account material information known to the Borrower regarding the matters reported therein, and (ii) it is understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and its Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Insurance

.  The Borrower has, and has caused all of its Restricted Subsidiaries to have, (q) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (r) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Restricted Subsidiaries.  The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as lender loss payee with respect to Property loss insurance.

Restriction on Liens

.  Neither the Borrower nor any of its Restricted Subsidiaries is a party to any material agreement or arrangement (other than Capital Leases creating Liens permitted by Section 9.03(d), but then only on the Property subject of such Capital Lease, and agreements, documents, or instruments executed and delivered in connection with Debt permitted by Section 9.02(h)), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Subsidiaries

.  Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Borrower has no Subsidiaries and the Borrower has no Foreign Subsidiaries.  Each Subsidiary listed in Schedule 7.14 is a Material Subsidiary unless specifically designated as an Immaterial Subsidiary.  Each Subsidiary listed in Schedule 7.14 is a Restricted Subsidiary unless specifically designated as an Unrestricted Subsidiary on the date hereof or in accordance with Section 9.23(b).

Location of Business and Offices

.  The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Chaparral Energy, Inc.; and the organizational identification number of the Borrower in its jurisdiction of organization is 4030106 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(n) in accordance with Section 12.01).  The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(n)) and Section 12.01(c)).  Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(n)).

Properties; Titles, Etc.

Each of the Borrower and the Restricted Subsidiaries has good and defensible title (subject to Immaterial Title Deficiencies) to the Proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title in all material respects to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03.  After giving full effect to the Excepted Liens, the Borrower or the Restricted Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such Property.

All material leases and agreements necessary for the conduct of the business of the Borrower and its Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

The rights and Properties presently owned, leased or licensed by the Borrower and its Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and its Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

All of the material Properties of the Borrower and its Restricted Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

The Borrower and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Restricted Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower and its Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Maintenance of Properties

.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Proved Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Restricted Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties of the Borrower and its Restricted Subsidiaries.  Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (s) no Proved Oil and Gas Property of the Borrower or any Restricted Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (t) none of the wells comprising a part of the Proved Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Restricted Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, such Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) in which the Borrower or such Restricted Subsidiary owns an interest.  All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Restricted Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Restricted Subsidiaries, in a manner consistent with the Borrower’s or its Restricted Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

Gas Imbalances, Prepayments

.  Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any of its Restricted Subsidiaries to deliver Hydrocarbons produced from their Proved Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one bcf of gas (on an mcf equivalent basis) in the aggregate.

Marketing of Production

.  Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or its Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or its Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (u) pertain to the sale of production at a fixed price and (v) have a maturity or expiry date of longer than six (6) months from the date hereof.

Swap Agreements and Qualified ECP Guarantor

.  Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(f), as of the date of (or as of the date(s) otherwise set forth in) such report, sets forth, a true and complete list of all Swap Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark to market value thereof, all credit support agreements relating thereto other than Loan Documents (including any margin required or supplied) and the counterparty to each such agreement.  The Borrower is a Qualified ECP Guarantor.

Use of Loans and Letters of Credit

.  The proceeds of the Loans and the Letters of Credit shall be used to provide working capital for exploration and production operations, for acquisitions of Oil and Gas Properties permitted hereunder and for general corporate purposes.  The Borrower and its Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).  No part of the proceeds of any Loan or Letter of Credit will be used by the Borrower or any Restricted Subsidiary for any purpose which violates the provisions of Regulations T, U or X of the Board.

Solvency

.  After giving effect to the transactions contemplated hereby (including each Borrowing hereunder and each issuance or extension of any Letter of Credit), (w) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (x) the Borrower and the Guarantors, on a consolidated basis, will not have incurred or intended to incur, and will not believe that they will incur, Debt beyond their ability to pay such Debt (after taking into account the timing and amounts of cash to be received by the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures, and (y)  the Borrower and the Guarantors, on a consolidated basis, will not have (and will have no reason to believe that they will have thereafter) unreasonably small capital for the conduct of their businesses.

Anti-Corruption Laws; Sanctions

.

The Borrower has implemented and maintains in effect such policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), to achieve compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

The Borrower, its Subsidiaries, and, to the knowledge of the Borrower, their respective officers, employees, directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

The Borrower, its Subsidiaries, their respective officers and employees, and, to the knowledge of the Borrower, its directors and agents are not engaged in any activity that would reasonably be expected to result in any Credit Party being designated as a Sanctioned Person.

None of (x) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (y) to the knowledge of the Borrower, any agent of the Borrower that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.   The Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person subject to any applicable Sanctions.

EEA Financial Institutions

.  No Credit Party is an EEA Financial Institution.

Security Instruments

.  The Security Instruments are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Mortgaged Properties and proceeds thereof, subject, in the case of enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing.

Affirmative Covenants

Until the Revolving Credit Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts (other than contingent indemnity obligations for which no claim has been made) payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Financial Statements; Other Information

.  The Borrower will furnish to the Administrative Agent for delivery to each Lender:

Annual Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than ninety (90) days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case (other than after the implementation of fresh start accounting) in comparative form the figures for the previous fiscal year, all reported on by Grant Thornton LLP or other independent public accountants of recognized national standing or otherwise reasonably approved by the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

Quarterly Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case (other than after the implementation of fresh start accounting) in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

Certificate of Financial Officer — Compliance.  Not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and not later than ninety (90) days after the end of each fiscal year of the Borrower, a certificate of a Financial Officer in substantially the form of Exhibit D hereto (ii) certifying as to whether a Default has occurred and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance (or non-compliance) with Section 9.01 and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered hereunder that effects the financial statements accompanying such certificate and specifying the affects thereof on such financial statements.

Cash Flow and Capital Expenditure Forecast.  As soon as available, but in any event not later than April 1st and October 1st of each fiscal year of the Borrower, a cash flow and capital expenditure forecast for the Borrower and its Consolidated Restricted Subsidiaries for the following twelve-month period, prepared on a quarterly basis.

Certificate of Financial Officer – Consolidating Information.  If, at any time, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Restricted Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all of the Consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.

Certificate of Financial Officer — Swap Agreements.  Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of the last Business

Day of such fiscal quarter or such fiscal year, as applicable, a true and complete list of all Swap Agreements of the Borrower and each Restricted Subsidiary, the material economic terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

Certificate of Insurer — Insurance Coverage.  Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, all copies of the applicable policies.

Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any of its Consolidated Restricted Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Consolidated Restricted Subsidiary, and a copy of any delivered written response by the Borrower or any such Consolidated Restricted Subsidiary, or the board of directors (or comparable governing body) of the Borrower or any such Consolidated Restricted Subsidiary, to such letter or report.

SEC and Other Filings; Reports to Shareholders.  Promptly after the same become publicly available, (i) copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC, or with any national securities exchange, other than Forms 10-Q and 10-K, or (ii) copies of materials distributed by the Borrower to its equityholders generally.

Notices Under Material Instruments.  Promptly after the furnishing thereof, copies of any financial statement, report or written notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement with respect to Material Debt, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

Lists of Purchasers.  Promptly following the written request of the Administrative Agent, a list of all Persons currently purchasing Hydrocarbons from the Borrower or any Restricted Subsidiary.

Notice of Sales of Oil and Gas Properties.  In the event the Borrower or any Restricted Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil and Gas Properties or any Equity Interests in any Subsidiary or to terminate or otherwise monetize any Swap Agreement in respect of commodities, in each case that could reasonably be expected to be a Triggering Disposition, prior written notice thereof in accordance with Section 9.12(f)(iv)(A)(f)(iv)(A).

Notice of Casualty Events.  Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event involving Property with a fair market value in excess of the Threshold Amount or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event involving Property with a fair market value in excess of the Threshold Amount.

Information Regarding Borrower and Guarantors.  Prompt written notice (and in any event within ten (10) Business Days prior thereto (or such lesser amount of prior notice as may be reasonably acceptable to the Administrative Agent)) of any change (v) in the Borrower or any Guarantor’s legal name, (vi) in the location of the Borrower or any Guarantor’s chief executive office or principal place of business, (vii) in the Borrower or any Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (viii) in the Borrower or any Guarantor’s organizational identification number in such jurisdiction of organization, and (ix) in the Borrower or any Guarantor’s federal taxpayer identification number.

Production Report and Lease Operating Statements.  Concurrently with the delivery of each Reserve Report hereunder, a report setting forth, for each calendar month during the prior twelve (12) month period, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Proved Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

Incurrence of Permitted Senior Additional Debt.  In the event the Borrower intends to incur any Permitted Senior Additional Debt, prior written notice of the intended incurrence of such Permitted Senior Additional Debt, the anticipated amount thereof, and the anticipated date of closing and promptly when available will furnish a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any).

Deposit Accounts, Commodities Accounts and Securities Accounts.  Not less than ten (10) Business Days’ prior written notice (or such shorter period of time as may be reasonably acceptable to the Administrative Agent) of the opening of any new Deposit Account, Commodities Account or Securities Account (other than Excluded Accounts).

Notices of Certain Changes.  Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, bylaws, certificate or articles of organization, regulations, any preferred stock designation or any other organic document of the Borrower or any Subsidiary if such amendment, modification or supplement is material to the Lenders or impacts any provision of the Loan Documents.

Other Requested Information.  Promptly following any written request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary (including, without limitation, any Plan, any Pension Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to Section 8.01(a), (b) or (i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s public website or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower, as applicable, shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its written request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Notices of Material Events

.  The Borrower will furnish to the Administrative Agent prompt (and in any event within three Business Days) written notice of the following:

the occurrence of any Default;

the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of $5,000,000, not fully covered by insurance, subject to normal deductibles (and excluding any actions, suits, proceedings, investigations or arbitrations arising under or otherwise related to Environmental Laws, which are subject to the terms of Section 8.10(b)); and

any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Existence; Conduct of Business

.  The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

Payment of Obligations

.  The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where (z) the validity or amount thereof is being contested in good faith by appropriate proceedings, (aa) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (bb) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Proved Oil and Gas Property or other material Property of the Borrower or any Restricted Subsidiary.

Performance of Obligations under Loan Documents

.  The Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Restricted Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Operation and Maintenance of Properties

.  The Borrower, at its own expense, will, and will cause each Restricted Subsidiary to:

operate its Proved Oil and Gas Properties and other material Properties or cause such Proved Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Proved Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

maintain and keep in good repair, working order and efficiency (ordinary wear and tear and depletion excepted) all of its producing Oil and Gas Properties and other Properties material to the conduct of its business, including, without limitation, all equipment, machinery and facilities, unless the Borrower determines in good faith that the continued maintenance of such Oil and Gas Properties and other Properties is no longer economically desirable, necessary or useful to the business of the Credit Parties or such Oil and Gas Properties or other Properties are sold, assigned or transferred in a disposition permitted by Section 9.12, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Proved Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, except, in each case, where the failure to do so could not reasonably be expected to (i) have a Material Adverse Effect or (ii) result in a forfeiture or default with respect to any material Hydrocarbon Interests included in the Borrowing Base;

promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Proved Oil and Gas Properties and other Properties, except, in each case, where the failure to do so could not reasonably be expected to (i) have a Material Adverse Effect or (ii) result in a forfeiture or default with respect to any material Hydrocarbon Interests included in the Borrowing Base;

operate its Proved Oil and Gas Properties and other Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other Properties to be operated in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

to the extent the Borrower is not the operator of any Property, the Borrower shall use commercially reasonable efforts to cause the operator to comply with this Section 8.06, but any failure of the operator so to comply will not constitute a Default or Event of Default.

Insurance

.  The Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance (cc) in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (dd) in accordance in all material respects with all Governmental Requirements.  The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and/or “lender loss payees” as applicable and provide that the insurer will endeavor to give at least thirty (30) days prior notice of any cancellation to the Administrative Agent.

Books and Records; Inspection Rights

.  The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities in accordance with GAAP.  The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent (which may include any Lender designated by the Administrative Agent), upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided that, unless an Event of Default or Borrowing Base Deficiency has occurred and is continuing, the Borrower shall bear the cost of only one such inspection per year by the Administrative Agent.

Compliance with Laws

.  The Borrower will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower will maintain in effect and enforce such policies and procedures, if any, as it reasonably deems appropriate, in light of its businesses and international activities (if any), to achieve compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

Environmental Matters

.

The Borrower shall at its sole expense:  (ii) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (iii) not Release or threaten to Release, and shall cause each Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iv) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (v) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (vi) conduct, and cause its Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation that could reasonably be expected to cause a Material Adverse Effect; and (vii) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and its Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

The Borrower will promptly, but in no event later than five Business Days after the Borrower obtains knowledge thereof, notify the Administrative Agent in writing of any action, investigation or inquiry threatened in writing by any Governmental Authority or any demand or lawsuit threatened in writing by any Person against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of the Threshold Amount, not fully covered by insurance, subject to normal deductibles (such notice does not have to be provided until such time that Borrower reasonably determines that such matter could reasonably be expected to result in liability in excess of the Threshold Amount).

The Borrower will, and will cause each Subsidiary to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards where applicable upon reasonable request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.

Further Assurances

.

The Borrower at its sole expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Restricted Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Guarantor where permitted by law.  A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.  The Borrower acknowledges and agrees that any such financing statement may describe the collateral as “all assets” of the applicable Credit Party or words of similar effect as may be required by the Administrative Agent.

Reserve Reports

.

On or before April 1st and October 1st of each year, commencing April 1st, 2018, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Proved Oil and Gas Properties of the Credit Parties as of the immediately preceding January 1st and July 1st.  The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers.  The July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify that (x) such Reserve Report is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time, (y) there are no statements or conclusions in such Reserve Report which are based upon or include materially misleading information or fail to take into account material information known to the Borrower regarding the matters reported therein (it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and its Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate) and (z) such Reserve Report has been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify on behalf of the Borrower that (x) such Reserve Report is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time, (y) there are no statements or conclusions in such Reserve Report which are based upon or include materially misleading information or fail to take into account material information known to the Borrower regarding the matters reported therein (it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and its Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate) and (z) such Reserve Report has been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.  For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days (or, solely in the case of Interim Redeterminations requested by the Borrower, such longer period of time as may be reasonably acceptable to the Administrative Agent) following the receipt of such request.

With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that, in all material respects: (viii) the information contained in the Reserve Report and any other information delivered in connection therewith is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and there are no statements or conclusions in the Reserve Report which are based upon or include materially misleading information or fail to take into account material information known to it regarding the matters reported therein (it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and its Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate), (ix) the Borrower or its Restricted Subsidiaries owns good and defensible title to the Proved Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Excepted Liens and Liens securing the Indebtedness, (x) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Proved Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons either generally or produced from such Proved Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (xi) none of their Proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Proved Oil and Gas Properties sold and in such detail as reasonably required by the

Administrative Agent, (xii) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof and (xiii) attached thereto is a schedule of the Proved Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of such Proved Oil and Gas Properties evaluated in such Reserve Report that the value of such Mortgaged Properties represent in compliance with Section 8.14(a).

Title Information

.

On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information that is reasonably required by the Administrative Agent, in form and substance acceptable to the Administrative Agent, covering enough of the Proved Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 85% of the PV-9 of the Proved Oil and Gas Properties evaluated by such Reserve Report.

If the Borrower has provided title information for additional Proved Oil and Gas Properties under Section 8.13(a), the Borrower shall, within 60 days after notice from the Administrative Agent (or such longer period of time as may be reasonably acceptable to the Administrative Agent) that title defects or exceptions exist (excluding Liens permitted by Section 9.03) with respect to such additional Proved Oil and Gas Properties, either (xiv) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (xv) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value, or (xvi) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 85% of the PV-9 of the Proved Oil and Gas Properties evaluated by such Reserve Report.

If the Borrower is unable to cure any title defect (excluding Liens permitted by Section 9.03) requested by the Administrative Agent or the Lenders to be cured within the 60-day period (or such longer period of time as may be reasonably acceptable to the Administrative Agent) or the Borrower does not comply with the requirements to provide acceptable title information covering 85% of the value of the Proved Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders.  To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 85% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced to reflect the exclusion of such unacceptable Mortgaged Properties by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 85% of the value of the Proved Oil and Gas Properties remaining in the Borrowing Base.  This new Borrowing Base shall become effective immediately after the Borrower’s receipt of such notice.

Additional Collateral and Additional Guarantors

.

In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 85% of the PV-9 of the Proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production.  In the event that the Mortgaged Properties do not represent at least 85% of such PV-9, then the Borrower shall, and shall cause its Restricted Subsidiaries to, grant, within thirty (30) days (or such longer period of time as may be reasonably acceptable to the Administrative Agent) of delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d), (f) and (i) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Proved Oil and Gas Properties of the Credit Parties that are Qualified ECP Guarantors and which such Proved Oil and Gas Properties are not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 85% of such PV-9.  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, mortgages, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Proved Oil and Gas Properties and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

In the event that (xvii) the Borrower determines that any Restricted Subsidiary is a Material Subsidiary, (xviii) the Borrower or any Restricted Subsidiary creates, forms or acquires any Material Subsidiary (or any Unrestricted Subsidiary becomes a Restricted Subsidiary), or (xix) any Domestic Subsidiary that is not already a Guarantor incurs or guarantees any other Debt of the Borrower or any other Restricted Subsidiary, the Borrower shall cause such Restricted Subsidiary to guarantee the Indebtedness pursuant to the Guaranty Agreement within thirty (30) days (or such longer period of time as may be reasonably acceptable to the Administrative Agent).  In connection with any such guaranty, the Borrower shall, or shall cause such Restricted Subsidiary to, (A) execute and deliver a supplement to the Guaranty Agreement and the Security Agreement executed by such Subsidiary, (B) pledge all of the Equity Interests of such Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof), and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

The Borrower will at all times cause the other material tangible and intangible assets of the Borrower and each Restricted Subsidiary (including, without limitation, all Swap Agreements but excluding the Excluded Assets (as defined in the Security Agreement)) to be subject to a Lien of the Security Instruments.

Notwithstanding any provision in any of the Loan Documents to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by any Credit Party included in the Mortgaged Property and no Building or Manufactured (Mobile) Home shall be encumbered by any Security Instrument; provided, that (xx) the applicable Credit Party’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home shall be included in the Mortgaged Property and shall be encumbered by the Security Instruments and (xxi) the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, permit to exist any Lien on any Building or Manufactured (Mobile) Home except Excepted Liens.

ERISA Compliance

.  The Borrower will promptly furnish and will cause the Subsidiaries to promptly furnish to the Administrative Agent (ee) promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Pension Plan or any trust created thereunder, and (ff) immediately upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, which could reasonably be expected to result in liability to the Borrower and its Subsidiaries in excess of the Threshold Amount, a written notice signed by the President or the principal Financial Officer of the Borrower or the Subsidiary, as the case may be, specifying the nature thereof, what action the Borrower or the Subsidiary is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

Commodity Price Risk Management Policy

.  The Credit Parties shall maintain a commodity price risk management policy, which policy shall be reasonably acceptable to the Administrative Agent.

Deposit Accounts; Commodities Accounts and Securities Accounts

.  The Borrower and each Guarantor will maintain one or more of the Lenders or Affiliates of Lenders as it principal depository bank(s), and will not have or maintain any Deposit Accounts with any banks that are not Lenders or Affiliates of Lenders (other than Excluded Accounts); provided that if any Lender or Affiliate of a Lender is such a depository bank for the Borrower or any Guarantor and such Lender for any reason ceases to be a Lender party to this Agreement, the Borrower or such Guarantor (as applicable) shall be deemed to have satisfied the foregoing requirement so long as the Borrower or such Guarantor transitions its Deposit Accounts to another Lender or Affiliate of a Lender within thirty (30) days (or such longer period of time as may be reasonably acceptable to the Administrative Agent) following such cessation.  The Borrower and each Guarantor will cause each of their respective Deposit Accounts, Commodities Accounts or Securities Accounts (in each case, other than Excluded Accounts) to at all times be subject to an Account Control Agreement in accordance with and to the extent required by the Security Agreement.

Commodity Exchange Act Keepwell Provisions

.  The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Credit Party (other than the Borrower) that is not otherwise a Qualified ECP Guarantor in order for such Credit Party to honor its obligations under its respective Guaranty Agreement including obligations with respect to Swap Agreements (provided, however, that the Borrower shall only be liable under this Section 8.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.18, or otherwise under this Agreement or any Loan Document, as it relates to such other Credit Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of the Borrower under this Section 8.18 shall remain in full force and effect until all Indebtedness is paid in full to the Lenders, the Administrative Agent and all other Secured Parties, and all of the Lenders’ Revolving Credit Commitments are terminated.  The Borrower intends that this Section 8.18 constitute, and this Section 8.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Unrestricted Subsidiaries

.    The Borrower:

will cause the management, business and affairs of each of the Borrower and its Restricted Subsidiaries to be conducted in such a manner (including by keeping separate books of account, furnishing separate financial statements of the Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower and its Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Borrower and any Restricted Subsidiary;

will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries; and

will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Borrower or any Restricted Subsidiary.

Post-Closing Obligations

.

Swap Agreements.  The Borrower shall, or shall cause another Credit Party to, within 30 days following the Effective Date, enter into Swap Agreements with an Approved Counterparty to hedge notional volumes of crude oil and natural gas, as applicable, covering not less than (a) 80% for each calendar month during calendar year 2018, and (b) 60% for each month during calendar year 2019, in each case of the reasonably anticipated production of such crude oil and natural gas constituting PDP Reserves for such calendar month as such anticipated production is set forth in the Initial Reserve Report; provided that, such Swap Agreements shall have effective floor prices of not less than eighty-five percent (85%) of the closing contract price for the applicable calendar month as quoted on NYMEX as of the date such Swap Agreement is entered into.

Title Information.  On or prior to January 12, 2018 (which date may be extended with the prior written consent of the Administrative Agent to a date not later than January 31, 2018), the Borrower shall deliver to the Administrative Agent title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 85% of the PV-9 of the Proved Oil and Gas Properties evaluated in the Initial Reserve Report.

Negative Covenants

Until the Revolving Credit Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts (other than contingent indemnity obligations for  which no claim has been made) payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Financial Covenants

.

Ratio of Total Debt to EBITDAX.  The Borrower will not, as of the last day of any fiscal quarter commencing with the last day of the fiscal quarter during which the Effective Date occurs, permit the ratio of Total Debt as of such day to EBITDAX for the four fiscal quarters ending on such day (the “Total Leverage Ratio”) to be greater than 4.0 to 1.0.

Current Ratio.  The Borrower will not, as of the last day of any fiscal quarter commencing with the last day of the fiscal quarter during which the Effective Date occurs, permit the ratio of (ii) consolidated current assets of the Borrower and its Consolidated Restricted Subsidiaries (including the unused amount of the total Revolving Credit Commitments (but only to the extent that the Borrower is permitted to borrow such amount under the terms of this Agreement, including, without limitation, Section 6.02 hereof), but excluding non-cash assets under ASC 815 and ASC 410) to (iii) consolidated current liabilities of the Borrower and its Consolidated Restricted Subsidiaries (excluding non-cash obligations under ASC 815 and ASC 410) to be less than 1.0 to 1.0; provided, however, that the current maturities of long term Debt (including the Loans) and non-cash liabilities recorded in connection with stock-based or similar incentive based compensation awards or arrangements shall not be considered consolidated current liabilities for purposes of this ratio.

Debt

.  The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.

Debt of the Borrower and its Restricted Subsidiaries existing on the date hereof that is reflected on Schedule 9.02.

accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the date of receipt of the invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

Equipment and Fixture Financing Debt not to exceed $25,000,000 in the aggregate at any one time outstanding.

Debt associated with worker’s compensation claims, performance, bid, surety or similar bonds or surety obligations required by Governmental Requirements or third parties in the ordinary course of business in connection with the operation of the Oil and Gas Properties.

intercompany Debt between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries, and, provided, further, that any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement.

endorsements of negotiable instruments for collection in the ordinary course of business.

any Debt of the Borrower or any Restricted Subsidiary and guarantees thereof by any Credit Party or any other Restricted Subsidiary; provided that: (iv) such Debt may be secured or unsecured, so long as the aggregate principal amount of such Debt that is secured does not exceed $150,000,000 at any time, (v) such Debt shall not provide for any amortization of principal or any scheduled or mandatory prepayments or Redemptions on any date prior to 180 days after the Maturity Date (other than customary high yield indenture provisions requiring offers to repurchase in connection with asset sales or any change of control, casualty or condemnation event prepayments or customary acceleration rights after an event of default), (vi) such Debt shall not contain a scheduled maturity date that is earlier than 180 days after the Maturity Date, (vii) such Debt (or the documents governing such Debt) shall (A) contain no financial covenant that is more restrictive or onerous with respect to the Credit Parties than the financial covenants herein, and (B) not contain covenants (other than financial covenants) and events of default that are, taken as a whole, more restrictive or onerous with respect on the Credit Parties than those contained in this Agreement are on the Credit Parties (as reasonably determined by the Borrower in good faith), (viii) after giving effect to the incurrence of such Debt, the application of the proceeds thereof, and any automatic reduction of the Borrowing Base pursuant to Section 2.07(e) on account thereof, each on a pro forma basis: (A) no Event of Default or Borrowing Base Deficiency shall exist, (B) the Borrower shall be in pro forma compliance with Section 9.01 as of the last day of the applicable period covered by the most recent certificate delivered pursuant to Section 8.01(c), and (C) the Total Leverage Ratio shall not exceed 3.5 to 1.0 on a pro forma basis as of the date of such incurrence (with EBITDAX being the amount of EBITDAX calculated for the four-quarter period covered by the most recent certificate delivered pursuant to Section 8.01(c)), (ix) the Borrowing Base shall automatically be reduced on the date of the incurrence of such Debt in accordance with Section 2.07(e), (x) the Net Proceeds of such

Debt shall be used to prepay the Loans in accordance with and to the extent required by Section 3.04(c)(iii) and (xi) if such Debt is secured, (A) an Intercreditor Agreement shall have been entered into with respect to such Debt and (B) there shall be no Lien on the assets of any Credit Party securing any such Debt if the same assets are not subject to a Lien securing the Indebtedness.

Taxes, assessments or other governmental charges which are not yet due or are being contested in good faith in accordance with Section 8.04(a).

Debt (other than in connection with a loan or lending transaction) incurred in the ordinary course of business for drilling, completing, leasing and reworking oil, gas and CO2 wells or the treatment, distribution, transportation or sale of production therefrom; provided, however, such Debt shall not be deemed to refer to or include any long term debt.

Debt which represents an extension, refinancing, or renewal of any of the foregoing; provided that (xii) the principal amount of such Debt is not increased (other than by the costs, fees, and expenses and by accrued and unpaid interest paid in connection with any such extension, refinancing or renewal), (xiii) the interest rate of such Debt is not increased, (xiv) any Liens securing such Debt are not extended to any additional property of any Credit Party, (xv) no Credit Party that is not originally obligated with respect to repayment of such Debt is required to become obligated with respect thereto, (xvi) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Debt so extended, refinanced or renewed, (xvii) the terms of any such extension, refinancing, or renewal are not materially less favorable to the obligor thereunder, taken as a whole, than the original terms of such Debt, (xviii) if the Debt that is refinanced, renewed, or extended was subordinated in right of payment to the Indebtedness, then the terms and conditions of the refinancing, renewal, or extension Debt must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Debt and (viii) if the Debt that is refinanced is Permitted Senior Additional Debt that is secured, the principal amount of such refinancing, renewal or extension Debt that is secured shall not exceed $150,000,000 and such refinancing, renewal or extension Debt shall be subject to an Intercreditor Agreement.

Debt arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business.

other unsecured Debt not to exceed $20,000,000 in the aggregate at any one time outstanding.

Liens

.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

Liens securing the payment of any Indebtedness.

Excepted Liens.

Liens on Properties of the Borrower and its Restricted Subsidiaries existing on the date hereof that are reflected on Schedule 9.03.

Liens securing Equipment and Fixture Financing Debt permitted by Section 9.02(d) but only on the Property under lease or the Property purchased, constructed or improved with the proceeds of such Debt.

Liens securing Permitted Senior Additional Debt, so long as (x) the aggregate principal amount of such Permitted Senior Additional Debt secured by such Liens does not exceed $150,000,000 and (y) such Liens are subject to an Intercreditor Agreement.

Liens not otherwise permitted under the preceding provisions of this Section 9.03 encumbering Properties (other than Equity Interests in Subsidiaries) and securing obligations in the aggregate principal amount not to exceed $2,000,000 at any time; provided that (xix) such Liens are not incurred in connection with any Debt and (xx) any such Liens encumbering Oil and Gas Properties do not secure obligations in an aggregate principal amount exceeding $1,000,000 at any time.

Dividends and Distributions and Redemptions of Permitted Senior Additional Debt; Amendments to Permitted Senior Additional Debt Documents

.

Dividends and Distributions.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (xxi) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (xxii) Restricted Subsidiaries may declare and pay distributions and dividends ratably with respect to their Equity Interests and (xxiii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit or other equity based plans for management or employees of the Borrower and its Restricted Subsidiaries so long as any such Restricted Payments paid in cash does not exceed $10,000,000 in the aggregate in any fiscal year, provided that in the case of this clause (iii), (x) no Default or Borrowing Base Deficiency shall exist at the time of such payment or result therefrom and (y) after giving effect to such payment, the Borrower shall be in pro forma compliance with Section 9.01.

Redemption of Permitted Senior Additional Debt; Amendment of Terms of Permitted Senior Additional Debt Documents.  The Borrower will not, and will not permit any other Credit Party to, prior to the date that is 91 days after the Termination Date:

call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Permitted Senior Additional Debt, except that, so long as no Borrowing Base Deficiency or Event of Default exists, the Borrower may, substantially contemporaneously with its receipt of any Net Proceeds from (A) any incurrence of Permitted Senior Additional Debt or (B) any sale of Equity Interests in the Borrower (other than Disqualified Capital Stock), prepay or otherwise Redeem Permitted Senior Additional Debt in an amount no greater than the amount of such Net Proceeds of such incurrence of Permitted Senior Additional Debt that remain after giving effect to any mandatory prepayments hereunder with such proceeds or such sale of Equity Interests of the Borrower; or

amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Permitted Senior Additional Debt Documents (except to the extent a new incurrence of Permitted Senior Additional Debt, the proceeds of which were used to Redeem existing Permitted Senior Additional Debt pursuant to the foregoing clause (i), would be permitted to have such terms as so amended, modified, waived or otherwise changed) if the effect thereof would be to (A) shorten its maturity to a date earlier than 180 days after the Maturity Date, or (B) modify or amend financial or negative covenants or events of default such that any resulting financial or negative covenant or event of default in respect thereof would be more restrictive with respect to the Credit Parties than the financial and negative covenants and Events of Default in this Agreement.

Investments, Loans and Advances

.  The Borrower will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

Investments as of the Effective Date which are disclosed to the Lenders in Schedule 9.05.

accounts receivable arising in the ordinary course of business.

direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof, in each case maturing within one year from the date of creation thereof.

commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of America or any other bank or trust company which is organized under the laws of the United States of America or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).

Investments (xxiv) made by the Borrower in or to the Guarantors (including any newly formed Restricted Subsidiary that becomes a Guarantor in accordance with this Agreement), (xxv) made by any Restricted Subsidiary in or to the Borrower or any Guarantor (including any newly formed Restricted Subsidiary that becomes a Guarantor in accordance with this Agreement) and (xxvi) made by the Borrower or any Restricted Subsidiary in or to all other

Domestic Subsidiaries which are not Guarantors in an aggregate amount at any one time outstanding not to exceed $5,000,000.

subject to the limits in Section 9.06, Investments of the type described in clause (c) of the definition thereof in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to mineral leases; working interests; royalty interests; operating, processing, unitization, farm-out, farm-in, joint operating, joint venture, production sharing or area of mutual interest agreements; pooling arrangements; contracts for the sale, transportation or exchange of oil, natural gas and CO2; gathering systems; pipelines or other similar agreements, transactions, properties, interests or arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America.

Investments arising from the endorsement of financial instruments in the ordinary course of business.

Investments consisting of guarantees of Permitted Senior Additional Debt (or any Debt which represents a permitted extension, refinancing or renewal of such Permitted Senior Additional Debt) by any Credit Party.

Investments in Unrestricted Subsidiaries so long as (i) no Default, Event of Default or Borrowing Base Deficiency exists at the time of such Investment or would result therefrom, and (ii) the aggregate unrecovered amount of all such Investments shall not at any time exceed $5,000,000.

other Investments not to exceed $15,000,000 (valued at the time such Investment is made, without giving effect to any write downs, write offs or appreciation with respect to such Investment) in the aggregate at any time.

Nature of Business; No International Operations

.  The Borrower will not, and will not permit any Restricted Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.  From and after the Effective Date, the Borrower and its Domestic Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States of America.  The Borrower shall at all times remain organized under the laws of the United States of America or any State thereof or the District of Columbia.

Limitation on Leases

.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and its Restricted Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $12,500,000 in the aggregate during any fiscal year; provided, however, that, the foregoing restriction shall not apply to oil, gas and mineral leases, CO2 leases or supply agreements, or permits or similar agreements entered into in the ordinary course of business or orders of any Governmental Authority adjudicating the rights or pooling the interests of the owners of oil and gas properties or lease agreements in effect as of the date hereof.

Proceeds of Loans

.

The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.21.  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.  If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall cause that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (xxvii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (xxviii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States of America or (xxix) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

ERISA Compliance

.  Except as could not reasonably be expected to result in liability to the Borrower and its Subsidiaries in excess of the Threshold Amount, the Borrower will not, and will not permit any Subsidiary to, at any time:

engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower or a Subsidiary could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Pension Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.

contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability.

permit an ERISA Event to occur, or permit any ERISA Affiliate to incur an ERISA Event, that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries.

Sale or Discount of Receivables

.  Except for receivables obtained by the Borrower or any Restricted Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Restricted Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable to any Person other than the Borrower or any Guarantor.

Mergers, Etc

.  The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; provided that (gg) any Restricted Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving entity), (hh) any Restricted Subsidiary may participate in a consolidation with another Restricted Subsidiary (provided that if one of such Restricted Subsidiaries is a Guarantor, a Guarantor shall be the continuing or surviving entity), and (c) any Restricted Subsidiary may liquidate or dissolve so long as all of its assets (if any) are distributed to the Borrower or a Guarantor prior to such liquidation or dissolution.

Sale of Properties and Termination of Swap Agreements

.  The Borrower will not, and will not permit any Restricted Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Proved Oil and Gas Property or to terminate or otherwise monetize any Swap Agreement in respect of commodities (including, in each case, as a result of the designation of any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 9.23 and including the sale of any Restricted Subsidiary that owns any Proved Oil and Gas Properties or that is a party to any Swap Agreement in respect of commodities) except for:

the sale of Hydrocarbons in the ordinary course of business;

farmouts of undeveloped acreage to which no Proved Reserves are attributed and assignments in connection with such farmouts;

the sale or transfer of equipment and other personal property that is no longer necessary for the business of the Borrower or such Restricted Subsidiary or is replaced by equipment or other personal property of at least comparable value and use;

the sale or other disposition of Property between or among Credit Parties subject to compliance with Section 8.14;

Casualty Events; provided that in the case of a Triggering Disposition, the Borrowing Base shall be automatically reduced on the date of such Triggering Disposition in accordance with Section 2.07(f) and the Net Proceeds of such Casualty Event shall be used to prepay the Loans in accordance with Section 3.04(c)(iii);

the sale or other disposition of any Oil and Gas Property or any interest therein or any Equity Interests in any Restricted Subsidiary owning Oil and Gas Properties and the termination or monetization of any Swap Agreement in respect of commodities (or the sale of any Equity Interests in any Subsidiary that is a party to any Swap Agreement in respect of commodities); provided that:

no Default or Borrowing Base Deficiency exists or results from such sale or disposition of Property or the termination or monetization of any Swap Agreement in respect of commodities (including after giving effect to any applicable reduction in the Borrowing Base pursuant to Section 2.07(f) and any corresponding mandatory prepayments under Section 3.04(c)(iii));

not less than 85% of the consideration received in respect of such sale or other disposition or termination shall be cash; provided that the consideration requirement in this clause (ii) shall not apply to trades or exchanges of Oil and Gas Properties for other Oil and Gas Properties so long as (A) the Borrowing Base value of the Oil and Gas Properties being traded or otherwise disposed of in such trade or series of related trades does not exceed 10% of the Borrowing Base then in effect and (B) (1) the Borrowing Base value of the Oil and Gas Properties being traded or otherwise disposed of in such trade or series of related trades does not exceed the Borrowing Base value of the Oil and Gas Properties being received or otherwise acquired in such trade or series of related trades by an amount that exceeds 5% of the Borrowing Base then in effect, it being agreed that Borrowing Base value as used in this clause (ii) shall mean the value the Administrative Agent attributes in its sole discretion acting in good faith, but consistent with its customary oil and gas lending criteria as it exists at a particular time, to such Oil and Gas Properties;

the consideration received in respect of such sale or other disposition or termination or monetization of any Swap Agreement in respect of commodities shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Restricted Subsidiary subject of such sale or other disposition, or Swap Agreement subject of such termination or monetization (as reasonably determined by the board of directors (or comparable governing body) of the Borrower or, if such consideration is less than $25,000,000 and the organizational documents of the Borrower do not require such sale or other disposition to be approved by the board of directors, by a Responsible Officer of the Borrower, and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect);

in the case of a Triggering Disposition, (A) the Borrower shall have delivered to the Administrative Agent at least ten (10) Business Days’ prior written notice of such Triggering Disposition and such other information regarding such Triggering Disposition as the Administrative Agent may have reasonably requested, (B) the Borrowing Base shall automatically be reduced on the date of such Triggering

Disposition in accordance with Section 2.07(f) and (C) the Net Proceeds of such Triggering Disposition shall be used to prepay the Loans in accordance with Section 3.04(c)(iii); and

if any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties or that is a party to commodity Swap Agreements, such sale or other disposition shall include all the Equity Interests of such Subsidiary; and

the unwinding or termination of any Swap Agreement as may be necessary to comply with Section 9.18(b), so long as no Swap Agreements are unwound or terminated other than Swap Agreements in respect of the minimum volumes necessary to achieve such compliance; provided that in the case of a Triggering Disposition, the Borrowing Base shall be automatically reduced on the date of such Triggering Disposition in accordance with Section 2.07(f) and the Net Proceeds of such unwind or termination shall be used to prepay the Loans in accordance with Section 3.04(c)(iii).

Environmental Matters

.  The Borrower will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations, Release or threatened Release, exposure, or Remedial Work could reasonably be expected to have a Material Adverse Effect.

Transactions with Affiliates

.  The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors) or any operating portfolio company of any Affiliate unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided, however, the foregoing provisions of this Section 9.14 shall not apply to: (ii) transactions solely among the Credit Parties, (jj) the performance of employment, equity award, equity option or equity appreciation agreements, plans or other similar compensation or benefit plans or arrangements (including vacation plans, health and insurance plans, deferred compensation plans and retirement or savings plans) entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business with its or for the benefit of its employees, officers and directors, (kk) fees and compensation to, and indemnity provided on behalf of, officers, directors, and employees of the Borrower or any Restricted Subsidiary in their capacity as such, to the extent such fees and compensation are customary, and (ll) Restricted Payments permitted hereunder.

Subsidiaries

.  The Borrower will not, and will not permit any Restricted Subsidiary to, create or acquire any additional Restricted Subsidiary or redesignate an Unrestricted Subsidiary as a Restricted Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation, acquisition or redesignation and complies with Section 8.14(b).  The Borrower shall not, and shall not permit any Restricted Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Restricted Subsidiary except in compliance with Section 9.12.  Neither the Borrower nor any Restricted Subsidiary shall have any Foreign Subsidiaries.  The Borrower will not permit any Person other than the Borrower or another Credit Party to own any Equity Interests in any Guarantor.

Negative Pledge Agreements; Dividend Restrictions

.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, Debt creating Liens permitted by Section 9.03(c) or Section 9.03(d), agreements, documents, or instruments executed and delivered in connection with Debt permitted by Section 9.02(h), any leases or licenses or similar contracts as they affect any Property or Lien subject to a lease or license, or any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Property of such Restricted Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent for the benefit of the Secured Parties or restricts any Restricted Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith.

Gas Imbalances, Take-or-Pay or Other Prepayments

.  The Borrower will not, and will not permit any Restricted Subsidiary to, allow gas imbalances, take-or-pay or other prepayments (other than any gas imbalances, take-or-pay and other prepayments set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12 (c)) with respect to the Oil and Gas Properties of the Borrower or any Restricted Subsidiary that would require the Borrower or such Restricted Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed one bcf of gas (on an mcf equivalent basis) in the aggregate.

Swap Agreements

.

The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreements with any Person other than:

Subject to clause (b) of this Section 9.18, Swap Agreements with an Approved Counterparty in respect of commodities entered into not for speculative purposes the notional volumes of which (when aggregated with other commodity Swap Agreements then in effect) do not exceed, as of the date such Swap Agreement is entered into (and for each month during the period during which such Swap Agreement is in effect), the applicable percentage set forth in the table below for the time periods (relative to the execution date of the relevant Swap Agreement) set forth in the table below of the reasonably anticipated production of crude oil, natural gas and natural gas liquids, calculated separately and, in each case, as such production is forecast from the Borrower’s and its Restricted Subsidiaries’ Proved Oil and Gas Properties constituting Proved Reserves as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement:

Period (relative to execution date of relevant Swap Agreement)	Percentage Limitation
Months 1-12	100%
Months 13-24	90%
Months 25-60	80%

provided, however, that (x) such Swap Agreements shall not, in any case, have a tenor of greater than five (5) years and (y) all purchased put options or price floors for Hydrocarbons shall be excluded for purposes of the foregoing volume limitations on commodity swaps so long as the total amount of obligations thereunder are fixed and known at the time such transaction is entered into.  It is understood that Swap Agreements in respect of commodities which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes.

Swap Agreements in respect of interest rates with an Approved Counterparty, as follows:

Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Restricted Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 80% of the then outstanding principal amount of the Credit Parties’ Debt for borrowed money which bears interest at a fixed rate, and which Swap Agreements shall not, in any case, have a tenor beyond the maturity date of such Debt, and

Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 80% of the then outstanding principal amount of the Credit Parties’ Debt for borrowed money which bears interest at a floating rate, and which Swap Agreements shall not, in any case, have a tenor beyond the maturity date of such Debt.

If, after the end of any calendar quarter, commencing with the first full calendar quarter ending after the Effective Date, the Borrower determines that the aggregate notional volumes of all Swap Agreements in respect of commodities for such calendar quarter (other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) exceeded 100% of actual production of Hydrocarbons in such calendar quarter, then the Borrower (ii) shall promptly notify the Administrative Agent of such determination and (iii) if requested by the Administrative Agent or the Required Lenders, shall, within 45 days following such request, terminate (only to the extent such terminations are permitted pursuant to Section 9.12), create off-setting positions, or otherwise unwind or monetize (only to the extent such unwinds or monetizations are permitted pursuant to Section 9.12) existing Swap Agreements such that, at such time, future hedging volumes will not exceed 100% of reasonably anticipated projected production for the then-current and any succeeding calendar quarters.

In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post collateral, credit support (including in the form of letters of credit) or margin to secure their obligations under such Swap Agreement or to cover market exposures other than any requirement, agreement or covenant to enter into or maintain the Security Instruments.

The Borrower will not, and will not permit any Restricted Subsidiary to, terminate or monetize any Swap Agreement in respect of commodities without the prior written consent of the Required Lenders except to the extent such terminations are permitted pursuant to Section 9.12.

For purposes of entering into or maintaining Swap Agreement trades or transactions under Section 9.18(a)(i) and Section 9.18(b), respectively, forecasts of reasonably anticipated production from the Borrower’s and its Restricted Subsidiaries’ Proved Oil and Gas Properties as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement shall be deemed to be updated to account for any increase or decrease therein anticipated because of information obtained by the Borrower or any of its Restricted Subsidiaries and delivered to the Administrative Agent subsequent to the publication of such Reserve Report including, without limitation, (iv) the Borrower’s or any of its Restricted Subsidiaries’ internal forecasts of production decline rates for existing wells, (v) additions to or deletions from anticipated future production from new wells, (vi) completed dispositions, and (vii) completed acquisitions coming on stream or failing to come on stream; provided that (A) any such supplemental information shall be reasonably satisfactory to the Administrative Agent and (B) if any such supplemental information is delivered, such information shall be presented on a net basis (i.e., it shall take into account both increases and decreases in anticipated production subsequent to publication of the most recent Reserve Report).

Marketing Activities

.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (viii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their Proved Oil and Gas Properties during the period of such contract, (ix) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from Proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries that the Borrower or one of its Restricted Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business, and (x) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Holding Company

.  The Borrower shall not engage in any business or activity or own any assets other than (mm) holding 100% of the Equity Interests in its Subsidiaries and other miscellaneous non-material assets incidental to the maintenance of its corporate existence, (nn) performing its obligations and activities incidental thereto under the Loan Documents, any Swap Agreements and any agreements entered into in connection with any Bank Products, (oo) agreements relating to the issuance, sale, purchase, repurchase or registration of securities of the Borrower, (pp) minute books and other corporate books and records of the Borrower, (qq) tax liabilities arising in the ordinary course of business, (rr) corporate, administrative and operating expenses in the ordinary course of business and (ss) incurring and guaranteeing Debt, and making Restricted Payments and Investments, in each case, to the extent permitted by this Agreement.

Changes in Fiscal Year and Amendments to Organizational Documents

.  The Borrower shall not, and shall not permit any Restricted Subsidiary to (tt) have its fiscal year end on a date other than December 31 or change its method of determining fiscal quarters or (uu) amend its bylaws, limited liability company agreement, certificates of formation or other organizational documents in any manner that is, in the case of this clause (b), materially adverse to the interests of the Lenders.

Non-Qualified ECP Guarantors

.  The Borrower shall not permit any Credit Party that is not a Qualified ECP Guarantor to own, at any time, any Proved Oil and Gas Properties or any Equity Interests in any Restricted Subsidiaries.

Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries

.

Unless designated as an Unrestricted Subsidiary on Schedule 7.14 as of the date hereof or thereafter, assuming compliance with Section 9.23(b), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (ii) prior, and after giving effect, to such designation, neither a Default nor a Borrowing Base Deficiency would exist, (iii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05, (iv) such designation is deemed to be a disposition of Oil and Gas Properties to the extent such Subsidiary owns Proved Oil and Gas Properties and (v) such Subsidiary is not a “restricted subsidiary” or guarantor with respect to any Permitted Senior Additional Debt.  Except as provided in this Section 9.23(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (vi) the representations and warranties of the Borrower and such Restricted Subsidiary contained in each of the Loan Documents with respect to such Restricted Subsidiary are true and correct on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (vii) no Default would be caused by such designation, and (viii) the Borrower and such Restricted Subsidiary each comply with the requirements under Section 8.14, Section 8.19 and Section 9.15.  Any such designation shall be treated as a recovery of Borrower’s Investment in such Unrestricted Subsidiary in an amount equal to the lesser of the fair market value at such time of the Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the Borrower’s Investment previously made in (and not previously recovered from) such Unrestricted Subsidiary.

Events of Default; Remedies

Events of Default

.  One or more of the following events shall constitute an “Event of Default”:

the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document or in any certificate furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any  material respect when made or deemed made (or incorrect in any respect in the case of any such representation or warranty that is already qualified by materiality or by reference to Material Adverse Effect).

the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(n), Section 8.02(a), Section 8.03 (with respect to either the Borrower’s or any Restricted Subsidiary’s existence), Section 8.14, Section 8.17, Section 8.20, or in Article IX.

the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrower or such Restricted Subsidiary otherwise becoming aware of such failure.

the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Debt, when and as the same shall become due and payable.

any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Restricted Subsidiary to make an offer in respect thereof.

an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (ix) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (x) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

the Borrower or any Restricted Subsidiary shall (xi) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (xii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (xiii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (xiv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (xv) make a general assignment for the benefit of creditors, or (xvi) take any action for the purpose of effecting any of the foregoing.

the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(xvii) one or more final non-appealable judgments for the payment of money in an aggregate amount in excess of the Threshold Amount (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (xviii) any one or more non-monetary final non-appealable judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment.

the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby in respect of collateral purported to be covered thereby with an individual fair market value in excess of $1,000,000 or an aggregate fair market value in excess of $2,000,000, except to the extent permitted by the terms of this Agreement or the Security Instruments, or the Borrower or any Restricted Subsidiary or any of their Affiliates shall so state in writing.

a Change in Control shall occur.

an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding the Threshold Amount.

Remedies

.

In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (xix) terminate the Revolving Credit Commitments, and thereupon the Revolving Credit Commitments shall terminate immediately, and (xx) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Revolving Credit Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied:

first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;

third, pro rata to payment of accrued interest on the Loans;

fourth, pro rata to payment of (A) principal outstanding on the Loans, (B) LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time, (C) Indebtedness referred to in clause (b) of the definition of Indebtedness owing to Secured Swap Providers and (D) Indebtedness referred to in clause (c) of the definition of Indebtedness owing to Bank Products Providers;

fifth, pro rata to any other Indebtedness;

sixth, to serve as cash collateral to be held by the Administrative Agent to secure the remaining LC Exposure; and

seventh, any excess, after all of the Indebtedness shall have been paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Indebtedness described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to clause fourth above).

The Agents

Appointment; Powers

.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Duties and Obligations of Administrative Agent

.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (vv) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (ww) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (xx) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (ii) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (iii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iv) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (v) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (vi) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vii) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (viii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.  For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Action by Administrative Agent

.  The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number, class or percentage of the Lenders as shall be necessary under the circumstances as set forth in other provisions this Agreement) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (yy) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number, class or percentage of the Lenders as shall be necessary under the circumstances as provided in other provisions of this Agreement) specifying the action to be taken and (zz) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions as aforesaid and any action taken or failure to act pursuant thereto by the

Administrative Agent shall be binding on all of the Lenders.  If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.  In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law.  If a Default has occurred and is continuing, no Agent shall have any obligation to perform any act in respect thereof.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number, class or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02 provisions of this Agreement), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Reliance by Administrative Agent

.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Subagents

.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Resignation of Administrative Agent

.  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Majority Lenders shall have the right, in consultation with and upon the approval of the Borrower (so long as no Event of Default of the type described in Section 10.01(a), Section 10.01(b), Section 10.01(h), Section 10.01(i) or Section 10.01(j) has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor.  If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Agents as Lenders

.  Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

No Reliance

.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.  The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or Joint Lead Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates.  In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Administrative Agent May File Proofs of Claim

.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Authority of Administrative Agent to Release Collateral, Liens and Guarantors

.  Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to release (aaa) any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents and (bbb) any Guarantor if 100% of the Equity Interests in such Guarantor are sold in a transaction permitted under the Loan Documents.  Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense (and the Administrative Agent hereby agrees to take such actions at the request of the Borrower), any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.

The Joint Lead Arrangers

.  The Joint Lead Arrangers shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in its capacity as Lender hereunder.

Miscellaneous

Notices

.

Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

if to the Borrower, to it at c/o Chaparral Energy, Inc., 701 Cedar Lake Blvd., Oklahoma City, Oklahoma 73114, Attention:  Joe Evans (Fax No. (405) 425-8990);

if to the Administrative Agent or Issuing Bank, to it at JPMorgan Chase Bank, N.A., 712 Main Street – 12 South, Houston, Texas 77002, Attention:  Trey Lewis (Fax No. (713) 216-7794); with a copy to:  JPMorgan Chase Bank, N.A., 10 South Dearborn, L2 Floor, IL1-0480, Chicago, Illinois 60603-2003, Attention: Leonida G. Mischke (Fax No. (844) 490-5663);

if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Waivers; Amendments

.

No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

Subject to Section 3.03(b), neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (ii) increase the Revolving Credit Commitments or the Maximum Revolving Credit Amount of any Lender without the written consent of such Lender, (iii) increase the Borrowing Base without the written consent of each Non-Defaulting Lender, decrease or maintain the Borrowing Base without the consent of the Required Lenders, postpone any Scheduled Redetermination Date without the consent of the Required Lenders, or modify Section 2.07 in any manner that results in an increase in the Borrowing Base without the consent of each Lender (other than any Defaulting Lender), (iv) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby; provided that the imposition of the default rate of interest under Section 3.02(c) may be waived by the Majority Lenders, (v) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date or the Termination Date without the written consent of each Lender affected thereby, (vi) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vii) waive or amend Section 3.04(c), Section 6.01, Section 10.02(c) or Section 12.14 or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary”, “Material Subsidiary”, “Immaterial Subsidiary”, “Subsidiary”, “Restricted Subsidiary” or “Unrestricted Subsidiary” without the written consent of each Lender (other than any Defaulting Lender), (viii) release any Guarantor (except as set forth in Section 11.10 or in the Guaranty Agreement) or release all or substantially all of the Mortgaged Properties (other than as provided in Section 11.10), without the written consent of each Lender (other than any Defaulting Lender), or(ix) change any of the provisions of this Section 12.02(b) or the definition of “Majority Lenders”, “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender); provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be.

Notwithstanding the foregoing, (x) any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (xi) the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, and (xii) the Administrative Agent and the Borrower (or other applicable Credit Party) may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Mortgaged Property or Property to become Mortgaged Property to secure the Indebtedness for the benefit of the Lenders or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents without the consent of any Lender.

Notwithstanding anything to the contrary contained in any Loan Documents, (xiii) the Revolving Credit Commitment of any Defaulting Lender may not be increased without its consent (it being understood, for avoidance of doubt, that no Defaulting Lender shall have any right to approve or disapprove any increase, decrease or reaffirmation of the Borrowing Base) and (xiv) the Administrative Agent may with the consent of the Borrower and all other Non-Defaulting Lenders amend, modify or supplement the Loan Documents to effectuate an increase to the Borrowing Base where such Defaulting Lender does not consent to an increase to its Revolving Credit Commitment (including not increasing the Borrowing Base by the portion thereof applicable to the Defaulting Lender).

Expenses, Indemnity; Damage Waiver

.

The Borrower shall pay (xv) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel (provided, that, the Borrower shall only bear such expenses for one primary counsel for the Administrative Agent, any specialist counsel (if reasonably required by the Administrative Agent) and one local or foreign counsel for the Administrative Agent in each relevant jurisdiction) and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of reasonably requested environmental invasive and non-invasive assessments and audits and surveys and appraisals (provided that, unless an Event of Default has occurred and is continuing, the Borrower shall bear the cost of only two such assessments, audits, surveys or appraisals per year), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (xvi) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (xvii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (xviii) all documented out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or any Lender, during the existence of any Event of Default in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

THE BORROWER SHALL INDEMNIFY EACH AGENT, EACH JOINT LEAD ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES, TAXES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (xix) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (xx) THE FAILURE OF THE BORROWER OR ANY RESTRICTED SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (xxi) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (xxii) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (xxiii) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (xxiv) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS RESTRICTED SUBSIDIARIES BY THE BORROWER AND ITS RESTRICTED SUBSIDIARIES, (xxv) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (xxvi) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE,

GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (xxvii) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (xxviii) THE PAST OWNERSHIP BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xxix) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xxx) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xxxi) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xxxii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; provided THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (A) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH, OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (B) ARE ON ACCOUNT OF A DISPUTE ARISING SOLELY AMONG INDEMNITEES (OTHER THAN THE ADMINISTRATIVE AGENT OR THE JOINT LEAD ARRANGERS IN SUCH ROLES) TO THE EXTENT SUCH DISPUTE DOES NOT INVOLVE AND IS NOT RELATED TO ANY ACT, OMISSION OR REPRESENTATION ON THE PART OF, OR ANY INFORMATION PROVIDED BY OR ON BEHALF OF, THE BORROWER, ANY GUARANTOR OR AFFILIATES THEREOF, (C) RESULTED FROM A CLAIM BROUGHT BY THE BORROWER AGAINST ANY INDEMNITEE OF ANY MATERIAL BREACH IN BAD FAITH OF SUCH INDEMNITEE’S FUNDING OBLIGATIONS UNDER THIS AGREEMENT OR (D) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT OR ANY OTHER INDEMNITEE DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH

PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, any Joint Lead Arranger or the Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, such Joint Lead Arranger or the Issuing Bank, as the case may be, such Lender’s Applicable Revolving Credit Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Joint Lead Arranger or the Issuing Bank in its capacity as such.

To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

Successors and Assigns

.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (xxxiii) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (xxxiv) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(xxxv)Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, is to any other assignee; and

the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

Assignments shall be subject to the following additional conditions:

except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment or Loans, the amount of the Revolving Credit Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation payable by the assigning Lender of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;

the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and shall deliver notice of the Assignment and Assumption to the Borrower; and

in no event may any Lender assign all or a portion of its rights and obligations under this Agreement to (i) the Borrower or any Affiliate of the Borrower, (ii) any natural person or (iii) any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (iii).

Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Revolving Credit Amount of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(xxxvi)Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other Persons (other than the Borrower, any Affiliate of the Borrower or any natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant.  In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03.  Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 (subject to the requirements and limitations in Section 5.03, including the requirements under Section 5.03(f) and (g) (it being understood that the documentation required under Section 5.03(f) and (g) and  shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Each Participant shall not be entitled to receive any greater payment under Sections 5.01 or 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Survival; Revival; Reinstatement

.

All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitments have not expired or terminated.  The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Counterparts; Integration; Effectiveness

.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Severability

.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Right of Setoff

.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Restricted Subsidiary against any of and all the obligations of the Borrower or any Restricted Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.09 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.  Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS

.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EITHER CASE LOCATED IN NEW YORK COUNTY, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING

OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING (OR AS SOON THEREAFTER AS IS PROVIDED BY APPLICABLE LAW).  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

EACH PARTY HEREBY (xxxvii) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (xxxviii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; provided that nothing contained in this SECTION 12.09(d)(ii) shall limit the Borrower’s indemnification obligations to the extent set forth in Section 12.03 to the extent such special, exemplary, punitive or consequential damages are included in any third party claim in connection with which such INDEMNITEE is otherwise entitled to indemnification hereunder; (xxxix) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (xl) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Headings

.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Confidentiality

.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (ccc) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ddd) to the extent requested or required by any regulatory authority purporting to have jurisdiction over such Person, (eee) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (fff) to any other party to this Agreement or any other Loan Document, (ggg) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (hhh) subject to an agreement for the express benefit of the Borrower containing provisions substantially the same as those of this Section 12.11, to (ii) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (iii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (iii) with the consent of the Borrower, or (jjj) to the extent such Information (ii) becomes publicly available other than as a result of a breach of this Section 12.11 or (iii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Notwithstanding anything herein to the contrary, “Information” shall not include, and the Borrower, the Borrower’s Subsidiaries, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of the aforementioned Persons), and any other party, may disclose to any and all Persons, without limitation of any kind (A) any information with respect to the United States federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding the United States federal or state income tax treatment of such transactions (“tax structure”), which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or tax structure, and (B) all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent or such Lender relating to such tax treatment or tax structure.

Interest Rate Limitation

.  It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and any State therein or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows:  (kkk) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (lll) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.  To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect.  Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

EXCULPATION PROVISIONS

.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT

THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Collateral Matters; Swap Agreements

.  The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to the Secured Swap Providers with respect to any Swap Agreement including any Swap Agreement in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into (mmm) after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender or (nnn) after assignment by a Secured Swap Provider to another Secured Swap Provider that is not a Lender or an Affiliate of a Lender.  No Lender or any Affiliate of a Lender shall have any voting or consent rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

No Third Party Beneficiaries

.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever.  There are no third party beneficiaries.

USA Patriot Act Notice

.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the US Patriot Act.

No Advisory or Fiduciary Responsibility

.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that:  (ooo) (ii) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters; (iii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand; (iv) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate; and (v) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (ppp) (ii) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Subsidiaries, or any other Person; (iii) neither the Administrative Agent nor the Lenders has any obligation to the Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iv) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Subsidiaries, and neither the Administrative Agent nor the Lenders has any obligation to disclose any of such interests to the Borrower or its Subsidiaries.  To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Acknowledgement and Consent to Bail-In of EEA Financial Institutions

.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

the effects of any Bail-In Action on any such liability, including, if applicable:

a reduction in full or in part or cancellation of any such liability;

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Intercreditor Agreements

.

Each of the Lenders, the Issuing Banks and the other Secured Parties acknowledges that obligations of the Borrower and the other Credit Parties with respect to any

Permitted Senior Additional Debt may, to the extent set forth herein, be secured by Liens on assets of the Borrower and the other Credit Parties that constitute collateral security for the Indebtedness.  Upon the approval of an Intercreditor Agreement by the Majority Lenders, each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, (i) from time to time upon the request of the Borrower, in connection with the establishment, incurrence, amendment, refinancing or replacement of any such Debt, such Intercreditor Agreement and (ii) any documents relating thereto.

Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably (i) consents to the treatment of Liens to be provided for under the Intercreditor Agreements, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of any Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of any Intercreditor Agreement and (iv) authorizes and directs the Administrative Agent to carry out the provisions and intent of each Intercreditor Agreement.

Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Intercreditor Agreement that the Borrower may from time to time request (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Permitted Senior Additional Debt, (ii) to confirm for any party that such Intercreditor Agreement is effective and binding upon the Administrative Agent on behalf of the Secured Parties or (iii) to effect any other amendment, supplement or modification so long as the resulting agreement would constitute an Intercreditor Agreement if executed at such time as a new agreement.

Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Security Instrument to add or remove any legend that may be required pursuant to any Intercreditor Agreement.

The Administrative Agent shall have the benefit of the provisions of Article XI with respect to all actions taken by it pursuant to this Section or in accordance with the terms of any Intercreditor Agreement to the full extent thereof.

Restatement; Existing Credit Agreement

.  The parties hereto agree that this Agreement is a restatement of, and an extension of, and amendment to, the Existing Credit Agreement.  This Agreement does not in any way constitute a novation of the Existing Credit Agreement, but is an amendment and restatement of same.  It is understood and agreed that, except to the extent released by the Administrative Agent as contemplated herein, the Liens securing the

Indebtedness under and as defined in the Existing Credit Agreement and the rights, duties, liabilities and obligations of the Borrower under the Existing Credit Agreement and the Existing Loan Documents to which it is a party shall not be extinguished but shall be carried forward and shall secure such obligations and liabilities as amended, renewed, extended and restated by this Agreement. Upon the effectiveness of this Agreement, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Revolving Credit Percentage (after giving effect to this amendment and restatement) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Revolving Credit Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit shall be automatically adjusted to equal its Applicable Revolving Credit Percentage (after giving effect to this amendment and restatement), and (c) such other adjustments shall be made as the Administrative Agent shall specify so that each Lender’s Revolving Credit Exposure equals its Applicable Revolving Credit Percentage (after giving effect to this amendment and restatement) of the total Revolving Credit Exposures of all of the Lenders.

Exiting Lenders

.  Subject to the receipt of funds necessary to pay in full all principal, interest, fees and other charges owed under the Existing Credit Agreement to the Exiting Lenders, each of the Exiting Lenders hereby consents to this Agreement as required under Section 12.02 of the Existing Credit Agreement.  Each of the parties hereto hereby agrees and confirms that after receipt by each Exiting Lender of funds necessary to pay in full all principal, interest, fees and other charges owed to it under the Existing Credit Agreement and giving effect to Section 12.20 of this Agreement, each of the Exiting Lenders shall cease to have an Applicable Revolving Credit Percentage hereunder, its commitments to lend and all of its obligations under the Existing Credit Agreement shall be terminated and each of the Exiting Lenders shall cease to be a Lender for all purposes under the Loan Documents (provided that, notwithstanding anything to the contrary on the signature pages hereto, each Exiting Lender shall continue to be entitled to the benefits of Sections 5.01, 5.02, 5.03 and 12.03).  The Lenders and Exiting Lenders hereby waive any requirement of the Existing Credit Agreement that requires payments to Lenders to be made on a pro rata basis to the extent necessary to permit the payment to the Exiting Lenders of the amounts specified in Section 6.01(s) of this Agreement.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	CHAPARRAL ENERGY, INC., a Delaware corporation

By:/s/ JOSEPH O. EVANS

Name:  Joseph O. Evans

Title:    Executive Vice President and Chief Financial Officer

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

ADMINISTRATIVE AGENT/
LENDER/ISSUING BANK:JPMORGAN CHASE BANK, N.A.

By: /s/ Anson Williams

Name:  Anson Williams

Title:    Authorized Officer

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Michael Higgins

Name:  Michael Higgins

Title:    Senior Director

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:NATIXIS, NEW YORK BRANCH

By: /s/ Brice Le Foyer

Name:  Brice Le Foyer

Title:    Director

By: /s/ Vikram Nath

Name:  Vikram Nath

Title:    Director

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:KEYBANK NATIONAL ASSOCIATION

By: /s/ David Bornstein

Name:  David Bornstein

Title:    Senior Vice President

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:SOCIÉTÉ GÉNÉRALE

By: /s/ Max Sonnonstine

Name:  Max Sonnonstine

Title:    Director

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:ABN AMRO CAPITAL USA LLC

By: /s/ Darrell W. Holley

Name:  Darrell W. Holley

Title:    Managing Director

By: /s/ David Montgomery

Name:  David Montgomery

Title:    Managing Director

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:	CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

By: /s/ Donovan Broussard

Name:  Donovan Broussard

Title:    Authorized Signatory

By: /s/ Richard Antl

Name:  Richard Antl

Title:    Authorized Signatory

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:CITIBANK, N.A.

By: /s/ Ryan Watson

Name:  Ryan Watson

Title:    Senior Vice President

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:COMPASS BANK

By: /s/ Kari McDaniel

Name:  Kari McDaniel

Title:    Vice President

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: /s/ Michael Willis

Name:  Michael Willis

Title:    Managing Director

By: /s/ David Gurghigian

Name:  David Gurghigian

Title:    Managing Director

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:	DEUTSCHE BANK AG NEW YORK BRANCH

By: /s/ Marcus Tarkington

Name:  Marcus Tarkington

Title:    Director

By: /s/ R. Scott Flieger

Name:  R. Scott Flieger

Title:    Managing Director

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:FIFTH THIRD BANK

By: /s/ Justin Bellamy

Name:  Justin Bellamy

Title:    Director

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:THE HUNTINGTON NATIONAL BANK

By: /s/ Margaret Niekrash

Name:  Margaret Niekrash

Title:    Senior Vice President

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:ROYAL BANK OF CANADA

By: /s/ Don J. McKinnerney

Name:  Don J. McKinnerney

Title:    Authorized Signatory

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:	THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By: /s/ Annie Dorval

Name:  Annie Dorval

Title:    Authorized Signatory

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:ASSOCIATED BANK, N.A.

By: /s/ Brian Caddell

Name:  Brian Caddell

Title:    Senior Vice President

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:BANK OF AMERICA, N.A.

By: /s/ Raza Jafferi

Name:  Raza Jafferi

Title:    Vice President

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:COMERICA BANK

By: /s/ Jeffrey M. LaBauve

Name:  Jeffrey M. LaBauve

Title:    Vice President

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:EASTWEST BANK

By: /s/ Reed V. Thompson

Name:  Reed V. Thompson

Title:    Senior Vice President

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

LENDER:	TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By: /s/ James E. Hibbert, Jr.

Name:  James E. Hibbert, Jr.

Title:    Assistant Vice President

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

The undersigned hereby consents to this Agreement as required under Section 12.02 of the Existing Credit Agreement and is signing this Agreement solely for such purpose.  Upon the effectiveness of this Agreement, the undersigned shall cease to be a Lender for all purposes under the Loan Documents.

UBS AG, STAMFORD BRANCH, as an Exiting Lender

By: /s/ Houssem Daly
Name:  Houssem Daly
Title:    Associate Director

By: /s/ Darlene Arias
Name:  Darlene Arias
Title:    Director

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

The undersigned hereby consents to this Agreement as required under Section 12.02 of the Existing Credit Agreement and is signing this Agreement solely for such purpose.  Upon the effectiveness of this Agreement, the undersigned shall cease to be a Lender for all purposes under the Loan Documents.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Exiting Lender

By: /s/ Stephanie Harrell
Name:  Stephanie Harrell
Title:    Director

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

The undersigned hereby consents to this Agreement as required under Section 12.02 of the Existing Credit Agreement and is signing this Agreement solely for such purpose.  Upon the effectiveness of this Agreement, the undersigned shall cease to be a Lender for all purposes under the Loan Documents.

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as an Exiting Lender

By:/s/ Alan Dawson
Name: Alan Dawson
Title:   Director

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

The undersigned hereby consents to this Agreement as required under Section 12.02 of the Existing Credit Agreement and is signing this Agreement solely for such purpose.  Upon the effectiveness of this Agreement, the undersigned shall cease to be a Lender for all purposes under the Loan Documents.

BEAL BANK USA, as an Exiting Lender

By: /s/ Jacob Cherner
Name:  Jacob Cherner
Title:    Authorized Signatory

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

The undersigned hereby consents to this Agreement as required under Section 12.02 of the Existing Credit Agreement and is signing this Agreement solely for such purpose.  Upon the effectiveness of this Agreement, the undersigned shall cease to be a Lender for all purposes under the Loan Documents.

GOLDMAN SACHS BANK USA, as an Exiting Lender

By: /s/ Josh Rosenthal
Name:  Josh Rosenthal
Title:    Authorized Signatory

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

The undersigned hereby consents to this Agreement as required under Section 12.02 of the Existing Credit Agreement and is signing this Agreement solely for such purpose.  Upon the effectiveness of this Agreement, the undersigned shall cease to be a Lender for all purposes under the Loan Documents.

U.S. BANK NATIONAL ASSOCIATION, as an Exiting Lender

By: /s/ James P. Cecil
Name:  James P. Cecil
Title:    Senior Vice President

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

The undersigned hereby consents to this Agreement as required under Section 12.02 of the Existing Credit Agreement and is signing this Agreement solely for such purpose.  Upon the effectiveness of this Agreement, the undersigned shall cease to be a Lender for all purposes under the Loan Documents.

SEI ENERGY DEBT FUND, LP, as an Exiting Lender

By:	BENEFIT STREET PARTNERS L.L.C.,
its Sub-Advisor

By: /s/ Nina Baryski
Name:  Nina Baryski
Title:    Authorized Signer

[Signature Page to Tenth Restated Credit Agreement – Chaparral Energy, Inc.]

ANNEX I
LIST OF EFFECTIVE DATE MAXIMUM REVOLVING CREDIT AMOUNTS

Name of Lender	Applicable Revolving Credit Percentage	Maximum Revolving Credit Amount
76.JPMorgan Chase Bank, N.A.	5.96491228%	$23,859,649.12
77.Capital One, National Association	5.96491228%	$23,859,649.12
78.Natixis, New York Branch	5.96491228%	$23,859,649.12
79.KeyBank National Association	5.08771930%	$20,350,877.19
80.Société Générale	5.08771930%	$20,350,877.19
81.ABN AMRO Capital USA LLC	5.08771930%	$20,350,877.19
82.Canadian Imperial Bank of Commerce, New York Branch	5.08771930%	$20,350,877.19
83.Citibank, N.A.	5.08771930%	$20,350,877.19
84.Compass Bank	5.08771930%	$20,350,877.19
85.Credit Agricole Corporate And Investment Bank	5.08771930%	$20,350,877.19

Annex I-1

86.Deutsche Bank AG New York Branch	5.08771930%	$20,350,877.19
87.Fifth Third Bank	5.08771930%	$20,350,877.19
88.The Huntington National Bank	5.08771930%	$20,350,877.19
89.Royal Bank of Canada	5.08771930%	$20,350,877.19
The Toronto-Dominion Bank, New York Branch	5.08771930%	$20,350,877.19
90.Associated Bank, N.A.	4.21052632%	$16,842,105.26
91.Bank of America, N.A.	4.21052632%	$16,842,105.26
92.Comerica Bank	4.21052632%	$16,842,105.26
93.EastWest Bank	4.21052632%	$16,842,105.26
94.Texas Capital Bank, National Association	4.21052632%	$16,842,105.26
TOTAL	100.00%	$400,000,000.00

Annex I-2

ANNEX II
EXISTING LETTERS OF CREDIT

LC #	Current Global Balance	Issue date	Beneficiary Name	Expiry date
S-718846	$828,000.00	1/6/2009	CMS ELECTRIC COOPERATIVE, INC	10/20/2017

Annex II-1

Exhibit A

FORM OF NOTE

$[          ][          ], 20[   ]

FOR VALUE RECEIVED, Chaparral Energy, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to [          ] or its registered assigns (the “Lender”), at the principal office of JPMorgan Chase Bank, N.A. (the “Administrative Agent”), at [          ], the principal sum of [          ] Dollars ($[          ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books.  Failure to make any such recordation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note pursuant to Section 12.04 of the Credit Agreement.

This Note is one of the Notes referred to in the Tenth Restated Credit Agreement dated as of December 21, 2017 among the Borrower, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”).  Capitalized terms used in this Note and not otherwise defined herein have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents.  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit A

CHAPARRAL ENERGY, INC., a Delaware corporation

By:

  Name:

  Title:

Exhibit A

FORM OF BORROWING REQUEST

[                   ], 20[   ]

Chaparral Energy, Inc., a Delaware corporation (the “Borrower”), pursuant to Section 2.03 of the Tenth Restated Credit Agreement dated as of December 21, 2017 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing of Loan as follows:

(i)Aggregate amount of the requested Borrowing is $[                   ];

(ii)Date of such Borrowing is [                   ], 20[   ];

(iii)Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv)In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [                   ];

(v)Amount of Borrowing Base in effect on the date hereof is $[                   ];

(vi)Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $[                   ]; and

(vii)Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[                   ]; and

(viii)Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[                   ]

[                   ]

[                   ]

[                   ]

[                   ]

Exhibit B

The undersigned certifies on behalf of the Borrower (and not individually) that he/she is the [                ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants on behalf of the Borrower (and not individually) that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement:

CHAPARRAL ENERGY, INC., a Delaware corporation

By:

Name:

Title:

Exhibit B

FORM OF INTEREST ELECTION REQUEST

[                ], 20[   ]

Chaparral Energy, Inc., a Delaware corporation (the “Borrower”), pursuant to Section 2.04 of the Tenth Restated Credit Agreement dated as of December 21, 2017 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i)This Interest Election Request applies to the Borrowing of a Loan, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [                ];

(ii)The effective date of the election made pursuant to this Interest Election Request is [                ], 20[   ]; [and]

(iii)The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]

[(iv)[If the resulting Borrowing is a Eurodollar Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [                ]].

The undersigned certifies on behalf of the Borrower (and not individually) that he/she is the [                ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants on behalf of the Borrower (and not individually) that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

CHAPARRAL ENERGY, INC., a Delaware corporation

By:

Name:

Title:

Exhibit C

FORM OF
COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [          ] of Chaparral Energy, Inc., a Delaware corporation (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  With reference to the Tenth Restated Credit Agreement dated as of December 21, 2017 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a)There exists no Default or Event of Default [or specify Default and describe].

(b)  Except as set forth herein, the Borrower is in compliance, as of the end of the [fiscal quarter][fiscal year] ending [ ], with all financial covenants set forth in Section 9.01 of the Agreement, as demonstrated by the detailed computations of such covenants attached hereto.

(c)No change in the application of GAAP to the Borrower’s financial statements has occurred since the most recent audited financial statements previously provided in connection with the Agreement [except__________].

EXECUTED AND DELIVERED this [    ] day of [          ].

CHAPARRAL ENERGY, INC., a Delaware corporation

By:

Name:

Title:

Exhibit D

SECURITY INSTRUMENTS AS OF THE EFFECTIVE DATE

1.

Amended and Restated Pledge and Security Agreement dated as of December 21, 2017 by and among each of the Credit Parties, as Grantors and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders and the other Secured Parties.

2.

Amended and Restated Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of December 21, 2017 from Chaparral Energy, L.L.C., as mortgagor to JPMorgan Chase Bank, N.A., as administrative agent, as mortgagee, or to Trey Lewis, as trustee for the benefit of JPMorgan Chase Bank, N.A., as administrative agent, for itself and for the ratable benefit of the other Secured Parties.

3.

Amended and Restated Guaranty Agreement dated as of December 21, 2017 by each of the Credit Parties except the Borrower, as Guarantors in favor of JPMorgan Chase Bank, N.A., each of the other Secured Parties and each of their successors and assigns as permitted pursuant to the Credit Agreement.

4.	Amended and Restated Trademark Security Agreement dated as of December 21, 2017 by Chaparral Energy, L.L.C., as assignor in favor of JPMorgan Chase Bank, N.A., as administrative agent, as assignee.

Exhibit E

FORM OF GUARANTY AGREEMENT

[Attached]

Exhibit F

FORM OF SECURITY AGREEMENT

[Attached]

Exhibit G

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:[ ]
2.	Assignee:[ ]
[and is an Affiliate/Approved Fund of [identify Lender]1]
3.	Borrower:Chaparral Energy, Inc.
4.	Administrative Agent:JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

[1]	Select as applicable.

Exhibit H-1

5.

Credit Agreement:The Tenth Restated Credit Agreement dated as of December 21, 2017, among Chaparral Energy, Inc., the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

Exhibit H-2

6.	Assigned Interest:

Maximum Revolving Credit Amount Assigned	Percentage Assigned of Aggregate Maximum Revolving Credit Amounts
%
%
%

Effective Date:  [                 ] [    ], 20[   ] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:______________________________

Title:

Exhibit H-3

[Consented to and]2 Accepted:

JPMorgan Chase Bank, N.A., as

Administrative Agent

By:_________________________________

Title:

[Consented to:]3

[NAME OF RELEVANT PARTY]

By:________________________________

Title:

[2]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[3]	To be added only if the consent of the Borrower and/or other parties (e.g., Issuing Bank) is required by the terms of the Credit Agreement.

Exhibit H-4

ANNEX 1

[__________________]4

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with

[4]	Describe Credit Agreement at option of Administrative Agent.

Exhibit H-5

their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit H-6

Form of U.S. Tax Compliance Certificate
(Foreign Lenders; not partnerships)

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Tenth Restated Credit Agreement dated as of December 21, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Chaparral Energy, Inc., a Delaware corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other Agents party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (A) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (B) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:________ __, 20[  ]

Exhibit I-1-1

Form of U.S. Tax Compliance Certificate
(Foreign Participants; not partnerships)

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Tenth Restated Credit Agreement dated as of December 21, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Chaparral Energy, Inc., a Delaware corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other Agents party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (A) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (B) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:________ __, 20[  ]

Exhibit I-2-1

Form of U.S. Tax Compliance Certificate
(Foreign Participants; partnerships)

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Tenth Restated Credit Agreement dated as of December 21, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Chaparral Energy, Inc., a Delaware corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other Agents party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (A) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (B) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:________ __, 20[  ]

Exhibit I-3-1

Form of U.S. Tax Compliance Certificate
(Foreign Lenders; partnerships)

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Tenth Restated Credit Agreement dated as of December 21, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Chaparral Energy, Inc., a Delaware corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other Agents party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (A) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (B) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit I-4-1

[NAME OF LENDER]

By:

Name:

Title:

Date:________ __, 20[  ]

Exhibit I-4-2

SCHEDULE 7.05
LITIGATION

Cast Title	Case Number	Court Name	Court Address	Nature of Case	Status of Case
Martha Donelson v. Devon Energy Production Company, L.P., et al. (Chaparral Energy, L.L.C.)	14-CV-316-JHP-TLW	United States District Court for the Northern District of Oklahoma	333 W 4th Street Tulsa, Oklahoma 74103

Class action of surface owners in Osage County seeking to invalidate leases and permits issued by the BIA without compliance with NEP (National Environmental Policy Act). Plaintiffs seek monetary damages and injunctive.

Pending
Naylor Farms Inc. v. Chaparral Energy, L.L.C.	5:11-cv-00634-HE	United States District Court, Western District of Oklahoma	200 NW 4th Street Oklahoma City, Oklahoma 73102	Purported class action alleging underpayment of royalties based on post-production	Pending
Lisa West and Stormy Hopson, Individually and as Class Representative v. ABC Oil Company, Inc., et al (Chaparral Energy, L.L.C.)	CJ-16-49	District Court of Pottawatomie County, Oklahoma	325 N. Broadway Avenue Shawnee, Oklahoma 74801	Proposed class action related to induced earthquakes	Pending
James Butler et al. v. Berexco LLC	CJ-17-469	District Court of Payne County, Oklahoma	606 S Husband Street, Stillwater, OK 74074	Multiple plaintiffs asserting damages related to induced earthquakes against multiple defendants	Pending

Schedule 7.05-1

SCHEDULE 7.06
ENVIRONMENTAL MATTERS

None.

Schedule 7.06-1

SCHEDULE 7.14
SUBSIDIARIES

Restricted Subsidiaries	Jurisdiction of Organization	Organizational Identification Number	Principal Place of Business and Chief Executive Office	Equity Interest Holders (and percentage of ownership)
Chaparral Energy, L.L.C.	Oklahoma	3500692652	701 Cedar Lake Blvd. Oklahoma City, Oklahoma 73114	Chaparral Energy, Inc. 100%
Chaparral Resources, L.L.C.	Oklahoma	3500639468	701 Cedar Lake Blvd. Oklahoma City, Oklahoma 73114	Chaparral Energy, Inc. 100%
Chaparral CO2, L.L.C.	Oklahoma	3500646783	701 Cedar Lake Blvd. Oklahoma City, Oklahoma 73114	Chaparral Energy, Inc. 100%
CEI Acquisition, L.L.C.	Delaware	4038038	701 Cedar Lake Blvd. Oklahoma City, Oklahoma 73114	Chaparral Energy, L.L.C. 100%
CEI Pipeline, L.L.C.	Texas	0800695318	701 Cedar Lake Blvd. Oklahoma City, Oklahoma 73114	Chaparral Energy, Inc. 100%
Chaparral Real Estate, L.L.C.	Oklahoma	3500646780	701 Cedar Lake Blvd. Oklahoma City, Oklahoma 73114	Chaparral Energy, Inc. 100%
Green Country Supply, Inc.	Oklahoma	1900240025	701 Cedar Lake Blvd. Oklahoma City, Oklahoma 73114	Chaparral Energy, Inc. 100%
Chaparral Exploration, L.L.C.	Delaware	4562298	701 Cedar Lake Blvd. Oklahoma City, Oklahoma 73114	Chaparral Energy, Inc. 100%
Roadrunner Drilling, L.L.C.	Oklahoma	3512172569	701 Cedar Lake Blvd. Oklahoma City, Oklahoma 73114	Chaparral Resources, L.L.C. 100%
Chaparral Biofuels, L.L.C.	Oklahoma	3512142507	701 Cedar Lake Blvd. Oklahoma City, Oklahoma 73114	Chaparral Energy, Inc. 100%

Unrestricted Subsidiaries	Jurisdiction of Organization	Organizational Identification Number	Principal Place of Business and Chief Executive Office	Equity Interest Holders (and percentage of ownership)
None.

Schedule 7.14-1

SCHEDULE 7.18
GAS IMBALANCES

None.

Schedule 7.18-1

SCHEDULE 7.19
MARKETING CONTRACTS

None.

Schedule 7.19-1

SCHEDULE 7.20
SWAP AGREEMENTS

Crude Oil Derivatives

						Average	Total Volume
Term			Counterparty			Weighted	(Sold) Bought	MTM
start date	end date	Counterparty	Trade ID	Trade Type	Trade Date	Notional Price	Bbls	(Liability) Asset
1-Dec-17	31-Dec-17	Capital One	3010-1	Fixed Swap	15-Dec-16	$54.28	(6,200)	$(18,210)
1-Dec-17	31-Dec-17	Capital One	3008-1	Fixed Swap	15-Dec-16	$54.50	(6,200)	$(16,847)
1-Dec-17	31-Dec-17	Capital One	3012-1	Fixed Swap	15-Dec-16	$54.50	(3,100)	$(8,424)
1-Dec-17	31-Dec-17	Capital One	3014-1	Fixed Swap	15-Dec-16	$54.50	(9,300)	$(25,271)
1-Dec-17	31-Dec-17	Capital One	2999-1	Fixed Swap	15-Dec-16	$53.83	(12,400)	$(41,996)
1-Dec-17	31-Dec-17	Capital One	3001-1	Fixed Swap	15-Dec-16	$54.00	(12,400)	$(39,890)
1-Dec-17	31-Dec-17	Capital One	3003-1	Fixed Swap	15-Dec-16	$54.20	(6,200)	$(18,706)
1-Dec-17	31-Dec-17	Capital One	3021-1	Fixed Swap	16-Dec-16	$54.70	(31,000)	$(78,042)
1-Dec-17	31-Dec-17	Capital One	3026-1	Fixed Swap	16-Dec-16	$55.00	(7,750)	$(17,187)
1-Dec-17	31-Dec-17	Capital One	3024-1	Fixed Swap	16-Dec-16	$55.00	(23,250)	$(51,562)
1-Dec-17	31-Dec-17	Capital One	3032-1	Fixed Swap	16-Dec-16	$55.10	(31,000)	$(65,652)
1-Dec-17	31-Dec-17	J.P. Morgan	8500F9-3K81U	Fixed Swap	16-Dec-16	$55.00	(31,000)	$(68,749)
1-Dec-17	31-Dec-17	J.P. Morgan	85000F9-3KAP4	Fixed Swap	19-Dec-16	$55.00	(31,000)	$(68,749)
1-Dec-17	31-Dec-17	J.P. Morgan	85000F9-3KASN	Fixed Swap	19-Dec-16	$55.00	(31,000)	$(68,749)
1-Dec-17	31-Dec-17	J.P. Morgan	85000F9-3KFO3	Fixed Swap	20-Dec-16	$55.41	(24,800)	$(44,839)
1-Dec-17	31-Dec-17	Societe Generale	1927099	Fixed Swap	28-Dec-16	$56.10	(31,000)	$(34,677)
1-Jan-18	31-Dec-18	Capital One	3000-1	Fixed Swap	15-Dec-16	$53.95	(109,500)	$(263,708)
1-Jan-18	31-Dec-18	Capital One	3027-1	Fixed Swap	16-Dec-16	$54.80	(182,500)	$(286,033)
1-Jan-18	31-Dec-18	Capital One	3046-1	Fixed Swap	19-Dec-16	$54.75	(182,500)	$(295,061)
1-Jan-18	31-Dec-18	Capital One	3049-1	Fixed Swap	19-Dec-16	$54.85	(182,500)	$(277,004)
1-Jan-18	31-Dec-18	Capital One	3056-1	Fixed Swap	19-Dec-16	$54.81	(182,500)	$(284,227)

Schedule 7.20-1

1-Jan-18	31-Dec-18	Capital One	3057-1	Fixed Swap	19-Dec-16	$55.00	(91,250)	$(124,960)
1-Jan-18	31-Dec-18	Capital One	3059-1	Fixed Swap	19-Dec-16	$55.00	(273,750)	$(374,879)
1-Jan-18	31-Dec-18	Capital One	3060-1	Fixed Swap	19-Dec-16	$55.00	(91,250)	$(124,960)
1-Jan-18	30-Jun-18	J.P. Morgan	85000F9-3KSB6	Fixed Swap	22-Dec-16	$55.00	(262,450)	$(534,219)
1-Jul-18	31-Dec-18	J.P. Morgan	85000F9-3KSB6	Fixed Swap	22-Dec-16	$55.00	(193,200)	$(137,982)
1-Jan-18	31-Dec-18	J.P. Morgan	85000F9-3L68V	Asian Floor	28-Dec-16	$-	182,500	$262,510
1-Jan-18	31-Dec-18	J.P. Morgan	85000F9-3L68V	Asian Cap	28-Dec-16	$-	(182,500)	$(280,577)
1-Jan-18	31-Dec-18	Societe Generale	1924656	Fixed Swap	22-Dec-16	$55.25	(365,000)	$(409,556)
1-Jan-19	31-Dec-19	Capital One	3005-1	Fixed Swap	15-Dec-16	$53.60	(36,500)	$(3,504)
1-Jan-19	31-Dec-19	Capital One	3025-1	Fixed Swap	16-Dec-16	$54.25	(146,000)	$77,935
1-Jan-19	31-Dec-19	Capital One	3047-1	Fixed Swap	19-Dec-16	$54.25	(182,500)	$97,419
1-Jan-19	31-Dec-19	Capital One	3063-1	Fixed Swap	19-Dec-16	$54.25	(182,500)	$97,419
1-Jan-19	30-Jun-19	J.P. Morgan	85000F9-3KTEH	Fixed Swap	22-Dec-16	$54.50	(63,350)	$15,881
1-Jul-19	31-Dec-19	J.P. Morgan	85000F9-3KTEH	Fixed Swap	22-Dec-16	$54.50	(55,200)	$71,363
1-Jan-19	30-Jun-19	J.P. Morgan	85000F9-3KTEL	Fixed Swap	22-Dec-16	$54.30	(190,050)	$10,608
1-Jul-19	31-Dec-19	J.P. Morgan	85000F9-3KTEL	Fixed Swap	22-Dec-16	$54.30	(165,600)	$182,175
1-Jan-19	31-Dec-19	Key Bank	325750	Fixed Swap	19-Jan-17	$54.40	(108,000)	$72,828
1-Jan-19	31-Dec-19	Societe Generale	1924851	Fixed Swap	22-Dec-16	$54.10	(182,500)	$70,895
1-Jan-20	31-Dec-20	Capital One	4229-1	Fixed Swap	14-Nov-17	$51.35	(120,000)	$(65,734)
1-Jan-20	31-Dec-20	Capital One	4294.1	Fixed Swap	8-Dec-17	$52.07	(120,000)	$16,089
1-Jan-20	31-Dec-20	Capital One	4305-1	Fixed Swap	13-Dec-17	$51.40	(120,000)	$(60,052)
1-Jan-20	31-Dec-20	J.P. Morgan	85000F9-4N578	Fixed Swap	14-Sep-17	$50.50	(120,000)	$(162,331)
1-Jan-20	31-Dec-20	J.P. Morgan	85000F9-4ZLFU	Fixed Swap	11-Dec-17	$52.20	(120,000)	$30,863
1-Jan-20	31-Dec-20	J.P. Morgan	85000F9-50DIT	Fixed Swap	14-Dec-17	$50.91	(120,000)	$(115,737)
1-Jan-20	31-Mar-20	Key Bank	333642	Fixed Swap	15-Dec-17	$50.62	(30,000)	$(53,852)
1-Apr-20	30-Apr-20	Key Bank	333642	Fixed Swap	15-Dec-17	$50.62	(6,000)	$(9,079)
1-May-20	31-May-20	Key Bank	333642	Fixed Swap	15-Dec-17	$50.62	(4,000)	$(5,449)
1-Jun-20	30-Jun-20	Key Bank	333642	Fixed Swap	15-Dec-17	$50.62	(2,000)	$(2,460)
1-Jul-20	31-Jul-20	Key Bank	333642	Fixed Swap	15-Dec-17	$50.62	(13,000)	$(14,435)

Schedule 7.20-2

1-Aug-20	31-Aug-20	Key Bank	333642	Fixed Swap	15-Dec-17	$50.62	(7,000)	$(7,160)
1-Sep-20	30-Sep-20	Key Bank	333642	Fixed Swap	15-Dec-17	$50.62	(8,000)	$(7,572)
1-Oct-20	31-Oct-20	Key Bank	333642	Fixed Swap	15-Dec-17	$50.62	(11,000)	$(9,425)
1-Nov-20	30-Nov-20	Key Bank	333642	Fixed Swap	15-Dec-17	$50.62	(8,000)	$(6,233)
1-Dec-20	31-Dec-20	Key Bank	333642	Fixed Swap	15-Dec-17	$50.62	(26,000)	$(17,249)
1-Jan-20	31-Dec-20	Societe Generale	2157018	Fixed Swap	8-Nov-17	$51.27	(120,000)	$(74,825)
Total							(4,681,200)	$(3,669,828)

Schedule 7.20-3

SCHEDULE 7.20
SWAP AGREEMENTS

Natural Gas Derivatives

						Average	Total Volume
Term			Counterparty			Weighted	(Sold) Bought	MTM
start date	end date	Counterparty	Trade ID	Trade Type	Trade Date	Notional Price	MMB tu	(Liability) Asset
1-Jan-18	31-Dec-18	Capital One	3028-1	Fixed Swap	16-Dec-16	3.002	(3,650,000)	978,941
1-Jan-18	31-Mar-18	Capital One	3045-1	Fixed Swap	19-Dec-16	3.072	(630,000)	209,040
1-Apr-18	31-Dec-18	Capital One	3045-1	Fixed Swap	19-Dec-16	3.072	(1,581,250)	536,787
1-Jan-18	31-Dec-18	Capital One	4313-1	Fixed Swap	15-Dec-17	2.689	(600,000)	-25,147
1-Jan-18	31-Dec-18	J.P. Morgan	8500012F-3O87	Fixed Swap	13-Dec-17	2.707	(600,000)	-14,443
1-Jan-18	31-Dec-18	J.P. Morgan	8500012F-3OBN	Fixed Swap	18-Dec-17	2.731	(600,000)	-170
1-Jan-18	31-Dec-18	Societe Generale	2200461	Fixed Swap	14-Dec-17	2.691	(600,000)	-23,958
1-Jan-19	31-Dec-19	Capital One	3061-1	Fixed Swap	19-Dec-16	2.865	(1,496,500)	109,061
1-Jan-19	31-Dec-19	Capital One	4313-1	Fixed Swap	15-Dec-17	2.77	(600,000)	-12,091
1-Jan-19	31-Dec-19	J.P. Morgan	8500F9-3KCN1	Fixed Swap	19-Dec-16	2.864	(1,825,000)	131,229
1-Jan-19	31-Dec-19	J.P. Morgan	8500012F-3O87	Fixed Swap	13-Dec-17	2.757	(600,000)	-19,664
1-Jan-19	31-Dec-19	J.P. Morgan	8500012F-3OBN	Fixed Swap	18-Dec-17	2.783	(600,000)	-4,518
1-Jan-19	31-Dec-19	Societe Generale	2200462	Fixed Swap	14-Dec-17	2.755	(600,000)	-20,830
1-Jan-20	31-Dec-20	Capital One	4313-1	Fixed Swap	15-Dec-17	2.77	(600,000)	-18,540
1-Jan-20	31-Dec-20	J.P. Morgan	8500012F-3O87	Fixed Swap	13-Dec-17	2.765	(600,000)	-21,387
1-Jan-20	31-Dec-20	J.P. Morgan	8500012F-3OBN	Fixed Swap	18-Dec-17	2.797	(600,000)	-3,165
1-Jan-20	31-Dec-20	Societe Generale	2200464	Fixed Swap	14-Dec-17	2.765	(600,000)	-21,387
Total							(16,382,750)	1,779,758

Schedule 7.20-4

SCHEDULE 9.02
EXISTING DEBT

Lender	Debtor	Guarantor	Outstanding Amount as of 3/21/17	Type	Maturity Date
Arvest Bank	Chaparral Energy, L.L.C.	N/A	$ 16,004	Term Loan	2/10/2018
Arvest Bank	Chaparral Real Estate, L.L.C.	N/A	$ 9,501,480	Mortgage	12/31/2028

Schedule 9.02-1

SCHEDULE 9.03
EXISTING LIENS

Lender	Debtor	Outstanding Amount as of 3/21/17	Type	Maturity Date	Collateral
Arvest Bank	Chaparral Energy, L.L.C.	$ 16,004	Term Loan	2/10/2018	2013 Lexus LS 460 VIN #JTHCL5EF3D5016795
Arvest Bank	Chaparral Real Estate, L.L.C.	$ 9,501,480	Mortgage	12/31/2028	Building located at 701 Cedar Lake Blvd. Oklahoma City, OK 73114

Schedule 9.03-1

SCHEDULE 9.05
INVESTMENTS

None.

Schedule 9.05-1